UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Under Rule 14a-12

MEDICAL DISCOVERIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $5,906,000
	(5)	Total fee paid: $1,182

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MEDICAL DISCOVERIES, INC.
6033 W. Century Blvd, Suite 1090,
Los Angeles, California 90045

January 7, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Medical Discoveries, Inc. to be held at 10:00 A.M. local time on Tuesday, January 29, 2008, at 6033 W. Century Blvd., Los Angeles, California 90045.

As more fully described in the attached notice of special meeting and the accompanying proxy statement, the matters to be addressed at the special meeting include your consideration of the following: (i) a proposal to sell for cash and the assumption of certain liabilities, all of our rights in “SaveCream”, a developmental-stage topical aromatase inhibitor cream, to Eucodis Pharmaceuticals Forschungs und Entwicklungs GmbH, an Austrian company; (ii) a proposal to increase our authorized shares of common stock from 250,000,000 shares to 500,000,000 shares; and (iii) a proposal to change the name of our company to “Global Clean Energy Holdings, Inc.”

Whether or not you plan to attend the special meeting, please submit your proxy to ensure your representation.

The Board of Directors recommends that you vote “FOR” all of the proposals presented in this proxy statement. You may attend the special meeting and vote in person even if you have submitted your proxy.

Sincerely,

Richard Palmer
President and Chief Executive Officer

MEDICAL DISCOVERIES, INC.
6033 W. Century Blvd, Suite 1090,
Los Angeles, California 90045

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 29, 2008

Notice is hereby given that a special meeting of the shareholders of Medical Discoveries, Inc. will be held at 10:00 a.m. local time on Tuesday, January 29, 2008 at 6033 W. Century Blvd., Los Angeles, California 90045, for the following purposes:

1. Approval of Eucodis Agreement. To approve the sale of all of our rights in and to “SaveCream”, a developmental-stage topical aromatase inhibitor cream, to Eucodis Pharmaceuticals Forschungs und Entwicklungs GmbH (“Eucodis”), pursuant to the terms of that certain sale and purchase agreement, dated July 6, 2007, as amended (“Eucodis Agreement”), by and among Medical Discoveries, Inc., MDI Oncology, Inc., our wholly-owned subsidiary (“MDI Oncology”), and Eucodis.

2. Approval of Increase in Authorized Common Stock. To approve an amendment of our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 250,000,000 to 500,000,000 shares.

3. Approval of Name Change. To approve an amendment of our Amended and Restated Articles of Incorporation to change our company’s name to “Global Clean Energy Holdings, Inc.”

The Eucodis Agreement sets forth the terms of the sale to Eucodis and is attached to this proxy statement as Appendix A.

We have fixed the close of business on December 28, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only our shareholders of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof. This notice of special meeting and the accompanying proxy statement and proxy card are being sent to shareholders on or about January 7, 2008.

By Order of the Board of Directors,

RICHARD PALMER
President and Chief Executive Officer
January 7, 2008

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IN ORDER TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

i

MEDICAL DISCOVERIES, INC.
6033 W. Century Blvd, Suite 1090,
Los Angeles, California 90045

PROXY STATEMENT

Special Meeting Of Shareholders To Be Held On January 29, 2008

This proxy statement is being furnished to the shareholders of Medical Discoveries, Inc. in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of the shareholders to be held on Tuesday, January 29, 2008, and at any adjournments or postponements thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about January 7, 2008.

The purpose of the special meeting is to consider and vote upon the following:

•
to approve that certain sale and purchase agreement, as amended, among Medical Discoveries, Inc., MDI Oncology, Inc. (“MDI Oncology”), our wholly-owned subsidiary, and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH, an Austrian company (“Eucodis”), pursuant to which we will sell certain of our assets to Eucodis;

•	to approve the amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 250,000,000 to 500,000,000 shares; and

•	to approve an amendment to our Articles of Incorporation to change our company’s name to “Global Clean Energy Holdings, Inc.”

Record Date; Shares Entitled To Vote; Vote Required To Approve The Transaction

The Board of Directors has fixed the close of business on December 28, 2007, as the date for the determination of shareholders entitled to vote at the special meeting. On the record date, 197,676,560 shares of our common stock were outstanding, each entitled to one vote per share. In addition, the issued and outstanding shares of our Series B Convertible Preferred Stock, which are entitled to vote together with our common stock shares, are convertible into 11,818,181 shares of our common stock, as of the record date. Our outstanding shares of Series A Convertible Preferred Stock are not entitled to vote.

The presence at the special meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock (on as-if converted basis) on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. In the absence of a quorum, the special meeting may be postponed from time to time until shareholders holding the requisite number of shares of our common stock (on as-if converted basis) are represented in person or by proxy. If a quorum is present, then each proposal will be approved if the votes cast (on as-if converted basis) favoring the proposal exceed the votes cast opposing the action, whether such votes are present in person or represented by proxy at the special meeting. Broker non-votes and abstentions will be counted towards a quorum at the special meeting, but will not count as votes for or against the proposals. If you return the attached proxy card with no voting decision indicated, the proxy will be voted FOR the approval of all proposals made at the meeting. Each holder of record of shares of our common stock (on as-if converted basis) is entitled to cast, for each share registered in his or her name, one vote on each proposal as well as on each other matter presented to a vote of shareholders at the special meeting.

Solicitation, Voting and Revocation Of Proxies

This solicitation of proxies is being made by our Board of Directors, and our company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of our company, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Shares of our common stock represented by a proxy properly signed and received at or prior to the special meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without any voting instructions, shares of our common stock represented by the proxy will be voted “FOR” each proposal and, in accordance with the determination of the majority of our Board of Directors, as to any other matter which may properly come before the special meeting, including any adjournment or postponement thereof. A shareholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to our corporate secretary, prior to or at the special meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the special meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the special meeting. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

Medical Discoveries, Inc.
6033 W. Century Blvd, Suite 1090
Los Angeles, California, 90045

Our Board of Directors is not aware of any business to be acted upon at the special meeting other than consideration of the proposals described herein.

Summary Term Sheet – Transaction With Eucodis-Proposal I

This Summary Term Sheet summarizes certain material information regarding the proposed sale of assets to Eucodis under the Eucodis Agreement. You should carefully read this entire proxy statement for a more complete understanding of the transaction with Eucodis.

•	Assets Sold (page22)
The assets being sold to Eucodis include (i) all of our right, title and interest in a certain Asset Purchase Agreement between Medical Discoveries, Inc. and the liquidator of Savetherapeutics AG, a German company in liquidation, dated as of March 11, 2005, relating to certain rights in “SaveCream”; (ii) all of our right, title and interest in that certain agreement between MDI Oncology and Eucodis, dated as of July 29, 2006, in connection with the co-development and licensing of SaveCream; and (iii) all of our right, title and interest under certain contracts relating to SaveCream.

•	Purchase Price (page 23)
The purchase price paid by Eucodis is approximately 4,007,534 euros or approximately $5,906,000 based on the currency exchange rate in effect as of November 30, 2007, comprising a cash payment of approximately $2,267,000, and Eucodis’ assumption of certain of our obligations and liabilities aggregating approximately $3,639,000. The financial terms of the Eucodis Agreement are denominated in euros, and we will be paid in euros. However, for convenience, the financial terms have been converted throughout the text of this proxy statement into U.S. dollars. The currency exchange rate in effect as of the closing of the Eucodis transaction or at any future date may differ, which may result is us receiving a different amount of U.S. dollars for the SaveCream assets.

•	Obligations Assumed and Discharged Indebtedness (page 23)
Eucodis has agreed to assume an aggregate of approximately $3,639,000 of our current indebtedness that we owe to certain of our creditors. Eucodis will also assume all of our financial and other obligations under certain contracts relating to SaveCream, and certain other costs we have incurred since February 28, 2007 in connection with preserving the sold assets for the benefit of Eucodis through the closing of the transaction.

•	Non-Competition (page 24)
We have agreed to a non-compete provision for the duration of five years after the closing of the Eucodis transaction. Specifically, the non-compete provision restricts us from undertaking research and development activities with respect to “SaveCream.”

•	Representation and Warranties (page 24)	The Eucodis Agreement contains customary representations, warranties and covenants, which survive through the closing of the transaction.

•	Closing Conditions (page 25)
The closing of the transaction depends on meeting a number of conditions, including the following: our delivery to Eucodis of certain documents necessary to effect the transfer of the assets being sold, and us obtaining additional capital or a credit facility in the aggregate amount of at least $250,000 (this latter condition has already been met).

•	Our Board’s Recommendation (page 26)	Our board of directors has unanimously determined that the transaction with Eucodis is advisable, fair to, and in the best interests of our shareholders.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT MATERIAL

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:
You are receiving this proxy statement in connection with a special meeting of shareholders called by our Board of Directors for the purpose of soliciting shareholder votes for the following: (i) to approve the sale of our SaveCream asset to Eucodis; (ii) approve an amendment to the Articles of Incorporation of Medical Discoveries, Inc. to increase our authorized shares of our common stock from 250,000,000 to 500,000,000; and (iii) approve an amendment to the Articles of Incorporation of Medical Discoveries, Inc. to effect a name change to “Global Clean Energy Holdings, Inc.”, each as more fully described in this proxy statement. You have been sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the special meeting of shareholders called for the purpose of voting on the foregoing matters.

The assets being sold to Eucodis include (i) all of our right, title and interest, along with all of MDI Oncology’s right, title and interest, in that certain asset purchase agreement between Medical Discoveries, Inc. and the liquidator of Savetherapeutics AG, a German company in liquidation, dated as of March 11, 2005 (the “Savetherapeutics Contract”), including, among other things, our rights in and to “SaveCream”, a developmental topical aromatase inhibitor cream; (ii) all of MDI Oncology’s right, title and interest in that certain agreement between MDI Oncology and Eucodis, dated as of July 29, 2006, in connection with the co-development and licensing of SaveCream product; and (iii) all of our (and MDI Oncology’s) right, title and interest under certain contracts relating to SaveCream ((i),(ii) and (iii) collectively, the “Purchased Assets”). This sale of the SaveCream assets to Eucodis will terminate any further obligation on the part of our company or its subsidiary, MDI Oncology, to spend additional monies to develop SaveCream. The sale may constitute a sale of substantially all of our assets for purposes of Utah law, which governs our corporate matters. Accordingly, the sale is being submitted to our shareholders for approval pursuant to Section 16-10a-1202 of the Utah Revised Business Corporation Act.

In addition, the amendments to our Amended and Restated Articles of Incorporation to increase our authorized common stock and effect a name change are being submitted to our shareholders for approval pursuant to Section 16-10a-1003 of the Utah Revised Business Corporation Act.

Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:
Each share of common stock will entitle the holder to cast one vote. Our outstanding shares of Series A Convertible Preferred Stock are not entitled to vote. However, our outstanding shares of Series B Convertible Preferred Stock are entitled to vote, together with the holders of our common stock as one class, on all matters presented to the our shareholders, including the foregoing proposals. Each outstanding share of our Series B Convertible Preferred Stock entitles the holder thereof to that number of votes equal to the number of shares of our common stock into which each such share of Series B Convertible Preferred Stock would have been convertible as of December 28, 2007, the record date set for determining shareholders entitled to vote at the special meeting.

Assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes), with the common stock and the Series B Convertible Preferred Stock voting together as a single group, will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. As of December 28, 2007, the record date, we had 197,676,560 shares of common stock outstanding, and 13,000 shares of Series B Convertible Preferred Stock outstanding (which shares of preferred stock have the right to cast up to 11,818,181 votes).

Q:	WHAT WILL HAPPEN IF THE SHAREHOLDERS APPROVE THE PROPOSALS?

A:
If the shareholders approve the transaction with Eucodis, then shortly following the special meeting, subject to the satisfaction of certain conditions set out in the Eucodis Agreement, we (and MDI Oncology) will sell to Eucodis the Purchased Assets in exchange for an aggregate of €4,007,534 (approximately $5,906,000 based on the currency exchange rate in effect as of November 30, 2007), a portion of which comprised (a) a cash payment of €1,538,462 (approximately $2,267,000 based on the currency exchange rate in effect as of November 30, 2007), which is due and payable to us at the closing, less $200,000 already received from Eucodis in March 2007, and (b) Eucodis’ assumption of an aggregate of €2,469,072 (approximately $3,639,000 based on the currency conversion rate in effect as of November 30, 2007), constituting specific indebtedness currently owed to certain of our creditors, as more fully discussed under “Proposal I - Terms of Sale and Purchase Agreement – Assumption of Liabilities”.

The approximately $2,067,000 in cash proceeds received from the Eucodis sale will be used for general business purposes and to repay certain outstanding indebtedness. We do not anticipate that any distributions will be made to our shareholders in the near future, if at all.

In addition, if the shareholders approve the amendments to our Articles of Incorporation in connection with the proposed increase in authorized common stock and name change, then subsequent to the special meeting, we will file the Articles of Amendment to our Articles of Incorporation with the Office of the Secretary of State of Utah to increase our authorized number of shares of common stock, to change our company’s name.

Q:	WHY IS THE BOARD OF DIRECTORS PROPOSING THE SALE OF SAVECREAM?

A:
To date, we have been a developmental-stage bio-pharmaceutical company engaged in the research, validation, development and ultimate commercialization of two drug candidates referred to as MDI-P and SaveCream. Both of these drug candidates are still in development and neither has been approved by the U.S. Food and Drug Administration (the “FDA”). The total cost to develop these two drugs and to receive the approval from the FDA would cost many millions of dollars and take many more years. Our Board of Directors has determined that we can no longer fund the development of the two drug candidates, and cannot obtain additional funding for these drug candidates. Accordingly, our Board has decided to stop our bio-pharmaceutical operations, and to enter the renewable feedstock-biofuels business. Since we will no longer be developing our SaveCream assets, we have sought to maximize our return from these drug assets through their sale at this time, and to use the proceeds that we receive from the disposition of these assets to pay off all of our creditors and to invest any residual proceeds into our new renewable feedstock-biofuels business.

Q:	IS THE BOARD OF DIRECTORS ASKING US TO APPROVE THE NEW BIOFUELS BUSINESS?

A:
No. The Board of Directors has decided that it is not in the best interests of this company, its shareholders, or its creditors to continue to attempt to develop and commercialize our bio-pharmaceutical assets and has, therefore, stopped those operations. The Board has decided to enter into the biofuels business, but the Board is not required to obtain shareholder approval for its activities in this new line of business.

Q:	WHY IS THE BOARD OF DIRECTORS PROPOSING THE INCREASE IN AUTHORIZED COMMON STOCK?

A:
In addition to ensuring that we have a sufficient number of shares of common stock available in connection with the exercise of currently outstanding options, warrants and other convertible securities, the additional authorized common stock may be used for future acquisitions and equity funding.

Q:	WHY IS THE BOARD OF DIRECTORS PROPOSING THE NAME CHANGE?

A:
We have discontinued our prior operations in the bio-pharmaceutical industry and have initiated operations in the biofuels-feedstock market. We are proposing a name change to reflect our new business as a biofuels energy company.

Q:	WILL WE CONTINUE TO OPERATE AFTER THE EUCODIS TRANSACTION IS CLOSED?

A:
In connection with the sale to Eucodis, we have agreed that after the sale neither we nor MDI Oncology will undertake research and development activities with respect to SaveCream or any other product which could be used in reasonable substitution of SaveCream, or commercialize any products based on SaveCream, except as may be otherwise expressly requested by Eucodis. We also intend to dissolve our MDI Oncology subsidiary after the sale to Eucodis.

Since signing the Eucodis Agreement, we have actively sought to develop a new business to maximize shareholder value. Our future business plan, and our current principal business activities, includes the planting, cultivation, harvesting and processing of inedible feedstock (such as Jatropha curcas) to generate feedstock seed oils and biomass for use in the biofuels industry, including the production of bio-diesel. See “Business – The Jatropha Business” for additional details regarding our new feedstock-biofuels business.

Q:	HAS THE COMPANY RECEIVED A VALUATION OR FAIRNESS OPINION WITH RESPECT TO THE SALE OF ASSETS?

A:
No. Based on all factors, including the price paid for the SaveCream assets, the uncertainty as to title of those assets, and the book value of those assets, our Board of Directors determined that the purchase price being paid by Eucodis was fair to this company.

Q:	WHAT HAPPENS IF THE SHAREHOLDERS DO NOT APPROVE THE EUCODIS TRANSACTION.

A:
If the sale of the SaveCream assets is not approved by the shareholders, the sale will be cancelled, and we will continue to own the SaveCream assets. However, since our Board has determined that it is not in the best interests of this company or our shareholders to continue to operate as a drug development company, and since we will no longer invest any funds in the development of SaveCream, we will not continue our efforts to develop that drug candidate. In fact, under the Eucodis Agreement, if the shareholders do not approve the sale of SaveCream to Eucodis, we are obligated to attempt to transfer to Eucodis, by means of a license, or otherwise, certain of our rights to SaveCream.

Q:	WHEN IS THE EUCODIS TRANSACTION EXPECTED TO BE COMPLETED?

A:
The transaction will close when certain conditions set forth in the sale and purchase agreement are satisfied or waived, or at such other time as is agreed by the parties. We expect the transaction to close on or about January 31, 2008.

Q:	DOES OUR BOARD OF DIRECTORS RECOMMEND VOTING FOR THE EUCODIS TRANSACTION AND OTHER PROPOSALS?

A:
Yes. After careful consideration of our financial position, the value of the SaveCream assets, the amount of time and funds needed to further develop the SaveCream drug candidate, and other factors, our Board of Directors has unanimously approved the sale of the SaveCream assets to Eucodis and determined that it is in the best interests of us and our shareholders. Our Board of Directors unanimously recommends that our shareholders vote “FOR” approval of the sale.

Our Board of Directors also recommends that our shareholders vote “FOR” approval of amendments to our Amended and Restated Articles of Incorporation to increase our authorized common stock and to change our corporate name.

Q:	WHAT SHOULD I DO NOW?

A:
Send in your proxy card. After reviewing this document and its appendices, indicate on your proxy card how you want to vote, and sign, date, and mail it in the enclosed envelope as soon as possible to ensure that your shares will be represented at the special meeting. If you sign, date, and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of each proposal.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE, WILL IT VOTE MY SHARES FOR ME?

A:
No, your broker will not vote your shares if you do not return your proxy card or broker voting instructions. Your broker, bank or other nominee holder will vote your shares only if you provide it with instructions on how to vote. You should instruct your broker, bank or other nominee how to vote your shares by following the directions it provides. If you sign and send in your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the proposals).

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:
Yes. You may revoke your proxy up to the time of the special meeting by taking any of the actions explained under “The Special Meeting--Solicitation, Voting and Revocation of Proxies” on page 3 of this proxy statement, including by giving a written notice of revocation, by signing and delivering a new later-dated proxy, or by attending the special meeting and voting in person.

Q:	CAN I VOTE MY SHARES IN PERSON?

A:
Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our corporate secretary and voting in person the shares to which the proxy relates.

Q:	DO I HAVE DISSENTERS’ RIGHTS IN CONNECTION WITH THE SALE?

A:
No. Under Utah law, “dissenters’ rights” are not available in connection with the sale of assets by companies that have more than 2,000 shareholders, or otherwise in connection with an increase in the authorized number of shares, or a change in the name of the company. Based on information provided to us by our transfer agent, we have approximately 2,950 shareholders.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

PROPOSAL I - APPROVAL OF THE ASSET SALE TRANSACTION

Background And Reasons For The Transaction

During the past few years, we have been a developmental-stage bio-pharmaceutical company engaged in the research, validation, development and ultimate commercialization of two drug candidates we referred to as “MDI-P” and “SaveCream.” MDI-P is a drug candidate being developed as an anti-infective treatment for bacterial infections, viral infections and fungal infections. SaveCream is a drug candidate being developed to reduce breast cancer tumors. Both of these drug candidates are still in development and neither has been approved by the U.S. Food and Drug Administration (the “FDA”). The total cost to develop these two drugs, and to receive the approval from the FDA, would cost many millions of dollars and take many more years. To date, we attempted to fund our development costs through the sale of our equity securities and debt instruments, including the sale of our Series A Convertible Preferred Stock.

At the end of 2006, we had virtually no cash, had no source of revenues, had a working capital deficit of approximately $5,600,000, and had a shareholders deficit of approximately $5,500,000. In addition, holders of our Series A Convertible Preferred Stock informed us that they were no longer willing to fund our then current operations and biotechnology business strategy. In December 2006, three of our five directors resigned.

Because of our lack of capital, we were unable to fund our on-going operations, including any further drug development activities, and were not able to pay our professionals to audit our company’s year-end financial statements and to prepare the public company period reports we are required to file with the Securities and Exchange Commission. As a result, we became delinquent in our Securities and Exchange Commission filings and, in July 2007, or company was de-listed from the OTC Bulletin Board.

In February 2007, we engaged a consulting firm to assist it in resolving our financial issues, to obtain advice regarding any strategic alternatives that may be available to us, and to prevent us from losing all of our assets in bankruptcy. During the past several months, we have explored a number of transactions that would (i) prevent our shareholders from losing their entire investment in our company, and (ii) enable our company to repay some of its currently outstanding debts and liabilities.

Our Board of Directors evaluated the value of both of its developmental stage drug candidates. The commencement of human clinical trials of our MDI-P drug candidate currently is on Full Clinical Hold by FDA under 21 CRF 312.42(b), and may not be initiated until deficiencies in our IND application are resolved to the FDA’s satisfaction. The FDA has concluded that our IND application did not contain sufficient toxicology and genetic toxicology data to support the safety of the proposed clinical trial. We considered the uncertainty of the efficacy and safety data of the MDI-P compound, the costs involved in further developing the compound, and the limited market, and thereafter concluded that we did not have the capability or capacity to take the MDI-P compound to commercialization. Our Board of Directors also evaluated the value of our SaveCream drug candidate that is currently being co-developed with Eucodis Pharmaceuticals Forschungs und Entwicklungs GmbH, an Austrian company (“Eucodis”), and determined that the highest value for this drug candidate could be realized through a sale of that drug candidate to Eucodis.

In reaching this decision, our board considered several factors, including, but not limited to, the following:

•	The limited capital raising opportunities available to our company, and the unlikely possibility that another entity would be interested in funding the development of our company’s drug candidates.

•	The unlikelihood that our company will receive the requisite FDA approvals for MDI-P to pursue the development of that drug candidate through to commercialization.

•	The costs of further development of the MDI-P and SaveCream drugs weighed against the limited markets for both drugs.

•
The availability of a potential buyer due to Eucodis’ pre-existing interest in the SaveCream drug (Eucodis currently is our development partner and holds rights to SaveCream in certain regions of the world).

The foregoing discussion of the information and factors considered by our board is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the transaction and the offer price, our board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determinations and recommendations, and individual directors may have given differing weight to different factors.

As further described below, on July 6, 2007, we entered into an agreement with Eucodis (the “Eucodis Agreement”) to sell SaveCream for an aggregate of 4,007,534 euros (approximately U.S. $5,906,000 based on the currency exchange rate in effect as of November 30, 2007), which consideration is payable in cash and by the assumption of certain of our outstanding liabilities. We thereafter also entertained various offers to purchase our rights to the MDI-P compound, and on August 9, 2007, we sold the MDI-P compound for $310,000 in cash. The special meeting is being held, in part, to obtain the approval of our shareholders of the Eucodis Agreement and our plan to sell our SaveCream assets to Eucodis.

Overview of Our Bio-Pharmaceutical Business

Prior to electing to terminate our biopharmaceutical operations, we were engaged in the development of two potential drug candidates that we referred to as “SaveCream” and “MDI-P.” We had purchased our SaveCream technologies from the liquidator of Savetherapeutics AG i.L., pursuant to an asset purchase agreement dated March 11, 2005. The SaveCream assets consist primarily of patents, patent applications, pre-clinical study data and anecdotal clinical trial data concerning SaveCream. We purchased the SaveCream assets for €2,350,000 payable as follows: €500,000 at closing, €500,000 upon conclusion of certain pending transfers of patent and patent application rights to us from SaveCream’s inventors, and €1,350,000 upon successful commercialization of the Assets. In addition to purchasing the SaveCream asset, we were developing MDI-P as an anti-infective drug for the treatment of bacterial infections, viral infections and fungal infections. In addition, we considered that MDI-P could be a useful therapy for the treatment of cystic fibrosis. However, the commencement of human clinical trials of MDI-P was on Full Clinical Hold by the FDA because the FDA concluded that our IND application did not contain sufficient toxicology and genetic toxicology data to support the safety of the proposed clinical trial. Our business strategy was to further develop the SaveCream asset, and to commence human clinical trials of MDI-P for cystic fibrosis following completion of the required toxicity and genetic toxicity testing.

We currently hold eight United States Patents, two Japanese patents and a Mexican patent covering various applications for MDI-P, the machinery that manufactures it and the method by which it is manufactured. The U.S. Patents were as follows:

•	Patent No. 5,334,383: “Electrically Hydrolyzed Salines as In Vivo Microbiocides for the Treatment of Cardiomyopathy and Multiple Sclerosis”

•	Patent No. 5,507,932: “Apparatus for Electrolyzing Fluids”

•	Patent No. 5,560,816: “Method for Electrolyzing Fluids”

•	Patent No. 5,622,848: “Electrically Hydrolyzed Saline Solution as Microbiocides for In Vitro Treatment of Contaminated Fluids Containing Blood”

•	Patent No. 5,674,537: “An Electrolyzed Saline Solution Containing Concentrated Amount of Ozone and Chlorine Species”

•	Patent No. 5,731,008: “Electrically Hydrolyzed Salines as Microbiocides”

•	Patent No. 6,007,686: “System for Electrolyzing Fluids for Use as Antimicrobial Agents”

•	Patent No. 6,117,285: “System for Carrying Out Sterilization of Equipment”

The Japanese and Mexican patents provide coverage in those countries for several of the U.S. patents. We also hold pending applications with the US Patent and Trademark Office for patents on MDI-P as a pharmaceutical treatment for cystic fibrosis, sepsis and asthma, including (i) a patent application for the use of MDI-P in the treatment of sepsis, (ii) a provisional patent application for the use of MDI-P in the treatment of sepsis, and (iii) a provisional patent application for the use of MDI-P in the treatment of asthma.

We also hold rights to the certain intellectual property assets relating to the SaveCream drug, including the following four patent families:

•	“Substances and Agents for Positively Influencing Collagen.” This included a EU patent application and a Canadian patent.

•	“Topical Treatment for Mastalgia.” This included U.S. patent application 10/416,096 filed October 30, 2001, and a European Union patent application.

•
“Medicament for Preventing and/or Treating a Mammary Carcinoma Containing a Steroidal Aromatase Inhibitor.” This included a U.S. patent application, No. 09/646,355, filed November 16, 2000 and divisional and continuation applications based upon the initial application.

•	“Aromatase Marking.” This included a U.S. Patent application, No. 10/487,953, filed August 28, 2002, as well as a European Union patent application.

We are currently a party to a lawsuit that we initiated in the German Federal Court in Hamburg, Germany, to confirm all of our rights to the foregoing intellectual property. If the Eucodis transaction is consummated, Eucodis will take over that lawsuit.

Competition for our bio-pharmaceutical drugs

The biotechnology and pharmaceutical industries are characterized by rapidly evolving technologies and intense competition. Our competitors in the bio-pharmaceutical market included many major pharmaceutical, and specialized biotechnology companies, most of which have financial, technical, and marketing resources significantly greater than ours. Fully integrated pharmaceutical companies, due to their expertise in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing, as well as their substantially greater financial and other resources, were our most formidable competitors. In addition, colleges, universities, governmental agencies, and other public and private research organizations are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technology that they have developed. These institutions also competed with us in recruiting and retaining highly qualified scientific personnel.

In particular, we faced competition from the manufacturers of products that would have competed with MDI-P and SaveCream in the event we successfully commercialized both drugs. The products currently available for the treatment targeted by SaveCream and MDI-P included drugs produced by Pfizer, Bristol-Myers Squibb, Boehringer Ingelheim, GlaxoSmithKline, Gilead Sciences, Hoffman-La Roche, Merck, Abbott Laboratories, Agouron Pharmaceuticals, Abraxis BioScience, Inc., AstraZeneca and Trimeris. The significant pressure we faced from competitors with substantially greater financial and other resources contributed to our decision to exit the biotechnology and pharmaceutical industries.

Government Regulations

Our prior intention to use MDI-P and SaveCream as pharmaceuticals made us subject to extensive regulation by United States and foreign governmental authorities. In particular, pharmaceutical treatments are subject to rigorous preclinical and clinical testing, and subject to approval requirements by the FDA in the United States under the federal Food, Drug and Cosmetic Act and by comparable agencies in most foreign countries. Various federal, state and foreign statutes also govern or influence the manufacture, labeling, storage, record keeping, and marketing of such products. Pharmaceutical manufacturing facilities are also regulated by state, local, and other authorities. Obtaining approval from the FDA and other regulatory authorities for a new drug or treatment may take several years and involve substantial expenditures. Moreover, ongoing compliance with these requirements can require the expenditure of substantial resources. The delays and extensive costs associated with our efforts to commercialize MDI-P and SaveCream contributed to our decision to exit the biotechnology and pharmaceutical industries.

Recent Developments

Having agreed to dispose of our SaveCream assets to Eucodis under the Eucodis Agreement, we considered entering into a number of other businesses that would enable us to be able to provide our shareholders with future value. Our Board has decided to develop a business to produce and sell seed oils, including seeds oils harvested from the planting and cultivation of Jatropha curcas plant, for the purpose of providing feedstock oil intended for the generation of methyl ester, otherwise known as bio-diesel (the “Jatropha Business”). Our Board concluded that there was a significant opportunity to participate in the rapidly growing biofuels industry, which previously was mainly driven by high priced, edible oil-based feedstock. In order to commence our new Jatropha Business, effective September 7, 2007, we (i) hired Richard Palmer, an energy consultant, and a member of Global Clean Energy Holdings LLC (“Global”) to act as the our new President and Chief Operating Officer, (ii) engaged Mobius Risk Group, LLC, a Texas company engaged in providing energy risk advisory services, to provide us with consulting services related to the development of the Jatropha Business, and (iii) acquired certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the cultivation and production of seed oil from the Jatropha plant for the production of bio-diesel from Global.

Global Clean Energy Holdings, LLC -- Share Exchange Agreement

In connection with our efforts to commence the Jatropha Business, on September 7, 2007, we entered into an exchange agreement (the “Global Agreement”) pursuant to which we acquired all of the outstanding ownership interests in Global Clean Energy Holdings, LLC, a Delaware limited liability company (“Global”). Global is a company that owns certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the cultivation and production of seed oil from the seed of the Jatropha plant, for the purpose of providing feedstock oil intended for the production of bio-diesel. Richard Palmer and Mobius Risk Group, LLC, a Texas limited liability company engaged in providing energy risk advisory services (“Mobius”), were the sole owners of the outstanding equity interests of Global. Richard Palmer was also a member of Global.

In exchange for all of the outstanding ownership interests in Global, we issued 63,945,257 shares of our common stock to Richard Palmer and Mobius. The shares issued to Mr. Palmer and Mobius in the acquisition of Global represented 35% of our outstanding shares of common stock immediately after the acquisition (excluding the shares of Series A Convertible Preferred Stock). Of the 63,945,257 shares issued under the Global Agreement, 36,540,146 shares were issued and delivered to Mr. Palmer (5,220,021 shares) and Mobius (31,320,125 shares) at the closing of the Global Agreement without any restrictions. The remaining 27,405,111 shares of common stock were, however, issued as restricted shares, subject to forfeiture in the event that certain specified performance milestones are not achieved. The restricted shares are being held by us in escrow until such shares are either released or cancelled. An aggregate of 23,490,095 restricted shares were issued to Mobius, and 3,915,016 restricted shares were being issued to Palmer. If and when certain specified milestones are achieved, the restricted shares will be released and delivered to Mr. Palmer and Mobius in accordance with the terms and conditions of the Global Agreement. During the time that the restricted shares are restricted and subject to forfeiture, the restricted shares shall be outstanding shares for all purposes and shall be entitled to vote and receive dividends, if any are declared. As of November 30, 2007, a total of 4,567,518 of Mr. Palmer and Mobius’ restricted shares were released from the restrictions and delivered on a pro rata basis per the terms of the Global Agreement to Mr. Palmer and Mobius.

In order to obtain the expertise necessary to exploit the assets we acquired under the Global Agreement, we also entered into an employment agreement with Richard Palmer, and a consulting agreement with Mobius.

Mobius Consulting Agreement

Concurrent with the execution of the Global Agreement, we entered into a consulting agreement with Mobius pursuant to which Mobius has agreed to provide consulting services to us in connection with our new Jatropha Business. We engaged Mobius as consultant to obtain Mobius’ experience and expertise in the feedstock/bio-diesel market to assist us in developing our new business operations. Mobius’ compensation for the services provided under the consulting agreement is a monthly retainer of $45,000; the term of the Mobius consulting agreement is twelve months, or such shorter period until the scope of work under the agreement has been completed.

Employment Agreement

On September 7, 2007, we entered into an employment agreement (effective as of September 1, 2007) with Richard Palmer pursuant to which we hired Mr. Palmer to serve as our President and Chief Operating Officer. Mr. Palmer was also appointed to serve as director on our Board to serve until the next election of directors by our shareholders. We hired Mr. Palmer to take advantage of his experience and expertise in the feedstock/bio-diesel industry, and in particular, in the Jatropha bio-diesel and feedstock business.

Under Mr. Palmer’s employment agreement, we granted Mr. Palmer an incentive option to purchase up to 12,000,000 shares of our common stock at an exercise price of $0.03 (the trading price on the date the agreement was signed), subject to our achievement of certain market capitalization goals. The option expires after five years. In addition, Mr. Palmer’s compensation package includes a base salary of $250,000, and a bonus payment contingent on Mr. Palmer’s satisfaction of certain performance criteria, which will not exceed 100% of Mr. Palmer’s base salary. The term of employment commenced September 1, 2007 and ends on September 30, 2010, unless terminated earlier in accordance with the terms of that agreement.

Appointment of New Directors

At a meeting of our Board held on August 30, 2007, the Board appointed three individuals to fill three vacancies on the Board. In connection with covenants we made under the Global Agreement and Mr. Palmer’s employment agreement, the Board appointed Richard Palmer and Eric J. Melvin to fill two of the vacancies on the Board. In addition, the Board appointed Martin Schroeder to fill the final vacancy on the Board. Messrs. Palmer, Melvin and Schroeder will stand for re-election at our next annual meeting of shareholders. All of the appointments were contingent upon, and became effective as of the consummation of the Global Share Exchange Agreement and the execution of Mr. Palmer’s employment agreement.

Mr. Eric Melvin currently is the Chief Executive Officer of Mobius and a principal owner of that energy consulting business.

Mr. Richard Palmer is our newly appointed President, Chief Operating Officer and Chief Executive Officer. Prior to joining us, Mr. Palmer was a Vice President of Mobius, specializing in providing consulting services related to alternative energy sources, including bio-diesel feedstock production. Mr. Palmer also owns a minority equity interest in Mobius.

Mr. Martin Schroeder currently is the Executive Vice President & Managing Director of The Emmes Group, Inc., a strategic business development, assessment and planning organization specializing in the support of firms engaged in the consumer product, technology, internet, medical diagnostic, biotechnology, and pharmaceutical industries. He also is the principal of Emmes Group Consulting, LLC. Mr. Schroeder has been providing consulting services to us since February 2007.

Lodemo Services Agreement

On October 15, 2007, we entered into a Service Agreement (the “Lodemo Agreement”) with Corporativo LODEMO S.A DE CV, a Mexican corporation (the “Lodemo Group”) in connection with our new Jatropha Business. We have decided to initiate our Jatropha Business in Mexico, and have already identified parcels of land in Mexico to plant and cultivate Jatropha. In order to obtain all of the logistical and other services needed to operate a large-scale farming and transportation business in Mexico, we entered into the Lodemo Agreement with the Lodemo Group, a privately held Mexican company with substantial land holdings, significant experience in fuel distribution and sales, liquids transportation, logistics, land development and agriculture.

Under our supervision, the Lodemo Group will be responsible for the establishment, development, and day-to-day operations of our Jatropha Business in Mexico, including the extraction of the oil from the Jatropha seeds, the delivery of the Jatropha oil to buyers, the purchase or lease of land in Mexico, the establishment and operation of one or more Jatropha nurseries, the clearing, planting and cultivation of the Jatropha fields, the harvesting of the Jatropha seeds, the operation of the our oil extraction facilities, and the logistics associated with the foregoing. Although the Lodemo Group will be responsible for identifying and acquiring the farmland, ownership of the farmland or any lease thereto will be held directly by us. The Lodemo Group will be responsible for hiring and managing all necessary employees. We will bear all direct and budgeted costs of the Jatropha Business in Mexico.

The Lodemo Group will provide the foregoing and other necessary services for a fee primarily based on the number of hectares of Jatropha under cultivation. We have agreed to pay the Lodemo Group a fixed fee per year of $60 per hectare of land planted and maintained with minimum payments based on 10,000 hectares of developed land, to follow a planned planting schedule. The agreement has a 20-year term but we may terminate under certain circumstances. The Lodemo Group also will potentially receive incentive compensation for controlling costs below the annual budget established by the parties, production incentives for increase yield and a sales commission for biomass sales.

Loan Agreement

In order to fund our operations pending the closing of the SaveCream Asset Sale Agreement, on September 7, 2007, we entered into a loan and security agreement (“Loan Agreement”) with Mercator Momentum Fund III, L.P., a California limited partnership, pursuant to which Mercator Momentum Fund III, L.P. made available to us a secured term credit facility in the aggregate principal amount of $1,000,000. We utilized a total of $350,000 under the Loan Agreement, which amount was evidenced by two secured promissory notes that we issued to Mercator Momentum Fund III, L.P. in the aggregate principal amount of $350,000 (the “Notes”). Interest is payable on the Notes at a rate of 12% per annum, payable monthly. Initially, all advances under the credit facility became due and payable on December 14, 2007. On December 13, 2007, we repaid $100,000 of the credit facility advances, and Mercator agreed to extend the maturity date of the remaining $250,000 Note to February 21, 2008. The Note is secured by a first priority lien on all of our assets. Mercator Momentum Fund III, L.P. and its affiliates currently own all of the issued and outstanding shares of Series A Convertible Preferred Stock. We have used the advances under the credit facility to fund our working capital needs.

Series B Preferred Stock

In order to obtain additional working capital, on November 6, 2007, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with two accredited investors, pursuant to which we sold a total of 13,000 shares of our newly authorized Series B Convertible Preferred Stock (“Series B Shares”) for an aggregate purchase price of $1,300,000. Each share of the Series B Shares has a stated value of $100. The two purchasers of our Series B Shares are parties who will be engaged in our Jatropha Business in Mexico.

The Series B Shares may, at the option of each holder, be converted at any time or from time to time into fully paid and non-assessable shares of our common stock at the conversion price then in effect. The number of shares into which one Series B Share shall be convertible is determined by dividing $100.00 per share by the conversion price then in effect. The initial conversion price per share for the Series B Shares is $0.11, which is subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series B Shares.

Each holder of Series B Shares is entitled to the number of votes equal to the number of shares of our common stock into which the Series B Shares could be converted on the record date for such vote, and shall have voting rights and powers equal to the voting rights and powers of the holders of our common stock. In the event of our dissolution or winding up, each share of the Series B Shares is entitled to be paid an amount equal to $100 (plus any declared and unpaid dividends) out of the assets of our company then available for distribution to shareholders; subject, however, to the senior rights of the holders of our Series A Convertible Preferred Stock.

No dividends are required to be paid to holders of the Series B Shares. However, we may not declare, pay or set aside any dividends on shares of any class or series of our capital stock (other than dividends on shares of our common stock payable in shares of common stock) unless the holders of the Series B Shares shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series B Shares.

Employees

As of December 31, 2007, we had one employee, our Chief Executive Officer, Richard Palmer. During the initial development of our Jatropha Business, most of our Jatropha-related services are being provided to us by the Mobius Risk Group and the Lodemo Group. In addition, our accounting and other administrative functions are also currently being provided to us by consultants. At such time as capital resources permit, we will hire full-time employees to assume these positions.

Description Of Property

Currently, we operate out of offices located at 6033 W. Century Blvd, Suite 1090, Los Angeles, California 90045. We recently moved to this location (previously, our offices were located in Salt Lake City, Utah) and we have not yet entered into a lease for these offices. Accordingly, we currently are not subject to any lease or rental payments.

Legal Proceedings

On August 22, 2006, we initiated legal proceedings in Landgericht Hamburg, a German Federal Court in Hamburg - Germany, against Dr. Alfred Schmidt to obtain certain rights concerning “SaveCream”, a developmental topical aromatase inhibitor cream relevant to our legacy bio-pharmaceutical business. No cross complaints have been filed against us in this matter. We acquired the “SaveCream” rights and certain other related intellectual property assets from the liquidator of Savetherapeutics AG i.L., a German corporation, pursuant to an asset purchase agreement dated as of March 11, 2005. Pursuant to the Eucodis Agreement, Eucodis has agreed to assume and become financially responsible for all costs we incur in connection with the foregoing litigation, subject to the satisfaction of certain conditions, including that all such costs are backed up by duly rendered invoices (or receipts).

The Jatropha Business

Business Strategy

As of September 7, 2007, the day on which we entered into the Global Agreement, we changed the core business of our company to focus on the cultivation of non-edible feedstock for certain applications in the biofuels market. In particular, we anticipate that our core activities in the future will include the planting, cultivation, harvesting and processing of Jatropha plant feedstock to generate seed oils and biomass for use in the biofuels industry, including the production of bio-diesel and certain other biofuels.

Bio-diesel is a diesel-equivalent, processed fuel derived from biological sources (such as plant oils), which can be used in diesel engines and as a replacement for fuel oil. The term “biofuels” refers to a range of biological based fuels including biodiesel, synthetic diesel, ethanol and biomass, most of which have environmental benefits that are the major driving force for their introduction. Using biofuels instead of fossil fuels reduces net emissions of carbon dioxide and other green house gases, which are associated with global climate change. Biofuels further the concept of energy independence and environmental responsibility, while generating new jobs in new markets. This creates a social, environmental and economic gain from the production, distribution and end use of biofuels. As the world consumes larger volumes of fossil fuels, and further depletes the supplies of such fossil fuels, alternate sources of energy need to be developed to support growing economies.

We have identified the Jatropha curcas plant as our primary feedstock for producing bio-diesel and other biofuels. The Jatropha plant is a perennial plant that produces an inedible fruit with large seeds containing a high percentage of high quality inedible oil. The entire fruit, including the seeds, has excellent properties necessary for the production of biofuels. Our current business plan proposes to utilize the entire fruit of the Jatropha plant for biofuel production, including the oils produced from the fruit, as well as the hull, seed cover, seed oil and seed cake.

In connection with our new feedstock operations, we have identified strategic locations in North America, the Caribbean, Central America and South America ideally suited to our proposed planting, cultivation, harvesting and processing activities, in which we plan to establish cultivation, harvesting and processing operations. All of the areas identified have been selected for a number of key strategic reasons, including proximity to large ports for logistics purposes, relatively stable democratic governments, favorable trade agreements with the United States, low-cost land, reasonably priced labor, favorable weather conditions and acceptable soil conditions.

The Jatropha plant is indigenous to Mexico, and we have decided to initiate implementation of our new business plan and related agricultural development activities in Mexico. Our business plan proposes to establish a nursery in which we will initially grow and cultivate Jatropha seedlings prior to transferring them to the plantation for further growth and cultivation. We are currently negotiating a lease for approximately 40 hectares of land in the Yucatan Peninsula, on which we plan to set up our proposed Jatropha nursery. We have already begun a plant breeding research and development program on this property.

We have identified a wide range of varieties of the Jatropha plant in Mexico, which we are currently propagating and studying. Our research and development activities will focus on plant and soil sciences, plant breeding and other related activities. We plan to study and identify the proper mix of Jatropha varieties, as well as optimum growth conditions, in order to maximize our output of the Jatropha fruit and seed oil. For political as well as legal reasons, we anticipate organizing a wholly owned Mexican subsidiary for purpose of carrying out our contemplated activities in Mexico, and plan to locate the corporate offices of any such Mexican subsidiary on the same property on which our nursery, plant breeding and research support facilities will be located. We are currently in negotiations for the construction of the nursery and research facilities on an approximately 40-hectare parcel in Mexico.

In addition, we have identified 2,000 hectares of land in the State of Yucatan Mexico, which we believe is ideal for establishing and maintaining what we plan to be the first of several multi-thousand hectare plantations in which we will cultivate the Jatropha plant. Our business plan is to acquire the rights to use up to 20,000 hectares in Mexico, by the end of our 2008 fiscal year, for purposes of setting up plantations on which we will cultivate the Jatropha plant. We anticipate that the 2,000 hectares will yield 1-2 million gallons of feedstock oil when fully planted with mature plants.

We are also evaluating other locations in the Caribbean, Central America and South America for purposes of establishing Jatropha plantations, and we plan to have a Jatropha plantation and related operations in a location outside of Mexico by the end of our 2009 fiscal year.

Our business plan also proposes the construction of a seed oil extracting facility in which we would extract the feedstock oil from the Jatropha seed, and collect the remaining biomass for sale to interested buyers. We have not yet identified a location for the seed oil extracting facility; however, we plan to locate the facility relatively close to the ultimate end user of the biomass in order to minimize the costs and logistics of transporting the biomass to prospective buyers.

We anticipate that our primary focus will be in the feedstock oil market, and our operations will primarily comprise the planting, harvesting and sale of feedstock oil to end users in the energy industry for production of bio-diesel and other biofuels. In the short term, while developing Jatropha plantations, we expect to generate short-term cash flows through our forward sale contracts for feedstock oil and biomass to be produced at our facilities, and the potential sale of carbon offset credits.

Depending on future economic, political and other factors, we may in the future expand our operations beyond the feedstock oil market. For example, our business plan contemplates the possibility of entering into a joint venture for the constructing a bio-diesel refinery in which we would produce bio-diesel using the feedstock oil that we produce. In any event, we anticipate we will still remain a feedstock oil company primarily, and that our bio-diesel production, if any, would be derived from only a portion of the feedstock oil we produce. If economic and other factors at the time encourage us to invest in bio-diesel production, we anticipate that we may develop or acquire additional refining capacity in other strategic locations.

Our employees, advisors and consultants are senior energy professionals with extensive experience in the energy and biofuels market, the production of bio-diesel and in the renewable energy sector in general.

We are still a development stage company, and we anticipate that we will require significant time and capital to develop our new operations into a stable and profitable business.

Principal Biofuel Products

The production of biofuels feedstock is primarily a logistical agricultural operation. It needs to be supported with strong plant and soils sciences to improve productivity, quality and plant stability. The Jatropha curcas plant will be our primary agricultural focus. The Jatropha plant is a perennial, inedible plant, and all of its by-products can be used for fuel and biomass energy production. It is a very efficient plant that produces high quality seed oil and high-energy content biomass.

Bio-diesel Oil Feedstock

The feedstock oil needed for the production of bio-diesel that is currently available on the market today is primarily supplied from edible plant seed oils including soy, canola (rapeseed) and palm. There are other types of feedstock utilized including animal fats and recycled cooking grease, but they make up a small portion of the market supply. Our primary source of bio-diesel feedstock will be from the oil produced from the Jatropha plant. One advantage of the Jatropha plant is that it’s oil and meal is inedible, and the cultivation of the plant, which will primarily be for use in the biofuels industry, does not compete for resources with other crops grown primarily for food consumption. Since the Jatropha plant does not compete with land or other resources used in food crop development, it is an additional feedstock supply, growing the base and the market capacity.

Biomass Feedstock

The Jatropha plant produces a fruit (about the size of a golf ball) containing three large seeds that contain 32%-38% oil content by weight. The non-oil components of the fruit, which represents 62-68% of the total fruit, contains high energy biomass (carbon values) that is an excellent source of feedstock for a number of energy producing processes including direct combustion, gasification, power production, and cellulostic ethanol (alcohol) production.

Carbon Credits

Biofuels production and use is a very effective means to reduce both local and global pollution from emissions that cause climate change. Growing trees and plants which sequesters carbon from the atmosphere and burning biofuels offsets the production of greenhouse gasses resulting from the consumption of petroleum or other fossil-based fuels. Many biofuels produce less pollution, including CO2, NOx, SOx and PM10. Through the 1997 Kyoto Protocol to the United Nations Framework Convention on Climate Change (Kyoto Protocol), signatory countries are required to reduce their overall greenhouse gas emissions, or carbon footprint. As of November 2007, 174 parties are signatories to and have ratified the Kyoto Protocol. The United States of America is not a signatory to the Kyoto Protocol. Signatory countries require local industry and other local energy end-users to either reduce their greenhouse gas emissions, or purchase greenhouse gas emission credits (carbon credits). This requirement has created a worldwide “Carbon Credit Trading Market” where users sell their excess carbon credits and buyers purchase the carbon credits they need to meet their greenhouse gas reduction requirements. The development of agricultural-based energy projects may produce carbon credits through the sequestration (storing) of carbon by the growing of trees and plants, or by the offset of other sequestered carbon. Selling carbon credits represents potential additional revenue that will help to offset capital requirements for our plantation and other development activities.

In our case, Certified Emission Reductions (CERs) may be generated through Clean Development Mechanism projects in non-Annex 1 nations, which include Mexico, the Caribbean, Central and South America. Assuming full capacity at a 20,000-hectare Jatropha plantation, we estimate that we could generate more than 100,000 metric tons of sellable carbon credits annually.

Technology

Although we do not currently possess any patentable technology relating to our operations in the feedstock and biofuels market, we may develop technology as we design and implement our business plan. Any technology we develop will be in three main categories: (i) plant and science sciences, (ii) agricultural development, and (iii) material processing and end use applications. Such technologies developed are expected to assist in reducing costs, improving efficiency and allowing us to move the products higher in value creation. We intend to pursue patentable technologies, processes and plant varieties.

Market

According to U.S. Department of Energy estimates, the world demand for crude oil in 2006 was approximately 85 million barrels per day, with approximately 25% of that demand being diesel and fuel oil (distillate fuel oil). This equates to a global consumption of distillate fuel oil of approximately 21 million barrels per day, or 325 billion gallons per year. At a 5% blend with biodiesel, the world market for biodiesel exceeds 16 billion gallons per year.

U.S. distillate fuel oil consumption for 2005 was 4.12 million barrels per day, which equates to over 60 billion gallons of diesel and fuel oil consumed annually. At a 5% biodiesel blend, the US biodiesel market is over 3 billion gallons per year and growing.

In 2004, 32 U.S. biodiesel refineries produced approximately 30 million gallons of neat (100%) bio-diesel fuel. In 2005, 50 refineries produced approximately 75 million gallons and in 2006 approximately 250 million gallons was sold. It is expected that in 2007 over 300 million gallons of bio-diesel fuel will be produced and consumed domestically, with an unconfirmed, but announced, biodiesel refinery construction exceeding a total U.S. Domestic refining capacity of 1 billion gallons.

Direct Sales

Based on our current business plan, our primary market will be in the direct sale of Jatropha feedstock oil for bio-diesel production and biomass energy production, and the sale of carbon credits. Our primary customers will be refiners of bio-diesel. We estimate that there are approximately 165 bio-diesel plants in the United States alone, which can utilize up to 100% of our crude or refined Jatropha oil.

We will generate our highest revenues and greatest margins from customers who have logistical capacity on a water port accessible from the Gulf of Mexico. This will reduce redundant transportation costs, and allow us to ship large quantities economical. These customers have historically paid a higher price for feedstock oil, since the majority of feedstock oil supplies has been shipped from the Midwestern United States. We anticipate that our key customer profile will include well-financed, low-cost bio-diesel refiners.

Distributor Sales

As our business develops, we expect to utilize some distributors for sale of the Jatropha feedstock oil and the biomass by-products that we will produce.

Environmental Impact

Biofuels, including bio-diesel, have environmental benefits that are a major driving force for their introduction. Using biofuels instead of fossil fuels reduces net emissions of carbon dioxide and other greenhouse gasses, which are associated with global climate change. Biofuels are produced from renewable plant resources that “recycle” the carbon dioxide created when biofuels are consumed. Life-cycle analyses consistently show that using biofuels produced in modern facilities results in net reductions of greenhouse gas carbon emissions compared to using fossil fuel-based petroleum equivalents. These life-cycle analyses include the total energy requirements for the farming and production of the biomass resource, as well as harvesting, conversion and utilization. Biofuels help nations achieve their goals of reducing carbon emissions. Biofuels burn cleanly in vehicle engines and reduce emissions of unwanted products, particularly unburned hydrocarbons and carbon monoxide. These characteristics contribute to improvements in local air quality. In a life-cycle study published in October 2002, entitled “A Comprehensive Analysis of Bio-diesel Impacts on Exhaust Emissions, 2002,” the U.S. Environmental Protection Agency (“EPA”) analyzed bio-diesel produced from virgin soy oil, rapeseed (canola) and animal fats. The study concluded that the emission impact of bio-diesel produced slightly increased NOx emissions while significantly reducing other major emissions.

Competition

Although there are a number of producers of biofuels, few are utilizing non-edible oil feedstock for the production of bio-diesel. The following table lists the companies we are aware of that are cultivating Jatropha for the production of bio-diesel:

British Petroleum (UK)	Plans to establish 100,000 hectares of Jatropha plantations in Indonesia to feed the 350,000-tonne-per-year biodiesel refinery that it is building in the country.
Van Der Horst Corporation (Singapore)
Building a 200,000-tpy biodiesel plant in Juron Island in Singapore that will eventually be supplied with Jatropha from plantations it operates in Cambodia and China, and possible new plantations in India, Laos and Burma.

Mission Biofuels (Australia)
Hired Agro Diesel of India to manage a 100,000-heactare Jatropha plantation, and a contract farming network in India to feed its Malaysian and Chinese biodiesel refineries. Mission Biofuels has raised in excess of $80 million to fund its operations.

D1 Oils (UK)
As of June 2007, together with its partners, D1 Oils has planted or obtained rights to offtake from a total approximately 172,000 hectares of Jatropha under cultivation worldwide. D1’s Jatropha plantations are located in Saudi Arabia, Cambodia, Ghana, Indonesia, the Philippines, China, India, Zambia, South Africa and Swaziland. In June 2007, D1 Oils and British Petroleum entered into a 50:50 joint venture to plant up to an additional 1 million hectares of Jatropha worldwide. British Petroleum funded the first £31.75 million of the Joint Venture’s working capital requirements through a purchase of D1 Oils equity, and the total Joint Venture funding requirement is anticipated to be £80 million over the next five years.

NRG Chemical Engineering (UK)
Signed a $1.3 billion deal with state-owned Philippine National Oil Co. in May 2007. NRG Chemical will own a 70% stake in the joint venture which will involve the construction of a biodiesel refinery, two ethanol distilleries and a $600 million investment in Jatropha plantations that will cover over 1 million hectares, mainly on the islands of Palawan and Mindanao.

1 hectare = 2.47 acres

We believe there is sufficient global demand for alternative non-edible biofuel feedstock to allow a number of companies to successfully compete worldwide. In particular, we note that we are the only US-based producer of non-edible oil feedstock for the production of bio-diesel which gives us a unique competitive advantage over many foreign competitors when competing in the USA.

The price basis for our non-edible oil and biomass feedstock will be equivalent to other edible seed oil and biomass feedstock. We have not found any substantial effort towards the production of any other non-edible oil worldwide that could compete with Jatropha. With the growing demand for feedstock, and the high price of oil and biofuels, we anticipate that we will be able to sell our Jatropha oil and biomass feedstock profitability.

DESCRIPTION OF THE EUCODIS TRANSACTION AND AGREEMENT

The following sets forth a summary of the material provisions of the sale and purchase agreement between the us and Eucodis (the “Eucodis Agreement”). The description does not purport to be complete and is qualified in its entirety by reference to the sale and purchase agreement, as amended, a copy of which is attached hereto as Appendix A. All shareholders are urged to read the sale and purchase agreement in its entirety.

Past Contacts and Negotiations

As described in this proxy statement, we operated as a development stage bio-pharmaceutical company engaged in the research and development of two drug candidates. Both of these drug candidates are still in development and neither has been approved by the U.S. Food and Drug Administration. The total cost to develop these two drugs, and to receive the approval from the FDA, would cost many millions of dollars and take many more years. As of the end of 2006, we did not have the funds to continue our bio-pharmaceutical business, and our principal financing sources informed us that they were no longer willing to fund our operations.

In order to assist our management to resolve our financial crisis and to assist in developing a new business strategy, effective February 1, 2007 we engaged a consulting firm, the Emmes Group Consulting LLC (“Emmes”) to obtain advice regarding any strategic alternatives that may be available to us. Emmes is a strategy consulting firm that assists pharmaceutical and other companies.

At a Board of Directors meeting held in February 2007, our Board of Directors and Emmes concluded that it would not be possible to raise additional equity or debt financing to fund the continued operation of the bio-pharmaceutical business. Emmes recommended, and the Board of Directors agreed, to pursue the sale of its lead drug candidates in an effort to (i) prevent our shareholders from losing their entire investment in this company, and (ii) enable us to repay some of our currently outstanding debts and liabilities. Emmes further recommended, and the Board of Directors agreed, to consider reengineering our business model and business strategy to one that could attract additional financing.

Our principal assets (the “Assets”) consisted primarily of patents, patent applications, pre-clinical study data and clinical trial data concerning Formestane cream (“SaveCream”), a developmental-stage topical aromatase inhibitor treatment for breast cancer. Since July 29, 2006, we have been a party to a licensing and development agreement with Eucodis Pharmaceuticals Forschungs und Entwicklungs GmbH, an Austrian company (“Eucodis”), under which agreement we granted Eucodis a license to the technology to certain territories, and Eucodis agreed to assist in the further development of the SaveCream Assets. Under this license agreement, we granted Eucodis the exclusive right to develop, manufacture and commercialize SaveCream in the European Union and certain surrounding countries. Accordingly, Eucodis was familiar with SaveCream and had an economic incentive to protect and develop this technology.

In February 2007, Emmes recommended, and the Board of Directors agreed, that we approach Eucodis concerning their possible acquisition of our rights in the Assets for a one-time cash payment plus the assumption of certain our current debts directly related to the Assets. The Board considered the benefits and possible draw-backs of selling the Assets to a buyer (Eucodis) that was very familiar with the Assets. The Board noted that legal title to the Assets was currently being contested by one of the co-inventors of the SaveCream technology, and that two lawsuits to resolve ownership dispute over the Assets were pending in two courts in Germany. The Board noted that these lawsuits would likely make it difficult to sell the Assets to a third party who is unfamiliar with the status of the legal title of the Assets and the status of the lawsuits in Germany. Eucodis was familiar with the lawsuits and, in fact, was paying for all of the legal fees in those lawsuits. The Board also noted, that our co-development agreement with Eucodis would make it difficult to market the Assets because a third party purchaser would want to develop the technology itself. Finally, the Board noted that Eucodis already owned the license to commercialize the Assets in the European Union and certain other countries, which would make Eucodis more interested in buying the remaining rights. The fact that Eucodis has a license to these territories also was believed to negatively affect any interest a potential third party purchaser may have in the Assets. After considering all of these factors, the Board concluded that Eucodis was the most logical purchaser of the Assets and that Eucodis was most likely to offer the highest price for our Assets. Therefore, the Board authorized Emmes and our management to approach Eucodis regarding the possible purchase of our rights to the Assets.

In February 2007, we approached Dr. Wolfgang Schoenfeld, the President and Chief Executive Officer of Eucodis, to discuss the possible purchase by Eucodis of the Assets. Dr. Schoenfeld expressed interest, and Emmes, Mr. Stephen Drake, our lawyer from Epstein Becker and Green, a Chicago-based law firm, Ms. Valerie Heusinkveld (another financial consultant we retained for this purpose in February 2007), and members of our management thereafter proceeded to negotiate a letter of intent for the purchase of the Assets by Eucodis. Periodically during the negotiation period, the Board of Directors was updated concerning the progress of the negotiations with Eucodis.

On March 8, 2007, a Board of Directors meeting was held to approve the execution of a binding letter of intent (LOI) whereby we agreed to sell the Assets in consideration for a cash payment and the assumption by Eucodis of certain of our current indebtedness directly related to the Assets being purchased by Eucodis. Upon execution of the LOI by both parties, Eucodis made an upfront payment of $200,000 to us.

Following the signing of the LOI, Emmes and Mr. Drake began to draft the terms of a definitive purchase agreement for the Assets with Eucodis.

On April 9, 2007, we delivered a first draft of the definitive purchase agreement to Dr. Schoenfeld for his review and comment. Periodically during the negotiation of the definitive purchase agreement, the Board of Directors was updated by Emmes and Mr. Drake regarding the progress of the negotiations with Eucodis and the terms of the draft asset purchase agreement.

On April 14, 2007, we discussed with Eucodis their proposed changes to our April 9th draft purchase agreement, and prepared a revised draft agreement for Eucodis’ further review and comment.

On April 26, 2007, we negotiated a extension of the expiration date of LOI with Eucodis extending the date by which the parties agree to complete negotiations regarding the definitive purchase agreement.

On May 11, 2007, we held a teleconference with Eucodis’ management to discuss the proposed changes requested by Eucodis.

On May 15, 2007, a revised draft of the April 9th draft purchase agreement was delivered to Dr. Schoenfeld for his review and comment.

On May 30, 2007, Emmes, Mr. Drake and management discussed with the Board of Directors the proposed changes made by Eucodis to the May 15th draft agreement. It was the collective opinion of the members of the Board that Eucodis’ suggested changes were unacceptable, and Emmes was instructed to proceed with further negotiations with Eucodis in an attempt to resolve the outstanding issues.

On June 6, 2007, Emmes made a formal counter proposal to Eucodis concerning the May 15th draft agreement received from Eucodis.

On June 27, 2007, we received from Eucodis comments regarding our June 6th draft agreement. Our Board members and management discussed those comments, identified certain open issues, and instructed Emmes to attempt to resolve the outstanding issues. On June 27, 2007, Emmes submitted a revised draft agreement to Eucodis for consideration, which proposal was accepted by Eucodis.

Following acceptance of the final version of the asset purchase agreement by Eucodis, that version of the purchase agreement was submitted to the Board of Directors in anticipation of a Board meeting to be held to approve the sale.

On July 6, 2007, our Board of Directors met to consider the terms of the final version of a sale and purchase agreement to be entered into with Eucodis. The form and terms of the Asset Sale Agreement were approved at that meeting. Later that day, we entered into that agreement with Eucodis.

Assets To Be Sold

The assets being sold to Eucodis include:

•
all of our right, title and interest, along with all of MDI Oncology’s right, title and interest, in that certain asset purchase agreement between Medical Discoveries, Inc. and the liquidator of Savetherapeutics AG, a German company in liquidation, dated as of March 11, 2005 (the “Savetherapeutics Contract”), including, among other things, our rights in and to “SaveCream”, a developmental topical aromatase inhibitor cream;

•	all of MDI Oncology’s right, title and interest in that certain agreement between MDI Oncology and Eucodis, dated as of July 29, 2006, in connection with the co-development and licensing of SaveCream;

•
any and all of our and MDI Oncology’s rights, title and interests in the patents and patent applications acquired under the Savetherapeutics Contract, and any other patent and/or patent application pertaining to the SaveCream drug, owned or in our or MDI Oncology’s possession or control;

•
any and all United States and foreign regulatory files and data relating to the SaveCream drug in our or MDI Oncology’s possession, including marketing authorization procedures and preclinical and clinical studies;

•	all of our right, title and interest in that certain asset purchase agreement between Medical Discoveries, Inc. and Attorney Hinnerk-Joachim Muller as Liquidator of Savetherapeutics AG i. L.;

•
all of our right, title and interest in that side letter to the asset purchase agreement between Medical Discoveries, Inc. and Attorney Hinnerk-Joachim Muller as Liquidator of Savetherapeutics AG i. L.;

•	all of MDI Oncology’s right, title and interest in that certain Assignment of Patent, Participation and Research Development Agreement between MDI Oncology and Professor Heinrich Weiland;

•
all of MDI Oncology’s right, title and interest in that certain Assignment 1 to the Assignment of Patent, Participation and Research Development Agreement between MDI Oncology and Professor Heinrich Weiland; and

•	all of our right, title and interest in that certain consulting agreement between Medical Discoveries, Inc. and Marc Kessemeier.

The foregoing are collectively referred to in this proxy statement as the “Purchased Assets”.

In the event the sale to Eucodis is not approved by our shareholders, we are obligated under the Eucodis Agreement to transfer to Eucodis certain rights to SaveCream, by means of a license or otherwise, on terms to be determined by the parties. Accordingly, since we will no longer be developing the SaveCream product even if our shareholders do not approve the sale of these assets, we may still enter into a limited license or other agreement with Eucodis pursuant to which Eucodis could continue to develop and commercially exploit the SaveCream products.

Purchase Price; Obligations To Be Assumed By Eucodis

In exchange for the Purchased Assets, Eucodis will pay approximately 4,007,534 euros or approximately $5,906,000 based on the currency exchange rate in effect as of November 30, 2007, comprising a cash payment of approximately $2,267,000, and Eucodis’ assumption of certain of our obligations and liabilities aggregating approximately $3,639,000. Specifically, at or prior to the closing Eucodis will relieve us (and MDI Oncology, as applicable) from a total of $3,639,000 of indebtedness and commitments owed to Epstein, Becker and Green, LLP; H3 Pharma Consulting Group; Mayer, Brown, Rowe and Maw, LLP; Professor Heinrich Weiland; the Liquidator of Savetherapeutics AG i. L.; Marc Kessemeier; and Millbank Tweed, Hadley & McCloy LLP. The foregoing obligations to be assumed by Eucodis are collectively referred to in this proxy statement as the “Assumed Indebtedness”.

Further, Eucodis will assume all of our financial and other obligations under certain contracts relating to SaveCream, which will be assigned to Eucodis when the transaction closes, and certain other costs we have incurred since February 28, 2007 in connection with preserving the Purchased Assets for the benefit of Eucodis through the closing of the transaction. Other than the foregoing obligations, Eucodis will not assume or be liable for any of our obligations or liabilities.

Non-Competition

Under the Eucodis Agreement, we and MDI Oncology have agreed to a non-compete provision for the duration of five years after the closing of the Eucodis transaction. Specifically, the non-compete provision restricts us from undertaking research and development activities with respect to SaveCream, or any other product which could be used in reasonable substitution of SaveCream, or commercializing any products based on SaveCream, unless expressly authorized by Eucodis.

Representations And Warranties

The Eucodis Agreement contains various representations and warranties of Medical Discoveries and MDI Oncology including among others, representations and warranties related to:

•	due incorporation	•	due authorization,
•	consents	•	enforceability
•	corporate authority	•	contracts
•	no defaults or violations	•	litigation
•	no liens	•	no infringement

The Eucodis agreement contains various representations and warranties of Eucodis including among others, representations and warranties related to:

•	due incorporation	•	corporate authority
•	enforceability	•	due authorization

Indemnification

We and MDI Oncology have agreed to indemnify Eucodis and its directors, officers, employees, agents and consultants against, and hold them harmless from, any and all losses incurred or suffered by any of them arising out of any of the following:

•	any breach of any representation, warranty, covenant or agreement made by either of us or MDI Oncology under the Eucodis Agreement; and

•
any act or omission by either of us or MDI Oncology in connection with the Purchased Assets to the extent that the cause for such claim was existing prior to or on July 6, 2007, or in connection with the transactions contemplated by the Eucodis Agreement.

Eucodis has agreed to indemnify us and MDI Oncology and their directors, officers, employees, agents or consultants against, and hold them harmless from, any and all losses incurred or suffered by them arising out of any of the following:

•	any breach of any representation, warranty, covenant or agreement made by Eucodis under the Eucodis Agreement;

•	non payment by Eucodis of the Assumed Indebtedness; and

•
any act or omission by Eucodis in connection with the Purchased Assets to the extent that the cause for such claim was created after July 6, 2007, or in connection with the transactions contemplated by the Eucodis Agreement.

Other Covenants

Each of us, MDI Oncology and Eucodis have agreed:

•
to strictly protect and maintain the confidentiality of the confidential information belonging to the other parties with at least a reasonable standard of care that is no less than that which it uses to protect similar confidential information of its own;

•
not to disclose, nor allow to be disclosed, the confidential information belonging to the other parties to any person other than to employees, consultants and counsel, on a need to know basis provided, that such recipients of the confidential information are bound by obligations of confidentiality no less strict than those contained in the Eucodis Agreement

•
unless otherwise expressly provided for in the Eucodis Agreement, not use the confidential information belonging to the other parties for any purpose other than in relation to the exercise of its rights and obligations under the Eucodis Agreement; and

•	take all necessary precautions to restrict access of the confidential information belonging to the other parties to unauthorized personnel.

Conditions To Closing The Transaction

The consummation of the transactions contemplated under the Eucodis Agreement is contingent on approval by our shareholders. In addition, the obligations of Eucodis, us and MDI Oncology to consummate the transaction at the closing are, subject to satisfaction of the following conditions precedent on or before the closing date:

•	our and MDI Oncology’s representations and warranties under the Eucodis Agreement being true on the closing date;

•	our and MDI Oncology’s performance of all covenants and obligations required under the Eucodis Agreement;

•	our and MDI Oncology’s delivery to Eucodis of certain documents necessary to effect the transfer of the Purchased Assets; and

•	our obtaining additional capital or a credit facility in the aggregate amount of at least $250,000. We have already satisfied this condition.

Amendment Of The Eucodis Agreement

The Eucodis Agreement may be amended, modified or supplemented but only in writing signed by all of the parties.

Closing

The closing of the transaction is to take place on January 31, 2008 following approval by the shareholders and the satisfaction of all of the closing conditions set forth in the Eucodis Agreement.

Use Of Proceeds And Operations After The Transaction

Following the closing of the Eucodis transaction, neither we nor MDI Oncology will undertake research and development activities with respect to SaveCream or any other product which could be used in reasonable substitution of SaveCream, or commercialize any products based on SaveCream except as may be otherwise expressly requested by Eucodis.

At the closing of the Eucodis transaction, in addition to Eucodis’ assumption of certain indebtedness, as further described in this proxy statement, we will receive from Eucodis cash proceeds in the aggregate of approximately $2,067,000. These proceeds will be used to fund our future working capital needs, to repay certain indebtedness and commitments, and for future operations. At the time of the execution of the Eucodis Agreement, we had not yet made any determination about future business plans once the transaction with Eucodis closed. However, since signing into the Eucodis Agreement, we decided to engage in a the business of developing, marketing and selling alternative energy bio-fuels and related products. The proceeds to be received from Eucodis will, therefore, be used to conduct our new alternative biofuels business.

Regulatory Approvals

There are no regulatory approvals required to close the transactions contemplated by the Eucodis Agreement.

Certain Federal Income Tax Consequences

We expect that, in our consolidated tax returns, we will recognize taxable gain for U.S. federal income tax purposes as a result of the sale of the SaveCream assets to Eucodis. However, we believe that any taxes payable as a result of this sale will be offset by our prior operating losses, including those from the fiscal year ended December 31, 2007.

We do not expect that our shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction.

Accounting Treatment

The transaction will be accounted for by us and MDI Oncology as a sale of assets.

Recommendation Of The Board Of Directors

Our Board has determined that the approval of the sale and purchase agreement and the transaction is in the best interest of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE EUCODIS AGREEMENT AND THE ASSET SALE TRANSACTION.

PROPOSAL II - INCREASE IN AUTHORIZED COMMON STOCK

Overview

Our Board of Directors has approved an amendment to our Amended and Restated Articles of Incorporation to increase the shares of common stock that are authorized for issuance from 250,000,000 shares to 500,000,000 shares. The full text of the amendment to our Amended and Restated Articles of Incorporation increasing the authorized number of shares is set forth as follows:

“The first sentence of Article 3 of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

3. The aggregate number of shares of stock that the Corporation is authorized to issue is 550,000,000, consisting of 50,000,000 shares of preferred stock, no par value (hereinafter referred to as “Preferred Stock”), and 500,000,000 shares of common stock, no par value (hereinafter referred to as “Common Stock”).”

Reasons for the Amendment

Under our Amended and Restated Articles of Incorporation as currently in effect, there are 250,000,000 shares of common stock authorized for issuance. As of the record date, we have an aggregate of 197,676,560 shares of our common stock issued and outstanding. An additional 145,719,231 shares of our common stock are reserved for issuance upon the exercise of our outstanding warrants and options or the conversion of our outstanding Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock. (The holders or the Series A Convertible Preferred Stock and certain warrants have agreed that they will not convert their shares of Series A Convertible Preferred Stock or exercise their warrants if, by doing so, they would collectively own more than 9.99% of our outstanding shares. The foregoing assumes that all shares of Series A Convertible Preferred Stock are converted and all warrants are exercised, despite this limitation). Based on the number of shares of our common stock currently issued and outstanding, and on the number of additional shares issuable in connection with the exercise of outstanding warrants and options and the conversion of our convertible Preferred Stock, we have agreed to issue up to 93,395,791 more shares than our authorized number of shares permits. Accordingly, unless our Amended and Restated Articles of Incorporation are amended to increase the number of shares of common stock we are authorized to issue, we will not have sufficient authorized shares of common stock available in connection with exercises of currently outstanding warrants, options and our convertible preferred stock.

The primary purposes of the proposed increase in the number of authorized shares of common stock are the following:

1. To make additional shares of capital stock available for issuance in connection with currently outstanding warrants, options and our outstanding Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock.

2. To provide our Board of Directors with the flexibility to issue additional securities as the Board deems appropriate or necessary. In connection with the development of our new Jatropha Business, we expect to have to obtain additional financing in order to fund ongoing operations and to meet our working capital needs. Unless we increase the number of shares that we are authorized to issue, we may not be able to raise any additional capital from the issuance of securities.

3. The Board needs to have additional shares available to it for the issuance of options to future officers, directors and employees. The Board of Directors believes that the ability to issue stock options is crucial to the company’s future success.

4. The company may need additional newly authorized shares in the future in connection with possible acquisitions of, or business combinations with other companies, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes.

Except pursuant to outstanding options, warrants and other convertible securities, we have no present agreement or commitment, however, to issue any additional shares of common stock.

If our shareholders approve the increase in our authorized shares of common stock, our Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law.

The increase in the authorized common stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Medical Discoveries, Inc. The increase in the authorized number of shares of common sock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of this company without further action by the shareholders.

No Dissenters Rights

Under the laws of Utah, our shareholders are not entitled to dissenters’ rights with respect to the amendment to increase the number of our authorized capital stock, and we will not independently provide our shareholders with any such right.

Federal Income Tax Consequences

We believe that the federal income tax consequences of the increase in authorized capital stock to holders of our common stock will be as follows:

•	No gain or loss will be recognized by a shareholder upon the effective date of the amendment;

•	The aggregate tax basis of shares of our common stock will not be affected by the amendment; and

•	The holding period of shares of our common stock after the amendment will remain the same as the holding period prior to the amendment.

Our beliefs regarding the tax consequence of the proposed amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, brokers-dealers and tax exempt entities. The state and local tax consequences of the amendment may vary significantly as to each shareholder, depending upon the state in which he or she resides.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE INCREASE IN OUR AUTHORIZED COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO EFFECT AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL III – NAME CHANGE

Overview

Our Board of Directors has approved an amendment to our Articles of Incorporation to effect a name change to “Global Clean Energy Holdings, Inc.” The Article 1 of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“Article 1 of the Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

The name of the corporation is “Global Clean Energy Holdings, Inc. (the “Corporation).”

Reasons for Amendment

As stated elsewhere in this proxy statement, we have discontinued our operations in the bio-pharmaceutical industry and have commenced our new Jatropha Business. See “Business – The Jatropha Business,” above, for additional information about our new business. Since we are no longer a medical and drug development company, our Board decided to change the company’s name from “Medical Discoveries, Inc.” to a name that reflects the new biofuels business we are conducting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO EFFECT A NAME CHANGE OF THE COMPANY TO “GLOBAL CLEAN ENERGY HOLDINGS, INC.”

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Pro Forma Selected Financial Data

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

The following pro forma condensed consolidated financial statements estimate the pro forma effect of the Sale and Purchase Agreement by and between Medical Discoveries, Inc. and Eucodis dated July 6, 2007, whereby we agreed to sell all of our right, title and interest in all patents, patent applications, United States and foreign regulatory files and data, pre-clinical study data and anecdotal clinical trial data concerning SaveCream and to assign to Eucodis all of our right, title and interest in a co-development agreement with Eucodis, dated as of July 29, 2006, related to the co-development and licensing of SaveCream (including the intellectual property rights acquired in connection with that development). The closing of the transaction is subject to the satisfaction of certain closing conditions pursuant to the terms of the Sale and Purchase Agreement. Pursuant to a Settlement and Release Agreement with Ms. Judy Robinett, our former Chief Executive Officer, we have, among other things, agreed to pay Ms. Robinett $500,000 upon the closing of the sale of SaveCream to Eucodis. Therefore, the following pro forma condensed consolidated financial statements also estimate the pro forma effect of the Settlement and Release Agreement payment to Ms. Robinett.

The pro forma condensed consolidated balance sheet as of September 30, 2007 has been prepared as if the Sale and Purchase Agreement had been consummated on that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007, are presented as if the Sale and Purchase Agreement had been consummated at the beginning of each period.

Pursuant to the terms of the Sale and Purchase Agreement, the purchase price to be paid by Eucodis for acquiring these assets will be €4,007,534 (approximately $5,906,000 under exchange rates in effect as of November 30, 2007). The purchase price is comprised of (i) a cash payment of €1,538,462 ($2,267,000 under exchange rates in effect as of November 30, 2007) less $200,000 we received in March 2007 under the binding letter of intent, and (ii) Eucodis’ assumption of an aggregate of €2,469,072 ($3,639,000 under exchange rates in effect as of November 30, 2007), constituting specific indebtedness currently owed by us and other commitments to certain of our creditors. Under the terms of the Settlement and Release Agreement, we are obligated to pay Ms. Robinett $500,000 from the proceeds of the closing of the Sale and Purchase Agreement in settlement of $895,137 of accrued, but unpaid, compensation.
The pro forma condensed consolidated financial statements are based upon available information and certain assumptions made by management and believed to be reasonable in the circumstances. The pro forma condensed consolidated financial statements may be subject to adjustment based on the actual euro/dollar currency exchange rate in effect on the date of closing, among other considerations. The pro forma information may not be indicative of the results of our operations and financial position, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. These pro forma condensed consolidated financial statements is included for comparative purposes and should be read in conjunction with our historical financial information in financial statements included in this proxy statement and in our other reports and documents filed with the Securities and Exchange Commission.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007
(Unaudited)

		Pro forma		Pro forma
	As Reported (1)	Adjustments		Total
ASSETS
CURRENT ASSETS
Cash	$296,121	$1,987,539	a	$1,783,660
		(500,000)	b
Prepaid expenses	66,031			66,031
Total Current Assets	362,152	1,487,539		1,849,691

Property and equipment, net	29,870			29,870
Deferred offering costs	1,530			1,530

TOTAL ASSETS	$393,552	$1,487,539		$1,881,091

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,111,501	$-		$1,111,501
Accrued payroll and payroll taxes	1,294,584	(895,137)	b	399,447
Accrued interest payable	291,585			291,585
Notes payable to shareholders	56,000			56,000
Secured promissory note, less unamortized discount	58,673			58,673
Convertible notes payable	193,200			193,200
Financial instrument	2,065,470			2,065,470
Current liabilities associated with assets held for sale	3,137,859	(3,137,859)	a	-
Total Current Liabilities	8,208,872	(4,032,996)		4,175,876

STOCKHOLDERS' DEFICIT
Preferred stock - undesignated, Series A, convertible; no par value;
50,000,000 shares authorized; 28,928 shares issued and outstanding;
(aggregate liquidation preference of $2,892,800); the Company also
has designated Series B with no shares issued or outstanding	514,612			514,612
Common stock, no par value; 250,000,000 shares authorized;
170,238,669 shares issued and outstanding	16,403,248			16,403,248
Additional paid-in capital	1,468,057			1,468,057
Deficit accumulated prior to the development stage	(1,399,577)			(1,399,577)
Deficit accumulated during the development stage	(24,801,660)	5,125,398	a	(19,281,125)
		395,137	b
Total Stockholders' Deficit	(7,815,320)	5,520,535		(2,294,785)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$393,552	$1,487,539		$1,881,091

(1) Based on the Company's interim financial statements for the nine months ended September 30, 2007 included in this proxy statement.

See accompanying notes to unaudited pro forma condensed consolidated financial statements

MEDICAL DISCLOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

		Pro forma		Pro forma
	As Reported (1)	Adjustments		Total
Operating Expenses
General and administrative	$919,273	$-		$919,273
Research and development	986,584			986,584

Loss from Operations	(1,905,857)	-		(1,905,857)

Other Income (Expenses)
Unrealized loss on financial instrument	(1,520,482)			(1,520,482)
Interest income	394			394
Interest expense	(27,252)			(27,252)
Interest expense from amortization of discount
on secured promissory note	(58,673)			(58,673)
Gain on debt restructuring	90,000			90,000

Total Other Income (Expenses)	(1,516,013)	-		(1,516,013)

Income (Loss) from Continuing Operations	(3,421,870)	-		(3,421,870)

Loss from Discontinued Operations (net of
gain on disposal of MDI-P of $258,809)	(355,305)	355,305	c	-

Net Loss	$(3,777,175)	$355,305		$(3,421,870)

Basic and Diluted Loss per Common Share:
Loss from Continuing Operations	$(0.028)			$(0.028)
Loss from Discontinued Operations	$(0.003)			$-

Net loss	$(0.031)			$(0.028)

Basic and Diluted Weighted-Average Common
Shares Outstanding	122,214,575			122,214,575

(1) Based on the Company's interim financial statements for the nine months ended September 30, 2007 included in this proxy statement..

See accompanying notes to unaudited pro forma condensed consolidated financial statements

MEDICAL DISCLOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(Unaudited)

		Pro forma		Pro forma
	As Reported (1)	Adjustments		Total
Revenues	$800,000	$(800,000)	c	$-

Operating Expenses
General and administrative	1,986,052	(934,952)	c	1,051,100
Research and development	2,026,907	(2,026,907)	c	-

Total Expenses	(4,012,959)	2,961,859		(1,051,100)

Loss from Operations	(3,212,959)	2,161,859		(1,051,100)

Other Income (Expenses)
Unrealized gain on financial instrument	2,564,608			2,564,608
Interest income	2,866			2,866
Interest expense	(29,919)			(29,919)
Foreign currency transaction loss	(117,501)	117,501	c	-
Gain on debt restructuring	607,761			607,761
Other income	1,373			1,373

Total Other Income	3,029,188	117,501		3,146,689

Net Income (Loss)	$(183,771)	$2,279,360		$2,095,589

Income (Loss) per Common Share:
Basic	$(0.00)			$0.02
Diluted	$(0.00)			$0.01

Weighted-Average Common Shares Outstanding
Basic	113,809,546			113,809,546
Diluted	236,518,217			236,518,217

(1) Based on the Company's annual financial statements for the year ended December 31, 2006 included in this proxy statement..

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a) The pro forma condensed consolidated balance sheet gives the estimated effects of the closing of the Sale and Purchase Agreement, including the cash payment of €1,538,462 ($2,187,539 under exchange rates in effect as of September 30, 2007) less $200,000 received in March 2007 under the binding letter of intent, and (ii) Eucodis’ assumption of an aggregate of €2,469,072 ($3,510,773 under exchange rates in effect as of September 30, 2007) of our liabilities, constituting $3,137,859 of specific indebtedness currently owed and recorded in the balance sheet, and $372,914 of other commitments to certain of our creditors.

(b) The pro forma condensed consolidated balance sheet gives the estimated effects of the fulfillment of the terms of the Settlement and Release Agreement with Judy Robinett, the Company’s former Chief Executive Officer. Under the Settlement and Release Agreement, we are obligated to pay Ms. Robinett $500,000 from the proceeds of the closing of the Sale and Purchase Agreement in settlement of $895,137 of accrued, but unpaid, compensation.

(c) The pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007, and for the year ended December 31, 2006, give effect of the Sale and Purchase Agreement as though it had been consummated on January 1, 2007 and January 1, 2006, respectively. This pro forma adjustment also includes the effects of eliminating the operating expenses associated with MDI-P, a bio-pharmaceutical technology that we sold in August 2007. It is not practical to segregate the operating expenses of the MDI-P technology from the operating expenses associated with the technology being sold under the Sale and Purchase Agreement.

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
AND
BUSINESS CONSULTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Medical Discoveries, Inc.

We have audited the accompanying consolidated balance sheets of Medical Discoveries, Inc. and subsidiaries (a development stage company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and for the period from November 20, 1991 (date of inception of the development stage) through December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of the Company from November 20, 1991 through December 31, 2003, which statements reflect total revenues and deficit accumulated during the development stage of $157,044 and $14,930,259, respectively. Those statements were audited by other auditors whose reports, dated February 18, 2004 (except Note K, not included herein, as to which the date is November 15, 2004) and March 20, 2000, included an explanatory paragraph stating there was substantial doubt regarding the Company’s ability to continue as a going concern. Our opinion, insofar as it relates to the consolidated financial statements for the period from November 20, 1991 through December 31, 2003, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Discoveries, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended and for the period from November 20, 1991 through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise previously engaged in developing bio-pharmaceutical research and currently developing bio-diesel fuels. As discussed in Note B to the financial statements, the stockholders’ deficit and the operating losses since inception raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
November 28, 2007

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS

Cash	$47,658	$654,438

Total Current Assets	47,658	654,438

Notes receivable	-	296,050
Property and equipment, net	62,249	80,635

TOTAL ASSETS	$109,907	$1,031,123

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable	$1,136,684	$935,132
Accrued payroll and payroll taxes	1,184,264	1,673,651
Accrued interest payable	267,739	237,836
Notes payable to shareholders	56,000	56,000
Convertible notes payable	193,200	193,200
Research and development obligation	2,441,445	592,100
Financial instrument	294,988	2,859,596

Total Current Liabilities	5,574,320	6,547,515

Long-term liability	90,000	-

TOTAL LIABILITIES	5,664,320	6,547,515

STOCKHOLDERS' DEFICIT

Preferred stock - undesignated, Series A, convertible; no par value; 50,000,000 shares authorized; 34,420 and 42,000 shares issued and outstanding, respectively; (aggregate liquidation preference of $3,442,000 and $4,200,000, respectively); the Company also has
designated a Series B with no shares issued or outstanding	514,612	523,334
Common stock, no par value; 250,000,000 shares authorized; 118,357,704 and 107,679,724
shares issued and outstanding, respectively	15,299,017	15,211,895
Additional paid-in capital	1,056,020	988,670
Deficit accumulated prior to the development stage	(1,399,577)	(1,399,577)
Deficit accumulated during the development stage	(21,024,485)	(20,840,714)

Total Stockholders' Deficit	(5,554,413)	(5,516,392)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$109,907	$1,031,123

See Notes to Consolidated Financial Statements

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Operations

			From Inception of
			the Development Stage
	For the Years Ended		on November 20, 1991
	December 31,		Through
	2006	2005	December 31, 2006

REVENUES	$800,000	$-	$957,044

COST OF GOODS SOLD	-	-	14,564

GROSS PROFIT	800,000	-	942,480

OPERATING EXPENSES

General and administrative	1,986,052	1,878,027	19,041,049
Research and development	2,026,907	2,172,461	7,748,106
Inventory write-down	-	-	96,859
Impairment loss	-	-	9,709
License fees	-	-	1,001,500

Total Expenses	4,012,959	4,050,488	27,897,223

LOSS FROM OPERATIONS	(3,212,959)	(4,050,488)	(26,954,743)

OTHER INCOME (EXPENSES)

Unrealized gain on
financial instrument	2,564,608	2,300,191	4,864,799
Interest income	2,866	25,727	58,164
Interest expense	(29,919)	(38,264)	(1,185,620)
Foreign currency transaction gain (loss)	(117,501)	56,480	(61,021)
Gain on debt restructuring	607,761	196,353	2,039,650
Other income	1,373	23,220	906,485

Total Other Income (Expenses)	3,029,188	2,563,707	6,622,457

NET LOSS	(183,771)	(1,486,781)	(20,332,286)

Preferred stock dividend from
beneficial conversion feature	-	-	(692,199)
NET INCOME (LOSS) APPLICABLE TO
COMMON SHAREHOLDERS	$(183,771)	$(1,486,781)	$(21,024,485)

BASIC AND DILUTED INCOME (LOSS)
PER COMMON SHARE	$(0.00)	$(0.01)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	113,809,546	107,398,164

See Notes to Consolidated Financial Statements

MEDICAL DISCOVERIES INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
Period From November 20, 1991 (Date of Inception of the Development Stage) through December 31, 2006

						Accumulated	Deficit
						Deficit	Accumulated
					Additional	Prior to	During the	Escrow/
	Preferred Stock		Common stock		Paid in	Development	Development	Subscription
	Shares	Amount	Shares	Amount	Capital	Stage	Stage	Receivables	Total

Balance at October 31, 1991			1,750,000	$252,997	$-	$(1,482,514)	$-	$-	$(1,229,517)

Restatement for reverse acquisition of WPI
Pharmaceutical, Inc. by Medical Discoveries, Inc.	-	-	-	(252,997)	-	252,997	-	-	-

Shares issued in merger of WPI Pharmaceutical, Inc.
Medical Discoveries, Inc., $0.01 per share	-	-	10,000,000	135,000	-	(170,060)	-	-	(35,060)

Balance at November 20, 1991
(Date of Inception of Development Stage)	-	-	11,750,000	135,000	-	(1,399,577)	-	-	(1,264,577)

Issuance of common stock for:
Cash
1992 - $0.50 per share	-	-	200,000	100,000	-	-	-	-	100,000
1992 - $1.50 per share	-	-	40,000	60,000	-	-	-	-	60,000
1993 - $0.97 per share	-	-	542,917	528,500	-	-	-	-	528,500
1994 - $1.20 per share	-	-	617,237	739,500	-	-	-	-	739,500
1995 - $0.67 per share	-	-	424,732	283,200	-	-	-	-	283,200
1996 - $0.66 per share	-	-	962,868	635,000	-	-	-	(60,000)	575,000
1997 - $0.43 per share	-	-	311,538	135,000	-	-	-	60,000	195,000
1998 - $0.29 per share	-	-	2,236,928	650,000	-	-	-	-	650,000
1999 - $0.15 per share	-	-	13,334	2,000	-	-	-	-	2,000
2001 - $0.15 per share	-	-	660,000	99,000	-	-	-	-	99,000
2003 - $0.04 per share	-	-	20,162,500	790,300	-	-	-	-	790,300
2004 - $0.09 per share	-	-	20,138,024	1,813,186	-	-	-	-	1,813,186
Services and Interest
1992 - $0.50 per share	-	-	500,000	250,000	-	-	-	-	250,000
1993 - $0.51 per share	-	-	251,450	127,900	-	-	-	-	127,900
1993 - $0.50 per share	-	-	800,000	400,000	-	-	-	-	400,000
1994 - $1.00 per share	-	-	239,675	239,675	-	-	-	-	239,675
1995 - $0.39 per share	-	-	4,333,547	1,683,846	-	-	-	(584,860)	1,098,986
1996 - $0.65 per share	-	-	156,539	101,550	-	-	-	-	101,550
1997 - $0.29 per share	-	-	12,500	3,625	-	-	-	-	3,625
1998 - $0.16 per share	-	-	683,000	110,750	-	-	-	-	110,750
1999 - $0.30 per share	-	-	100,000	30,000	-	-	-	-	30,000
2001 - $0.14 per share	-	-	1,971,496	284,689	-	-	-	-	284,689
2002 - $0.11 per share	-	-	2,956,733	332,236	-	-	-	-	332,236
2003 - $0.04 per share	-	-	694,739	43,395	-	-	-	-	43,395
2004 - $0.06 per share	-	-	1,189,465	66,501	-	-	-	-	66,501
Conversion of Debt
1996 - $0.78 per share			239,458	186,958	-	-	-	-	186,958
1997 - $0.25 per share	-	-	100,000	25,000	-	-	-	-	25,000
1998 - $0.20 per share	-	-	283,400	56,680	-	-	-	-	56,680
2002 - $0.03 per share	-	-	17,935,206	583,500	-	-	-	-	583,500
2004 - $0.07 per share	-	-	9,875,951	650,468	-	-	-	-	650,468
Other Issuances
1993 -License - $0.50 share	-	-	2,000,000	1,000,000	-	-	-	-	1,000,000
1997 - Settlement of contract	-	-	800,000	200,000	-	-	-	-	200,000
1998 - Issuance of common stock from
exercise of warrants, $0.001 per share	-	-	200,000	200	-	-	-	-	200
2000 - Reversal of shares issued	-	-	(81,538)	-	-	-	-	-	-

See Notes to Consolidated Financial Statements

MEDICAL DISCOVERIES INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT - (Continued)
Period From November 20, 1991 (Date of Inception of the Development Stage) through December 31, 2006
						Accumulated	Deficit
						Deficit	Accumulated
					Additional	Prior to	During the	Escrow/
	Preferred Stock		Common stock		Paid in	Development	Development	Subscription
	Shares	Amount	Shares	Amount	Capital	Stage	Stage	Receivables	Total
	-	-	103,301,699	12,347,659	-	(1,399,577)	-	(584,860)	10,363,222

Escrow and Subscription Receivables
1996 - Common stock canceled - $.34 per share	-	-	(1,400,000)	(472,360)	-	-	-	472,360	-
2000 - Issuance for escrow receivable $0.09 per share	-	-	5,500,000	500,000	-	-	-	(500,000)	-
2000 - Write-off of subscription receivable	-	-	-	-	-	-	-	112,500	112,500
2000 - Research and development costs	-	-	-	-	-	-	-	115,400	115,400
2001 - Research and development costs	-	-	-	-	-	-	-	132,300	132,300
2001 - Operating expenses	-	-	-	-	-	-	-	25,000	25,000
2004 - Termination of escrow agreement	-	-	(2,356,200)	(227,300)	-	-	-	227,300	-
Exercise of Options and Warrants
1997 - $0.25 per share	-	-	87,836	21,959	-	-	-	-	21,959
1999 - Waived option price $0.14 per share	-	-	170,000	24,000	-	-	-	-	24,000

Value of Options Issued for Services
1998	-	-	-	2,336,303	-	-	-	-	2,336,303
1999	-	-	-	196,587	-	-	-	-	196,587
2001	-	-	-	-	159,405	-	-	-	159,405
2002	-	-	-	-	124,958	-	-	-	124,958
2003	-	-	-	-	295,000	-	-	-	295,000
2004	-	-	-	-	1,675,000	-	-	-	1,675,000
Other
1994 - Cash contributed	-	-	-	102,964	-	-	-	-	102,964
1995 - Issuance of common stock option
to satisfy debt restructuring	-	-	-	20,000	-	-	-	-	20,000
2004 - Issuance of preferred stock and warrants for cash	12,000	523,334	350,000	68,845	477,821	-	-	-	1,070,000
2004 - Convertible preferred stock beneficial conversion
dividend	-	-	-	-	692,199	-	(692,199)	-	-
Net loss from inception through December 31, 2004	-	-	-	-	-	-	(18,661,734)	-	(18,661,734)

Balance at December 31, 2004	12,000	523,334	105,653,335	14,918,657	3,424,383	(1,399,577)	(19,353,933)	-	(1,887,136)

Issuance of common stock for services at $0.18 per share	-	-	104,167	11,312	-	-	-	-	11,312
Issuance of common stock for cash at $0.18 per share	-	-	1,922,222	281,926	-	-	-	-	281,926
Issuance of preferred stock and warrants	30,000	-	-	-	-	-	-	-	-
Reclassification of warrants to a financial instrument	-	-	-	-	(2,435,713)	-	-	-	(2,435,713)
Net loss for the year ended December 31, 2005	-	-	-	-	-	-	(1,486,781)	-	(1,486,781)
-
Balance at December 31, 2005	42,000	523,334	107,679,724	15,211,895	988,670	(1,399,577)	(20,840,714)	-	(5,516,392)

Conversion of preferred stock to common stock	(7,580)	(8,722)	10,242,424	8,722	-	-	-	-	-
Issuance of options for services	-	-	-	-	67,350	-	-	-	67,350
Issuance of common stock for services at $0.18 per share	-	-	435,556	78,400	-	-	-	-	78,400
Net loss for the year ended December 31, 2006	-	-	-	-	-	-	(183,771)	-	(183,771)

Balance at December 31, 2006	34,420	$514,612	118,357,704	$15,299,017	$1,056,020	$(1,399,577)	$(21,024,485)	$-	$(5,554,413)

See Notes to Consolidated Financial Statements

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Year Ended December 31,		From Inception of the Development Stage
	2006	2005	on November 20, 1991 Through Dec. 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(183,771)	$(1,486,781)	$(20,332,286)
Adjustments to reconcile net loss to net cash used by operating activities:
Foreign currency transaction (gain) loss	117,501	(56,480)	61,021
Gain on debt restructuring	(607,761)	(196,353)	(2,039,650)
Common stock issued for services, expenses, and litigation	78,400	-	4,346,117
Commitment for research and development obligation	1,712,745	665,700	2,378,445
Depreciation	18,386	8,515	127,172
Reduction of escrow receivable from research and development	-	-	272,700
Unrealized gain on financial instrument	(2,564,608)	(2,300,191)	(4,864,799)
Stock options and warrants granted for services	67,350	-	4,878,603
Reduction of legal costs	-	-	(130,000)
Write-off of subscriptions receivable	-	-	112,500
Impairment of loss on assets	-	-	9,709
Loss on disposal of equipment	-	-	30,364
Write-off of receivable	317,175	51,100	562,240
Note payable issued for litigation	-	-	385,000
Changes in operating assets and liabilities
Increase in accounts receivable	-	-	(7,529)
Increase in accounts payable, accrued payroll and payroll taxes	407,900	171,641	2,872,086
Increase in accrued interest	29,903	38,210	667,822
Net Cash Used in Operating Activities	(606,780)	(3,104,639)	(10,670,485)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in deposits	-	-	(51,100)
Purchase of equipment	-	(89,150)	(221,334)
Issuance of note receivable	-	(313,170)	(313,170)
Payments received on note receivable	-	-	130,000
Net Cash Used in Investing Activities	-	(402,320)	(455,604)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock, preferred stock and warrants for cash	-	3,006,000	10,033,845
Contributed equity	-	-	131,374
Proceeds from notes payable	-	-	1,336,613
Payments on notes payable	-	(300,000)	(801,287)
Proceeds from convertible notes payable	-	-	571,702
Payments on convertible notes payable	-	-	(98,500)
Net Cash Provided by Financing Activities	-	2,706,000	11,173,747

NET INCREASE (DECREASE) IN CASH	(606,780)	(800,959)	47,658
CASH AT BEGINNING OF PERIOD	654,438	1,455,397	-

CASH AT END OF PERIOD	$47,658	$654,438	$47,658

See Notes to Consolidated Financial Statements

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)

	For the Year Ended
	December 31,
	2006	2005
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Interest paid	$46	$19,283

NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of preferred stock to common stock	$8,722	$-
Common stock and warrants issued to placement agent	$-	$11,312
Conversion of accounts payable to long-term liability	$90,000	$-

See Notes to Consolidated Financial Statements

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Medical Discoveries, Inc. (“MDI” or the “Company”) was incorporated under the laws of the State of Utah on November 20, 1991. Effective as of August 6, 1992, the Company merged with and into WPI Pharmaceutical, Inc., a Utah corporation (“WPI”), pursuant to which WPI was the surviving corporation. Pursuant to the MDI-WPI merger, the name of the surviving corporation was changed to Medical Discoveries, Inc.

On July 6, 1998, the Company incorporated a wholly owned subsidiary, Regenere, Inc., in the State of Nevada. On October 2, 1998, the Company incorporated another wholly owned subsidiary, MDI Healthcare Systems, Inc., in the State of Nevada. As of December 31, 2003, the Company dissolved those subsidiaries.

On March 22, 2005, the Company formed MDI Oncology, Inc., a Delaware corporation, as a wholly-owned subsidiary to acquire and operate the assets and business associated with the Savetherapeutics transaction, discussed further in Note J.

Principles of Consolidation

The consolidated financial statements include the accounts of Medical Discoveries, Inc. and subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Development Stage Company

The Company has not yet commenced its planned principal operations and is, therefore, considered a development stage company as defined in the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 7. The Company has, at the present time, not paid any dividends. Any dividends that may be paid in the future will depend upon the financial requirements of the Company. The primary purpose of the business is the research and development of pharmaceuticals.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments maturing in three months or less to be cash equivalents. From time to time, the Company has cash deposits in excess of federally insured limits. The Company did not have any uninsured bank balances at December 31, 2006.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated lives of the related assets. Estimated useful lives are 5 years.

Normal maintenance and repair items are charged to costs and expensed as incurred. The cost and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and gain or loss on disposition is reflected in net income.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Income Taxes

  The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and the carryforward of operating losses and tax credits and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized. Research tax credits are recognized as utilized.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Revenue Recognition

  We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”). We recognize revenue when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; collectibility is reasonably assured; and title and the risks and rewards of ownership have transferred to the buyer. At the time of the transaction we also assess whether or not collection is reasonably assured. If we determine that collection of a fee is not reasonably assured, we defer recognition of the fee as revenue until the time collection becomes reasonably assured, which is generally upon receipt of cash.

Research and Development

  Research and development has been the principal function of the Company. Expenses in the accompanying financial statements include certain costs which are directly associated with the Company’s research and development of the Company’s anti-infective pharmaceutical, MDI-P as well as the purchase of the intellectual property assets of Savetherapeutics AG (See Note J). These costs, which consist primarily of pre-clinical testing activities, amounted to $2,026,907 and $2,172,461 and $7,748,106 for the year ended December 31, 2006 and 2005 and for the period November 20, 1991 (date of inception of the development stage) through December 31, 2006, respectively.

Foreign Currency Translation

  The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Euros. The Company has not entered into derivative instruments to offset the impact of foreign currency fluctuations.

Fair Value of Financial Instruments

       The Company estimates that the fair value of all financial instruments, at December 31, 2006 do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Estimates

       Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in determining the valuation of common stock, warrants, and stock options. It is at least reasonably possible that the significant estimates used will change within the next year.

Basic and Diluted Loss per Share

       Basic loss per share is computed on the basis of the weighted-average number of common shares outstanding during the year. Diluted loss per share is computed on the basis of the weighted-average number of common shares and all dilutive potentially issuable common shares outstanding during the year. Common stock equivalents, stock options and stock warrants have not been included in the loss per share for 2006 and 2005 as they are anti-dilutive. The potential common shares as of December 31, 2006 and 2005 are detailed below:

	Potential Common Shares
	as of December 31,
	2006	2005
Convertible notes	128,671	128,671
Convertible preferred stock	114,080,000	48,000,000
Warrants	38,973,861	40,923,861
Stock options	19,883,000	19,483,000
Total potential common shares	173,065,532	108,535,532

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Currently, the Company does not have enough authorized shares to meet the commitments it has entered into. Management is aware of the situation and is currently considering an appropriate course of action.

Stock Based Compensation

      Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”) using the modified prospective application. SFAS 123(R) requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123(R) also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (the vesting period). Prior to adopting SFAS 123(R), the Company accounted for stock-based compensation plans under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, generally no compensation expense is recorded when the terms of the award are fixed and the exercise price of the employee stock option equals or exceeds the fair value of the underlying stock on the date of grant. The Company adopted the disclosure-only provision of SFAS No. 123.

  Had compensation expense for stock option grants been determined based on the fair value of the stock options at the grant date, the Company's net loss and net loss per share would have been the same for the year ended December 31, 2005.

  As a result of adopting SFAS 123(R), we recognized compensation expense related to options granted during the year ended December 31, 2006 in the amount of $67,350, which was the fair value of the options issued during the year ended December 31, 2006.

Reclassifications

  Certain 2005 balances have been reclassified to conform to the 2006 presentation. These reclassifications had no effect on net loss or stockholders’ deficit for the year ended December 31, 2005.

Recently Issued Accounting Statements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140 (SFAS 155). SFAS 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and related interpretations. SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and clarifies which interest-only strips and principal-only strips are not subject to recognition as liabilities. SFAS 155 eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for the Company for all financial instruments acquired or issued beginning January 1, 2007. The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, which attempts to set out a consistent framework for preparers to use to determine the appropriate level of valuation allowance tax reserves to maintain for deferred tax assets relating to uncertain tax positions. This interpretation for FASB Statement No. 109 uses a two-step approach wherein a tax benefit is recognized if a position is more-than-likely-than-not to be sustained. The amount of the benefit is then measured to be the highest tax benefit, which is greater than fifty percent likely to be realized. FIN 48 also sets out disclosure requirements to enhance transparency of an entity’s tax reserves. The Company will adopt this Interpretation as of January 1, 2007. The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008. The Company is currently evaluating the impact of SFAS 157 on the financial statements.

  In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value. If the fair value option for an eligible item is elected, unrealized gains and losses for that item shall be reported in current earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to draw comparison between the different measurement attributes the Company elects for similar types of assets and liabilities. This statement is effective for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 159 in 2008. The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

NOTE B — BASIS OF PRESENTATION AND GOING CONCERN

       As shown in the accompanying financial statements, the Company incurred a net loss applicable to common shareholders of $183,771 during the year ended December 31, 2006, and has incurred losses applicable to common shareholders since inception of the development stage of $21,024,485. The Company has not had significant revenues and has negative working capital. The Company is hopeful, but there is no assurance, that its current business plan will be economically viable. Those factors raise substantial doubt about the Company’s ability to continue as a going concern.

       Management plans to meet its cash needs through various means including selling intellectual assets, securing financing, and developing new business plans. The Company has entered into an agreement to sell certain intellectual assets for an aggregate of €4,007,534 (approximately $5,906,000), which consideration is payable in cash and by the assumption of certain of the Company’s outstanding liabilities. In order to fund its operations pending the closing of the asset sale, the Company issued a secured promissory note for $1,000,000. The Company will also develop a business to participate in the rapidly growing bio-diesel industry. (See Note K for a more detailed description of these transactions.)

  The ability of the Company to continue as a going concern is dependent on that plan’s success. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - PROPERTY AND EQUIPMENT

  Property and equipment as of December 31, 2006 and 2005 are detailed below:

	2006	2005

Research equipment	$168,468	$168,468
Accumulated depreciation	(106,219)	(87,833)
	$62,249	$80,635

  Depreciation expense was $18,386 and $8,513 for the years ended December 31, 2006 and 2005, respectively.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D — INCOME TAXES

       Income taxes are provided for temporary differences between financial and tax basis income. The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the benefit from income taxes for the years ended December 31, 2006 and 2005:
	Years Ended December 31,
	2006	2005
Federal income tax benefit at statutory rate (34%)	$62,000	$506,000
State income tax, net of federal benefit	11,000	89,000
Unrealized gain on financial instrument	1,026,000	920,000
Change in valuation allowance	(1,099,000)	(1,515,000)
Provision for income taxes	$-	$-

The components of net deferred taxes are as follows at December 31 using a combined deferred tax rate of 40%:

	December 31,
	2006	2005
Net operating loss carryforward	$7,684,000	$6,663,000
Research and development credits	80,000	80,000
Stock options	673,000	646,000
Accrued compensation	436,000	380,000
Valuation allowance	(8,873,000)	(7,769,000)
Net deferred tax asset	$-	$-

  Inasmuch as it is not possible to determine when or if the net operating losses will be utilized, a valuation allowance has been established to offset the benefit of the utilization of the net operating losses.

       The Company has available net operating losses of approximately $19,000,000 which can be utilized to offset future earnings of the Company. The Company also has available approximately $80,000 in research and development credits which expire in 2008. The utilization of the net operating losses and research and development credits are dependent upon the tax laws in effect at the time such losses can be utilized. The losses begin to expire between the years 2007 and 2023. Should the Company experience a significant change of ownership the utilization of net operating losses could be reduced.

NOTE E — NOTES PAYABLE

      The Company has the following notes payable at December 31, 2006 and 2005:

	2006	2005
Notes payable to shareholders, which are currently due
and in default. Interest is at 12%.	$56,000	$56,000

  On April 1, 2005, the Company negotiated a settlement regarding notes payable totaling $280,717 and accrued interest of $215,636, by payment of $300,000 in cash. The Company recognized a gain on settlement of debt totaling $196,353.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F — CONVERTIBLE NOTES PAYABLE

       The Company has the following convertible notes payable at December 31, 2006:

	2006	2005
Convertible notes payable to a trust, which is currently due
and in default. Interest is at 12%. Each $1,000 note is convertible	$193,200	$193,200
into 667 shares of Company's common stock.

NOTE G — STOCKHOLDERS’ EQUITY

Common Stock

  Preferred stock converted to common stock - During 2006, the Company converted 200 shares of Series A Preferred Stock into 242,424 shares of common stock. The conversion price was $.0825 per share. The preferred stock had an assigned value of $8,722 which was reclassified to common stock at the time of conversion. During May 2006, the Company converted 7,380 shares of Series A Preferred Stock into 10,000,000 shares of common stock. The conversion price was $.0738 per share. The preferred stock did not have any assigned value due to all the proceeds being assigned to the warrant liability.

  Stock issued for cash - During the year ended December 31, 2005 the Company issued 1,922,222 shares of common stock for cash totaling $281,926 at $0.18 per share. In connection with the sales for cash, the Company also issued warrants to purchase 1,922,222 shares of restricted common stock at $0.18 per share, expiring three years from the date of issuance.

   Stock issued for services - During the year ended December 31, 2006 the Company issued 435,556 shares of restricted common stock for services totaling $78,400 or $0.18 per share, which was the fair value of the services rendered. During the year ended December 31, 2005, the Company issued 104,167 shares for services totaling $11,312 or $0.18 per share, which was the fair value of the services rendered.

Preferred Stock, Warrants and Financial Instrument

  During the year ended December 31, 2005, the Company issued 30,000 shares of Series A Convertible Preferred Stock and warrants to purchase 22,877,478 shares of common stock for a total offering price of $3.0 million. The Company incurred $340,000 of offering costs and issued to the placement agent warrants to purchase 1,220,132 shares of common stock exercisable at $0.1967 per share which are exercisable for a period of three years.

  Each share of Preferred Stock entitles the holder to convert the share of Preferred Stock into the number of shares of common stock resulting from multiplying $100 by the conversion price. The conversion price is 75% of the average of the three lowest intra-day trading prices for the Company’s common stock during the 10 trading days immediately preceding the conversion date. The conversion price may not exceed $0.1967 and has a conversion price floor of $0.05. The warrants are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction. The warrants entitle the holder to purchase up to 22,877,478 shares of common stock of the Company at $0.1967 per share. The warrants expire three years after the date of issuance.

  The Series A Convertible Preferred Stock has no voting rights. In the event of liquidation, the holders are entitled to a liquidating distribution of $100 per share. The Company also entered into a Registration Rights Agreement with the investors requiring the Company to use its “best efforts” to timely file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants. There are no significant liquidation damages in the event the Company is unable to file its registration statement.

The conversion feature of the Series A Convertible Preferred Stock has more of the attributes of an equity instrument than a liability instrument, and thus not considered a derivative. However, the Company is unable to guarantee that there will be enough shares of stock to settle other “freestanding instruments.” Accordingly, the warrants attached to the convertible preferred stock are measured at their fair value and classified as liability in the financial statements. The fair value of the warrants was $3,844,116 on the date of issuance computed using the Black Scholes model with the following assumptions: volatility of 170%, risk-free interest rate of 3.9%, and an expected life of three years. The fair value of the warrants exceeded the proceeds received by $1,184,116, which was recorded as an expense on the statement of operations.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  As noted above, all warrants and options outstanding on March 11, 2005 (with the exception of stock options issued to employees) were measured at their fair value and reclassified as a liability in the financial statements. There were 16,215,100 warrants issued prior to March 11, 2005 with a fair value of $2,435,713. The value of the warrants was computed using the Black Scholes model with the following assumptions: volatility of 170%, risk-free interest rate of 3.9%, and an expected life of three years. As a result of the reclassification, stockholders’ equity was decreased by the fair value of the liability.

  Subsequent to March 11, 2005, 611,110 warrants were issued as part of common stock offerings of 611,110 shares. The warrants have a fair value of $64,074 and are classified as a liability on the financial statements. The value of the warrants was computed using the Black Scholes model with the following assumptions: volatility of 165%, risk-free interest rate of 3.8%, and an expected life of three years. The proceeds received from this issuance exceeded the value of the warrants by $45,926, which was attributed to the common stock.

  The Company adjusted to market value the outstanding warrants as of December 31, 2006 and 2005. The fair value of the financial instrument was $294,988 and $2,859,596, respectively. The Company used the Black-Scholes model in calculating fair value. At December 31, 2006 the following assumptions were: volatility of 138%, risk free interest rate of 5.0% and an expected life of one year. At December 31, 2005 the assumptions were: volatility of 152%, risk free interest rate of 4.41% and an expected life of two years. The changes in fair market value have been recorded as adjustments in the line “Unrealized gain on financial instrument” in the statement of operations of $2,564,608 and $2,300,191 for the years ended December 31, 2006 and 2005, respectively.

NOTE H - STOCK OPTIONS AND WARRANTS

Stock Options

  The Company has two incentive stock option plans wherein 24,000,000 shares of the Company’s common stock are reserved for issuance thereunder. During the year ended December 31, 2006, the Company granted a stock option to a former officer and director. The option is for 500,000 shares exercisable at $0.25 per share through December 31, 2010. The option was fully vested on January 1, 2006. The Company did not grant any options during 2005. Share-based compensation recorded during the years ended December 31, 2006 and 2005 was $67,350 and zero, respectively. No income tax benefit has been recognized for share-based compensation arrangements and no compensation cost has been capitalized in the balance sheet.

  A summary of the status of the options granted at December 31, 2006 and 2005, and changes during the years then ended is presented in the following table:

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2005	19,483,000	$0.04
Granted	-	-
Expired	-	-
Outstanding at December 31, 2005	19,483,000	0.04
Granted	500,000	0.25
Expired	(100,000)	0.50
Outstanding at December 31, 2006	19,883,000	$0.05	6.4 years	$340,000

Exercisable at December 31, 2006	19,883,000	$0.05	6.4 years	$340,000

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  At December 31, 2006, 80,000 of the options outstanding have no stated contractual life. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of stock options during the year ended December 31, 2006 was $0.13. The weighted-average assumptions used for options granted during the year ended December 31, 2006 were risk-free rate of 4.3%, volatility of 152%, expected life of five years, and dividend yield of zero. The assumptions employed in the Black-Scholes option pricing model include the following. The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of the Company’s common stock. The risk-free interest rate represents the U.S. Treasury constant maturities rate for the expected life of the related stock options. The dividend yield represents our anticipated cash dividend over the expected life of the stock options.

  As of December 31, 2006, there was no unrecognized compensation cost related to stock options that will be recognized in the future.

Stock Warrants

  A summary of the status of the warrants granted at December 31, 2006 and 2005, and changes during the years then ended is presented in the following table:

		Weighted
	Shares	Average
	Under	Exercise
	Warrant	Price
Outstanding at January 1, 2005	14,904,029	$0.28
Issued	26,019,832	0.20
Expired	-	-
Outstanding at December 31, 2005	40,923,861	0.23
Issued	-	-
Expired	(1,950,000)	1.00
Outstanding at December 31, 2006	38,973,861	$0.19

NOTE I — RELATED PARTY TRANSACTIONS

  At December 31, 2006 and 2005, the Company had accrued payroll and payroll taxes to current and former officers, employees, and directors totaling $1,184,264 and $1,673,651 for services performed and costs incurred in behalf of the Company, including $836,804 and $877,636, respectively, to the Company’s President and CEO, and $75,500 and $73,000, respectively, to the Company’s controller.

NOTE J — OTHER SIGNIFICANT TRANSACTIONS

Debt Restructuring

  On June 10, 2006, the Company entered into an agreement with a former vendor to forgive certain accrued expenses. The balance owed before the agreement was $229,066. Per the agreement, $3,975 was paid on the date of the agreement, another $3,975 was paid on August 13, 2006, and $131,116 was forgiven. The remaining balance of $90,000 will be due and payable immediately upon MDI’s receipt of $1 million in cumulative license revenue for MDI’s drug MDI-P in any human indication and has been recorded as Long-Term Liability in the accompanying financial statements. Additionally, the company determined $476,645 of previously recorded accrued payroll and payroll taxes had passed their statute of limitations for collection and are included in gain on debt restructuring in the accompanying financial statements.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Formestane Cream (formerly SaveCream) Asset Purchase

  On March 16, 2005, the Company completed the purchase of the intellectual property assets (the “Assets”) of Savetherapeutics AG, a German corporation in liquidation in Hamburg, Germany (“SaveT”). The Assets consist primarily of patents, patent applications, pre-clinical study data and clinical trial data concerning formestane cream (formerly called SaveCream), a developmental-stage topical aromatase inhibitor treatment for breast cancer. Formestane cream did not generate revenues for SaveT.

  The purchase price of the Assets was €2,350,000 (approximately $3.1 million under current exchange rates), payable as follows: €500,000 at closing, €500,000 (approximately $665,700 on the date of transaction, $659,850 using the December 31, 2006 exchange rates) upon conclusion of certain pending transfers of patent and patent application rights from formestane cream’s inventors to the Company, and the remaining €1,350,000 ($1,781,595 at December 31, 2006) upon successful commercialization of the Assets.

  The pending transfers of patent and patent application rights have not occurred as of December 31, 2006. The Company has deemed the transfers are reasonably likely to occur due to existing contractual commitments of the inventors and the reasonably likely success of the Company’s action in German court proceeding to effect these transfers. Accordingly, the Company has recorded the second €500,000 payment as a research and development obligation in these financial statements.

  In July 2006 the Company entered into a co-development and license agreement with Eucodis Forschungs-und Entwicklungs GmbH (Eucodis), which provides for up-front licensing fees and milestone payments in excess of the €1,350,000 threshold for successful commercialization of the Assets. Accordingly, in the year ended December 31, 2006 the Company recorded the final €1,350,000 purchase price payment as research and development obligation in the accompanying financial statements. Consistent with the Company’s conclusion that no business had been acquired in connection with the purchase of the Assets, the charge has been reflected as a research and development expense in the accompanying financial statements. During the year ended December 31, 2006, the Company recognized revenue of $800,000 from the co-development and license agreement.

Formation of MDI Oncology, Inc.

  On March 22, 2005, the Company formed MDI Oncology, Inc., a Delaware Corporation, as a wholly-owned subsidiary for the purpose of acquiring and operating the assets and associated business ventures associated with the SaveCream purchase.

Note receivable and R&D agreement

On July 15, 2005, the Company entered into an Assignment of Patent, Participation and Research and Development Agreement (the "Agreement") with the inventor of the Company’s SaveCream lead drug candidate.  The terms of the Agreement included the Company granting a €500,000 non-interest bearing loan to the inventor.  The loan was secured by profits expected to be received by the inventor resulting from the inventor's 6% ownership interest in MDI Oncology, Inc., a wholly owned subsidiary of the Company.  The Agreement also included a consulting agreement for the inventor to perform research and development work.  The consulting fee was €10,000 (approximately $13,197 under current exchange rates) per month, under which the Company paid €60,000 (approximately $79,182 under current exchange rates).

On October 27, 2006 the Company and the inventor amended the Agreement. In exchange for certain intellectual property rights, the amended agreement (i) terminated the balance of the non-interest bearing loan (€250,000) not already advanced to the inventor under the terms of the earlier July 15, 2005 agreement, (ii) terminated the consulting agreement requiring the inventor to perform certain research and development work and the fee-for-service payments anticipated to be made by the Company, and (iii) cancelled the inventor's 6% ownership interest in MDI Oncology, Inc.  The amended agreement further stipulated that the €250,000 already advanced to the inventor in two installments of €100,000 and €150,000, respectively, as a non-interest bearing loan under the July 15, 2005 agreement (the "Loan"), would be secured by 2,301,000 warrants (the "Warrant") for the Company’s common stock issuable to the inventor upon conclusion of certain pending transfers of patent and patent application rights to the Company.  The Warrant would have a strike price of $0.001 per share and a 10 year expiration date.  The Warrant would be issued to the inventor upon transfer of all intellectual property rights related to the SaveCream lead drug candidate.  As of December 31, 2006, these intellectual property rights were not transferred.  At December 31, 2006, the subject patents had yet to be transferred, and the principal amount of the Loan outstanding was €250,000 (approximately $329,925 under current exchange rates).  During the year ended December 31, 2006, the Company provided in the accompanying financial statements an allowance of the full amount related to collectibility of this note receivable.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE K — SUBSEQUENT EVENTS

Introduction

  The Company has been a development stage bio-pharmaceutical company engaged in the research and development of two drug candidates. Both of these drug candidates are still in development and neither has been approved by the U.S. Food and Drug Administration (the FDA). The total cost to develop these two drugs and to receive the approval from the FDA would cost many millions of dollars and take many more years. The Company attempted to fund its development costs through the sale of its equity securities, including the sale of its Series A Convertible Preferred Stock. At the end of 2006, the Company had virtually no cash, had no source of revenues, had a working capital deficit of $5.6 million and a stockholders’ deficit of $5.6 million. In addition, the holders of the Series A Convertible Preferred Stock informed the Company that they were no longer willing to fund the Company’s then current operations.

  The transactions described in this footnote reflect the Company’s efforts in 2007 to reorganize its operations and to reposition its business and operations.

Consulting Agreement

  In February 2007, the Company engaged a consulting firm to assist it in resolving its financial issues, to obtain advice regarding any strategic alternatives that may be available to it, and to prevent the Company from losing all of its assets in bankruptcy. During the past several months, the Company has explored a number of transactions that would (i) prevent the Company’s shareholders from losing their entire investment in the Company and (ii) enable the Company to repay some of its currently outstanding debts and liabilities.

  The consulting agreement has a term of one year. As compensation for its services, the consultant is to receive $15,000 per month plus a warrant to purchase 5,000,000 shares of the Company’s common stock. The warrant has an exercise price of $0.03 per share, contains a cash-less exercise provision, and expires ten years from date of issue. The Company is currently evaluating the proper accounting related to the warrant issuance.

Discontinued Operations

  The Board of Directors initially determined that it could no longer fund the development of its two drug candidates and could not obtain additional funding for these drug candidates. The Board evaluated the value of both of its developmental stage drug candidates. In March, 2007, the Board determined that the best course of action was to discontinue further development of these two drug candidates and sell these technologies.

Eucodis Agreement

  On March 8, 2007, the Company entered into a binding letter of intent with Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH, an Austrian company (Eucodis), regarding their intent to proceed with the evaluation, negotiation, and execution of a sale and purchase agreement related to certain assets of the Company. On July 6, 2007, the Company entered into a sale and purchase agreement (the Asset Sale Agreement) with Eucodis, pursuant to which Eucodis agreed to acquire certain assets of the Company in consideration for a cash payment and the assumption by Eucodis of certain indebtedness of the Company. Pursuant to the Second Amendment to the Asset Sale Agreement, the sale is scheduled to be consummated on or before January 31, 2008 after the shareholders of the Company have approved the transaction.

The assets to be acquired by Eucodis pursuant to the Asset Sale Agreement include all of the Company’s right, title and interest in all patents, patent applications, United States and foreign regulatory files and data, pre-clinical study data and anecdotal clinical trial data concerning SaveCream. In addition, at the closing of the sale, the Company will also assign to Eucodis all of its right, title and interest in a co-development agreement with Eucodis, dated as of July 29, 2006, related to the co-development and licensing of SaveCream (including the intellectual property rights acquired in connection with that development) and their rights under certain other contracts relating to SaveCream.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The purchase price to be paid by Eucodis for acquiring these assets will be €4,007,534 (approximately $5,906,000 under exchange rates in effect as of November 30, 2007), is comprised of (i) a cash payment of €1,538,462 (approximately $2,267,000 under exchange rates in effect as of November 30, 2007) less $200,000 received in March 2007 under the binding letter of intent, and (ii) Eucodis’ assumption of an aggregate of €2,469,072 (approximately $3,639,000 under exchange rates in effect as of November 30, 2007), constituting specific indebtedness currently owed and other commitments to certain creditors of the Company. In addition, at the closing of the sale, Eucodis will assume (i) all financial and other obligations of the Company under certain contracts to be assigned to Eucodis, and (ii) certain other costs incurred by the Company since February 28, 2007 in connection with preserving the acquired assets for the benefit of Eucodis until closing of the sale.

The Company has agreed to a non-compete provision for the duration of five years after the closing of the sale. Specifically, the non-compete provision will restrict the Company, or any of its respective affiliates, from undertaking research and development activities with respect to SaveCream, or any other product which could be used in reasonable substitution of that product, or commercializing any products based on SaveCream, unless expressly authorized by Eucodis.

The closing of the sale was scheduled to occur on September 30, 2007. However, Eucodis and the Company have agreed to extend the date of the closing of the sale until on or before January 31, 2008 following the date on which the shareholders vote to approve the sale. The consummation of the sale is subject to certain customary conditions, including (i) the delivery of releases from each creditor whose debt is being assumed by Eucodis, releasing the Company from any liability concerning such creditor’s indebtedness, and (ii) the Company obtaining additional capital or a credit facility in the aggregate amount of at least $250,000.

MDI-P Agreement

The Company also entertained various offers to purchase the Company’s rights to the assets related to the MDI-P compound. On August 9, 2007, the Company sold the MDI-P related assets for $310,000 in cash. The sale included the patents, name, and other intellectual property, research results and test data, production units and equipment, and other assets related to this technology. No liabilities were assumed by the purchaser in this transaction. The sale was subject to certain customary conditions, representations, and warranties. The Company is currently evaluating the accounting treatment as it relates to the sale of MDI-P.

Global Clean Energy Holdings, LLC

Having agreed to dispose of its assets, the Board of Directors decided to develop a business to produce and sell seed oils, including seeds oils harvested from the planting and cultivation of the Jatropha curcas plant, for the purpose of providing feedstock oil intended for the generation of bio-diesel. In order to commence its new Jatropha based biofuels business, the Company (i) hired Richard Palmer, an energy consultant, to act as the Company’s new President, Chief Operating Officer and future Chief Executive Officer, (ii) engaged Mobius Risk Group, LLC, a Texas company engaged in providing energy risk advisory services, to provide the Company with consulting services related to the development of the Jatropha bio-diesel business, and (iii) acquired certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the start-up of a business related to the cultivation and production of seed oil from the Jatropha plant for the production of bio-diesel. In order to fund the Company’s operations until cash is generated from the sale of the Assests to Eucodis and from the new Jatropha business, the Company entered into a loan and security agreement pursuant to which the Company has borrowed $350,000.

Share Exchange Agreement

The Company entered into a share and exchange agreement (the Global Agreement) pursuant to which the Company acquired all of the outstanding ownership interests in Global Clean Energy Holdings, LLC, a Delaware limited liability company (Global) on September 7, 2007 from Mobius Risk Group, LLC (Mobius) and from Richard Palmer (Mr. Palmer). Global is an entity that has certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the start-up of a business related to the cultivation and production of seed oil from the seed of the Jatropha plant, for the purpose of providing feedstock oil intended for the production of bio-diesel. Under the Global Agreement, the Company issued 63,945,257 shares of its common stock for all of the issued and outstanding membership interests of Global. Of the 63,945,257 shares issued under the Global Agreement, 36,540,146 shares were issued and delivered at the closing of the Global Agreement without any restrictions. The remaining 27,405,111 shares of common stock were, however, held in escrow by the Company, subject to forfeiture in the event that certain specified performance and market-related milestones are not achieved. Upon the satisfaction from time to time of the operational and market capitalization condition milestones, the restricted shares will be released by the Company from escrow and delivered to the buyers in accordance with the terms and conditions of the Global Agreement. In the event that all of the milestone conditions are not achieved, the restricted shares that have not been released from escrow will be cancelled by the Company and thereafter cease to be outstanding.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Of the restricted shares issued under the Global Agreement, 13,702,556 shares will be released from escrow if and when certain land lease agreements suitable for the planting and cultivation of Jatropha curcas are executed; and certain operation management agreements with a third-party land and operations management company with respect to the management, planting and cultivation of Jatropha curcas are executed. These restricted shares will be held in escrow subject to the satisfaction of these milestones, at which time such shares will be released from escrow and delivered to the sellers.

The remaining 13,702,555 restricted shares issued under the Global Agreement will be released from escrow upon satisfaction of certain market capitalization and average daily trading volume levels. These restricted shares will be held in escrow subject to the satisfaction of these milestones, at which time such shares will be released from escrow and delivered to the sellers. As of November 30, 2007, a total of 4,567,518 shares had been released from escrow and delivered to the sellers.

The restricted shares under the Global Agreement are subject to cancellation and termination as follows. The restricted shares held in escrow related to the operational milestone will be returned to the Company and cancelled if the related conditions are not satisfied by the end of the first anniversary of the effective date of the Global Agreement. The restricted shares related to the market capitalization milestones will be returned to the Company and cancelled to the extent that the market-related conditions are not satisfied by the end of the second anniversary of the effective date of the Global Agreement.

As part of the Global Agreement, Mobius has agreed to a non-competition agreement that prohibits Mobius from engaging or participating in any business that is in competition in any manner whatsoever with the Company’s new Jatropha business. The non-competition prohibition is in effect for a period of five years following the effective date of the Global Agreement.

The Company is currently evaluating the accounting effect of the Share Exchange Agreement.

Mobius Consulting Agreement

Concurrent with the execution of the Global Agreement, the Company entered into a consulting agreement with Mobius pursuant to which Mobius has agreed to provide consulting services to the Company in connection with the Company’s new Jatropha bio-diesel feedstock business. The Company engaged Mobius as a consultant to obtain Mobius’ experience and expertise in the feedstock/bio-diesel market to assist the Company and Mr. Palmer in developing this new line of operations for the Company. Mobius has agreed to provide the following services to the Company: (i) manage and supervise a research and development program contracted by the Company and conducted by the University of Texas Pan American regarding the location, characterization, and optimal economic propagation of the Jatropha plant; and (ii) manage and supervise the creation, planning, construction, and start-up of plant nurseries and seed production plantations in two geographical areas that may include either South Texas, the Yucatan Peninsula of Mexico (Merida), the Caribbean or Central America.

The term of the agreement is twelve (12) months, or until the scope of work under the agreement has been completed. Mobius will supervise the hiring of certain staff to serve in management and operations roles of the Company, or hire such persons to provide similar services as independent contractors. Mobius’ compensation for the services provided under the agreement is a monthly retainer of $45,000. The Company will also reimburse Mobius for reasonable business expenses incurred in connection with the services provided. The agreement contains customary confidentiality provisions with respect to any confidential information disclosed to Mobius or which Mobius receives while providing services under the agreement.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Palmer Employment Agreement

Effective September 1, 2007, the Company entered into an employment agreement with Richard Palmer pursuant to which the Company hired Mr. Palmer to serve as its President and Chief Operating Officer. Mr. Palmer was also appointed to serve as director on the Company’s Board of Directors to serve until the next election of directors by the Company’s shareholders. Upon the resignation of the current Chief Executive Officer, Mr. Palmer also will become the Company’s Chief Executive Officer. The Company hired Mr. Palmer to take advantage of his experience and expertise in the feedstock/bio-diesel space, and in particular, in the Jatropha bio-diesel and feedstock business. The term of employment commenced September 1, 2007 and ends on September 30, 2010, unless terminated in accordance with the provisions of the agreement.

Mr. Palmer’s compensation package includes a base salary of $250,000, subject to annual increases based on changes in the Consumer Price Index, and a bonus payment based on Mr. Palmer’s satisfaction of certain performance criteria established by the compensation committee of the Company’s Board of Directors. The bonus amount in any fiscal year will not exceed 100% of Mr. Palmer’s base salary. Mr. Palmer is eligible to participate in the Company’s employee stock option plan and other welfare plans. The Company granted Mr. Palmer an incentive option to purchase up to 12,000,000 shares of its common stock at an exercise price of $0.03 (the trading price on the date the agreement was signed). The options vest upon the Company’s achievement of certain market capitalization goals. When the Company’s market capitalization reaches $75 million, the incentive option will vest with respect to 6,000,000 shares. When the Company’s market capitalization reaches $120 million, the incentive option will vest with respect to the remaining 6,000,000 shares. The option expires five years after grant.

If Mr. Palmer’s employment is terminated by the Company without “cause” or by Mr. Palmer for “good reason”, he will be entitled to severance payments including 100% of his then-current annual base salary, plus 50% of the target bonus for the fiscal year in which his employment is terminated, and the incentive option to purchase 12,000,000 shares of common stock shall vest following termination of Mr. Palmer’s employment. The Company is currently evaluating the proper accounting treatment for this employment agreement and option issuance.

LODEMO Agreement

On October 15, 2007, the Company entered into a service agreement with Corporativo LODEMO S.A DE CV, a Mexican corporation (the LODEMO Group).

The Company has decided to initiate its Jatropha Business in Mexico, and has already identified parcels of land in Mexico to plant and cultivate Jatropha. In order to obtain all of the logistical and other services needed to operate a large-scale farming and transportation business in Mexico, the Company entered into the service agreement with the LODEMO Group, a privately held Mexican company with substantial land holdings, significant experience in diesel distribution and sales, liquids transportation, logistics, land development and agriculture.

Under the supervision of the Company’s management, the LODEMO Group will be responsible for the establishment, development, and day-to-day operations of the Jatropha Business in Mexico, including the extraction of the oil from the Jatropha seeds, the delivery of the Jatropha oil to buyers, the purchase or lease of land in Mexico, the establishment and operation of one or more Jatropha nurseries, the clearing, planting and cultivation of the Jatropha fields, the harvesting of the Jatropha seeds, the operation of the Company’s oil extraction facilities, and the logistics associated with the foregoing. Although the LODEMO Group will be responsible for identifying and acquiring the farmland, ownership of the farmland or any lease thereto will be held directly by the Company or by a Mexican subsidiary of the Company. The LODEMO Group will be responsible for hiring and managing all necessary employees. All direct and budgeted costs of the Jatropha Business in Mexico will be borne by the Company.

The LODEMO Group will provide the foregoing and other necessary services for a fee primarily based on the number of hectares of Jatropha under cultivation. The Company has agreed to pay the LODEMO Group a fixed fee per year of $60 per hectare of land planted and maintained with minimum payments based on 10,000 hectares of developed land, to follow a planned planting schedule. The Agreement has a 20-year term but may be terminated earlier by the Company under certain circumstances. The LODEMO Group also will potentially receive incentive compensation for controlling costs below the annual budget established by the parties, production incentives for increase yield and a sales commission for biomass sales.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loan Agreement

In order to fund its operations pending the sale of the Assets to Eucodis, the Company entered into a loan and security agreement on September 7, 2007, with Mercator Momentum Fund III, L.P., a California limited partnership. Pursuant to the loan agreement, the lender made available to the Company a secured term credit facility in the aggregate principal amount of $1,000,000. In connection with the loan agreement, the Company also issued a secured promissory note to the lender, which note is secured by a first priority lien on all of the assets of the Company. The lender and its affiliates currently own all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company.

Under the loan agreement, interest is payable on the loan at a rate of 12% per annum, payable monthly. The loan matures and becomes due and payable on December 14, 2007. In connection with the closing of the loan, the Company agreed to the exchange of the warrants to purchase 27,452,973 shares at a price of $0.1967 per share previously issued to the lender and certain of its affiliates to (i) lower the exercise price of such warrants to $0.01 per share, (ii) permit the cash-less exercise of the warrants, and (iii) extend the expiration date thereof to September 30, 2013. The Company is currently evaluating the accounting effect of the loan agreement and the exchange of warrants.

Consultant Agreement

On September 14, 2007, the Company entered into a one-year agreement with a consultant for investor relations services. Under the agreement, the Company agreed to pay total compensation of $105,000 over the one-year term. As additional compensation, the Company issued 4,357,298 shares of restricted common stock to the consultant and granted piggyback registration rights for the stock to be registered in connection with the Company’s next registration of securities. The Company is currently evaluating the accounting treatment for this consulting agreement.

Conversion of Series A Preferred Stock

On September 17, 2007, the preferred stockholders gave notice to the Company and converted 5,492 shares of Series A Preferred Stock into 10,983,521 shares of common stock. The conversion price was $0.05 per share.

Release and Settlement Agreement

Mercator Momentum Fund, LP; Monarch Pointe Fund, Ltd.; and Mercator Momentum Fund III, LP, each a private investment entity (collectively, the MAG Funds) purchased shares of the Company’s Series A Preferred Convertible Stock in 2004 and in 2005. In connection with the 2005 investment, the Company agreed to eliminate the conversion price floor of the Series A Stock. The Company failed to file an amendment to the Series A Stock Certificate of Designations of Preferences and Rights for the Series A Stock that would have eliminated the conversion price floor. Accordingly, in connection with an intended conversion of some of their Series A Stock in September 2007, the MAG Funds were required to convert Series A Stock at a conversion price higher than the price that would have applied if the Amendment had been filed as agreed.

On October 22, 2007, the Company executed and entered into a Release and Settlement Agreement (the Release Agreement), with the MAG Funds to settle all losses and damages that MAG may have suffered, and may hereafter suffer, as result of the Company’s failure to file the amendment to the Series A Stock Certificate of Designations of Preferences and Rights for the Series A Stock. Pursuant to the Release Agreement, the Company issued to the MAG Funds a ten-year warrant to acquire up to 17,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share expiring October 17, 2017. The initial warrant price is subject to adjustments in connection with (i) the Company’s issuance of dividends in shares of Common Stock, or shares of Common Stock or other securities convertible into shares of Common Stock without consideration, (ii) any cash paid or payable to the holders of Common Stock other than as a regular cash dividend, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stockholders.

The warrant issued to the MAG Funds contain beneficial ownership limitations, which preclude the MAG Funds from exercising its warrant if, as a result of such conversion or exercise, the MAG Funds would own beneficially more than 9.99% of the Company’s outstanding common stock then outstanding.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the Release Agreement, the MAG Funds released the Company from any and all claims, past, present or future, relating to the losses or the Company’s failure to file the amendment. In addition, MAG has agreed not to sue the Company in connection with the losses or the Company’s failure to file the Amendment.

The Company is currently evaluating the accounting significance of this release and settlement agreement.

Issuance of Series B Preferred Stock

In order to obtain additional working capital, on November 6, 2007, the Company entered into a Securities Purchase Agreement with two accredited investors, pursuant to which the Company sold a total of 13,000 shares of our newly authorized Series B Convertible Preferred Stock (“Series B Shares”) for an aggregate purchase price of $1,300,000. Each share of the Series B Shares has a stated value of $100.

The Series B Shares may, at the option of each holder, be converted at any time or from time to time into shares of our common stock at the conversion price then in effect. The number of shares into which one Series B Share shall be convertible is determined by dividing $100 per share by the conversion price then in effect. The initial conversion price per share for the Series B Shares is $0.11, which is subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, or other recapitalizations affecting the Series B Shares.

Each holder of Series B Shares is entitled to the number of votes equal to the number of shares of our common stock into which the Series B Shares could be converted on the record date for such vote, and shall have voting rights and powers equal to the voting rights and powers of the holders of the Company’s common stock. In the event of our dissolution or winding up, each share of the Series B Shares is entitled to be paid an amount equal to $100 (plus any declared and unpaid dividends) out of the assets of the Company then available for distribution to shareholders; subject, however, to the senior rights of the holders of Series A Convertible Preferred Stock.

No dividends are required to be paid to holders of the Series B Shares. However, the Company may not declare, pay or set aside any dividends on shares of any class or series of our capital stock (other than dividends on shares of our common stock payable in shares of common stock) unless the holders of the Series B Shares shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series B Shares.

Release and Settlement Agreement with Chief Executive Officer

On August 31, 2007, the Company entered into a Settlement and Release Agreement with Judy Robinett, the Company’s current Chief Executive Officer, pursuant to which Ms. Robinett agreed to continue to act as the Company’s transitional Chief Executive Officer. Under the agreement, Ms. Robinett agreed to, among other things, assist the Company in the sale of its legacy assets, complete the preparation and filing of the delinquent reports to the Securities and Exchange Commission (the SEC) that related to the periods prior to the appointment of Mr. Palmer, and provide certain shareholder and creditor related services. Upon the completion of the foregoing matters, in particular the filing of the delinquent reports to the SEC, Ms. Robinett will resign, and Mr. Palmer will thereafter assume the office of Chief Executive Officer. Under the agreement, Ms. Robinett agreed to (i) forgive her potential right to receive $1,851,805 in accrued and unpaid compensation, un-accrued and pro-rata bonuses, and severance pay and (ii) the cancellation of stock options to purchase 14,000,000 shares of common stock at an exercise price of $0.02 per share. In consideration for her services, the forgiveness of the foregoing cash payments, the cancellation of the foregoing stock options, and settlement of other issues, the Company agreed to (a) pay Ms. Robinett $500,000 upon the receipt of the Eucodis cash payment under the agreement to sell the SaveCream Assets, (b) pay Ms. Robinett a commission of fifteen percent of the gross proceeds received by the Company from the sale of the MDI-P asset, (c) pay Ms. Robinett $20,833 in monthly salary for serving as transitional Chief Executive Officer of the Company during the period from April 1, 2007 until the effective date of her resignation, and (d) permit Ms. Robinett to retain some of her previously granted incentive stock options in such an amount allowing her to purchase up to two million shares of common stock, which options shall continue to have the same terms and conditions as currently in existence, including an option price of $0.01 per share and expiration date of December 31, 2112.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Consulting Agreement

In February 2007, the Company entered into another consulting agreement with an individual to assist it in the preparation of financial statements, reporting to the SEC, raising capital, disposing of the existing technologies, and otherwise assisting executive management and the Company’s other consulting firm in the development and execution of the Company’s business plan. The consulting agreement had a term of one year. As compensation for its services, the consultant was to receive $10,000 per month plus a warrant to purchase 5,000,000 shares of the Company’s common stock. The warrant has an exercise price of $0.03 per share, contains a cash-less exercise provision, and expires ten years from date of issue. Since the consulting agreement was terminated prior to its expiration date, the Company’s obligations under the consulting agreement, if any, for the period after the termination date are unclear. No demand for any additional compensation has been made against the Company under the consulting agreement. The Company is currently evaluating the accounting effect of this consulting agreement. This consulting agreement was terminated in May 2007.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash	$296,121	$47,658
Prepaid expenses	66,031	-
Total Current Assets	362,152	47,658

Property and equipment, net	29,870	789
Deferred offering costs	1,530	-
Assets held for sale	-	61,460

TOTAL ASSETS	$393,552	$109,907

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,111,501	$663,691
Accrued payroll and payroll taxes	1,294,584	1,184,264
Accrued interest payable	291,585	267,739
Notes payable to shareholders	56,000	56,000
Secured promissory note, less unamortized discount	58,673	-
Convertible notes payable	193,200	193,200
Financial instrument	2,065,470	294,988
Current liabilities associated with assets held for sale	3,137,859	2,914,438
Total Current Liabilities	8,208,872	5,574,320

LONG-TERM LIABILITY	-	90,000

TOTAL LIABILITIES	8,208,872	5,664,320

STOCKHOLDERS' DEFICIT
Preferred stock - undesignated, Series A, convertible; no par value;
50,000,000 shares authorized; 28,928 and 34,420 shares issued and outstanding, respectively; (aggregate liquidation preference of
$2,892,800 and $3,442,000, respectively); the Company also has
designated Series B with no shares issued or outstanding	514,612	514,612
Common stock, no par value; 250,000,000 shares authorized; 170,238,669
and 118,357,704 shares issued and outstanding, respectively	16,403,248	15,299,017
Additional paid-in capital	1,468,057	1,056,020
Deficit accumulated prior to the development stage	(1,399,577)	(1,399,577)
Deficit accumulated during the development stage	(24,801,660)	(21,024,485)
Total Stockholders' Deficit	(7,815,320)	(5,554,413)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$393,552	$109,907

The accompanying notes are an integral part of these condensed consolidated financial statements

MEDICAL DISCLOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months		From Inception of the Development Stage on November 20, 1991
	Ended		Ended		through
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007

Operating Expenses
General and administrative	$564,268	$160,773	$919,273	$350,954	$5,869,946
Research and development	986,584	-	986,584	-	986,584

Loss from Operations	(1,550,852)	(160,773)	(1,905,857)	(350,954)	(6,856,530)

Other Income (Expenses)
Unrealized gain (loss) on financial instrument	(1,735,102)	840,271	(1,520,482)	1,720,351	3,344,317
Interest income	124	519	394	2,295	58,558
Interest expense	(11,501)	(7,538)	(27,252)	(22,382)	(1,212,872)
Interest expense from amortization of discount
on secured promissory note	(58,673)	-	(58,673)	-	(58,673)
Gain on debt restructuring	90,000	2,709	90,000	607,761	2,129,650
Other income	-	22	-	805	906,485

Total Other Income (Expenses)	(1,715,152)	835,983	(1,516,013)	2,308,830	5,167,465

Income (Loss) from Continuing Operations	(3,266,004)	675,210	(3,421,870)	1,957,876	(1,689,065)

Loss from Discontinued Operations (net of
gain on disposal of MDI-P of $258,809 in 2007)	(60,501)	(1,322,366)	(355,305)	(2,214,318)	(22,420,396)

Net Loss	(3,326,505)	(647,156)	(3,777,175)	(256,442)	(24,109,461)

Preferred stock dividend from beneficial
conversion feature	-	-	-	-	(692,199)

Net Loss Applicable to Common Shareholders	$(3,326,505)	$(647,156)	$(3,777,175)	$(256,442)	$(24,801,660)

Basic and Diluted Income (Loss) per Common Share:
Income (Loss) from Continuing Operations	$(0.025)	$0.006	$(0.028)	$0.018
Loss from Discontinued Operations	$(0.001)	$(0.011)	$(0.003)	$(0.020)

Net loss	$(0.026)	$(0.005)	$(0.031)	$(0.002)

Basic and Diluted Weighted-Average Common
Shares Outstanding	129,802,551	117,922,148	122,214,575	112,382,132

The accompanying notes are an integral part of these condensed consolidated financial statements

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			From Inception of the Development Stage
	For the Nine Months		on November 20, 1991
	Ended		through
	September 30,		September
	2007	2006	30, 2007
Cash Flows From Operating Activities
Net loss	$(3,777,175)	$(256,442)	$(24,109,461)
Adjustments to reconcile net loss to net cash used in
operating activities
Foreign currency transaction loss	199,296	21,125	260,317
Gain on debt restructuring	(90,000)	(607,761)	(2,129,650)
Common stock issued for services, expenses, litigation, and
research and development	986,584	-	5,254,301
Commitment for research and development obligation	-	1,712,745	2,378,445
Depreciation	10,438	13,928	137,610
Reduction of escrow receivable from research and development	-	-	272,700
Unrealized loss (gain) on financial instrument	1,520,482	(1,720,351)	(3,344,317)
Share-based compensation for services	529,684	67,350	5,486,687
Interest expense from amortization of disocunt on secured
promissory note	58,673	-	58,673
Reduction of legal costs	-	-	(130,000)
Write-off of subscriptions receivable	-	-	112,500
Impairment loss on assets	-	-	9,709
Gain on disposal of assets, net of losses	(258,809)	-	(228,445)
Write-off of receivable	-	167,175	562,240
Note payable issued for litigation	-	-	385,000
Changes in operating assets and liabilities
Accounts receivable	-	(225,000)	(7,529)
Prepaid expenses	(66,031)	-	(66,031)
Accounts payable	470,405	254,171	3,843,872
Accrued expenses	134,166	22,366	300,607
Net Cash Used in Operating Activities	(282,287)	(550,694)	(10,952,772)
Cash Flows From Investing Activities
Proceeds from disposal of assets	310,000	-	310,000
Increase in deposits	-	-	(51,100)
Purchase of property and equipment	(29,250)	-	(250,584)
Issuance of note receivable	-	-	(313,170)
Payments received on note receivable	-	-	130,000
Net Cash Provided by (Used in) Financing Activities	280,750	-	(174,854)
Cash Flows From Investing Activities
Issuance of common stock, preferred stock, and warrants for cash	-	-	10,033,845
Contributed equity	-	-	131,374
Proceeds from notes payable and related warrants	250,000	-	1,586,613
Payments on notes payable	-	-	(801,287)
Proceeds from convertible notes payable	-	-	571,702
Payments on convertible notes payable	-	-	(98,500)
Net Cash Provided by Financing Activities	250,000	-	11,423,747
Net Increase (Decrease) in Cash	248,463	(550,694)	296,121
Cash at Beginning of Period	47,658	654,438	-
Cash at End of Period	296,121	103,744	296,121

Supplemental Disclosures of Cash Flow Information:
Noncash Investing and Financing Activities:
Conversion of preferred stock to common stock	$-	$8,722

The accompanying notes are an integral part of these condensed consolidated financial statements

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

 Note 1 - Basis of Presentation

Unaudited Interim Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included and are of normal, recurring nature. These financial statements should be read in conjunction with the audited financial statements and notes thereto included for the year ended December 31, 2006 contained in this proxy statement. The results of operations for the nine months ended September 30, 2007, may not be indicative of the results that may be expected for the year ending December 31, 2007.

Income (Loss) per Common Share

Income (loss) per share amounts are computed by dividing income (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted income (loss) per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options, warrants, convertible notes, convertible preferred stock, and common stock held in escrow are currently antidilutive and have been excluded from the calculations of diluted income (loss) per share at September 30, 2007 and 2006, as follows:

	September 30,
	2007	2006
Convertible notes	128,671	128,671
Convertible preferred stock	57,856,000	62,018,018
Warrants	35,279,494	40,923,861
Compensation-based stock options and warrants	41,883,000	19,983,000
Common stock held in escrow	27,405,111	-
	162,552,276	123,053,550

As of the date of these financial statements, the Company does not have enough authorized shares to meet the commitments it has entered into. Management is currently considering alternative solutions to this situation.

Recently Issued Accounting Standards

  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Certain aspects of this statement are effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008 to the extent that it is effective. The Company is currently evaluating the impact of SFAS 157 on the financial statements.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

  In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value. If the fair value option for an eligible item is elected, unrealized gains and losses for that item shall be reported in current earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to draw comparison between the different measurement attributes the Company elects for similar types of assets and liabilities. This statement is effective for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 159 in 2008. The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

Note 2 - Going Concern Considerations

The Company’s recurring losses from development-stage activities in the current and prior years raise substantial doubt about the Company’s ability to continue as a going concern. As further described in the following footnotes, management of the Company is restructuring and reorganizing the Company to reposition the Company’s future business and related operations. In February 2007, the Company engaged a consulting firm to assist it in resolving its financial issues, to obtain advice regarding any strategic alternatives that may be available to it, and to prevent the Company from losing all of its assets in bankruptcy. The Company has discontinued its bio-pharmaceutical operations and has sold certain assets of this business segment and has an agreement to sell the remainder of the assets of this business for cash and assumption of liabilities. The Company has also obtained a secured term credit facility to provide interim financing until the sale of assets closes, of which the Company has utilized $350,000. The Company has also entered into a share exchange agreement with an entity for the purpose of developing a business involving the production of bio-diesel. In connection with this new business direction, the Company has entered into an employment agreement for a new Chief Operating Officer, who will also become the Chief Executive Officer in the near future and has entered into other consulting and service agreements in connection with the bio-diesel operation.

The ability of the Company to continue as a going concern is dependent upon the success of these new planned operations. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3 - Discontinued Operations

During the nine months ended September 30, 2007, the Board of Directors determined that it could no longer fund the development of its two drug candidates and could not obtain additional funding for these drug candidates. The Board evaluated the value of both of its developmental stage drug candidates. In March, 2007, the Board determined that the best course of action was to discontinue further development of these two drug candidates and sell these technologies.

Eucodis Agreement

On March 8, 2007, the Company entered into a binding letter of intent with Eucodis Pharmaceuticals Forschungs und Entwicklungs GmbH, an Austrian company (Eucodis), regarding their intent to proceed with the evaluation, negotiation, and execution of a sale and purchase agreement related to certain assets of the Company. On July 6, 2007, the Company entered into a sale and purchase agreement (the Asset Sale Agreement) with Eucodis, pursuant to which Eucodis agreed to acquire certain assets of the Company in consideration for a cash payment and the assumption by Eucodis of certain indebtedness of the Company. Pursuant to the Second Amendment to the Asset Sale Agreement, the sale is scheduled to be consummated on or before January 31, 2008 after the shareholders of the Company have approved the transaction.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

The assets to be acquired by Eucodis pursuant to the Asset Sale Agreement include all of the Company’s right, title and interest in all patents, patent applications, United States and foreign regulatory files and data, pre-clinical study data and anecdotal clinical trial data concerning SaveCream. In addition, at the closing of the sale, the Company will also assign to Eucodis all of its right, title and interest in a co-development agreement with Eucodis, dated as of July 29, 2006, related to the co-development and licensing of SaveCream (including the intellectual property rights acquired in connection with that development) and their rights under certain other contracts relating to SaveCream.

The purchase price to be paid by Eucodis for acquiring these assets will be €4,007,534 (approximately $5,906,000 under exchange rates in effect as of November 30, 2007), is comprised of (i) a cash payment of €1,538,462 (approximately $2,267,000 under exchange rates in effect as of November 30, 2007) less $200,000 received in March 2007 under the binding letter of intent, and (ii) Eucodis’ assumption of an aggregate of €2,469,072 (approximately $3,639,000 under exchange rates in effect as of November 30, 2007), constituting specific indebtedness currently owed and other commitments to certain creditors of the Company. In addition, at the closing of the sale, Eucodis will assume (i) all financial and other obligations of the Company under certain contracts to be assigned to Eucodis, and (ii) certain other costs incurred by the Company since February 28, 2007 in connection with preserving the acquired assets for the benefit of Eucodis until closing of the sale.

MDI-P Agreement

The Company also entertained various offers to purchase the Company’s rights to the assets related to the MDI-P compound. On August 9, 2007, the Company sold the MDI-P related assets for $310,000 in cash realizing a gain of $258,809. The sale included the patents, name, and other intellectual property, research results and test data, production units and equipment, and other assets related to this technology. No liabilities were assumed by the purchaser in this transaction. A liability in the amount of $90,000 was extinguished due to the sale. This liability was only payable when the Company received $1 million in cumulative license revenue from the MDI-P compound in any human indication. Due to the sale of
MDI-P for less than $1 million, this liability was no longer owed and was written off.

Accounting for Discontinued Operations

Pursuant to accounting rules for discontinued operations, the Company has classified all revenue and expense for 2007 and prior periods related to the operations of its bio-pharmaceutical business as discontinued operations. For all periods prior to March 2007, the Company has reclassified all revenue and operating expenses to discontinued operations, except for estimated general corporate overhead, because all of its operations related to the discontinued technologies. The assets being sold and the liabilities being assumed in the planned sales have been segregated in the accompanying balance sheets and are characterized as Assets Held for Sale and Current Liabilities Associated with Assets Held for Sale, respectively. Revenues of $200,000 and $800,000 for the nine months ended September 30, 2007 and 2006, respectively, are included in the loss from discontinued operations. The Company has recorded a gain from the sale of MDI-P of $258,809 during the three and nine months ended September 30, 2007, but has not recorded any gain or loss at September 30, 2007 associated with the planned sale of the SaveCream assets. The following table presents the main classes of assets and liabilities associated with the discontinued business.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

	September 30,	December 31,
	2007	2006
Property and equipment, net of accumulated depreciation	$-	$61,460

Liabilities:
Current liabilities:
Accounts payable	$507,344	$472,993
Research and development obligation	2,630,515	2,441,445
	$3,137,859	$2,914,438

Note 4 - Global Clean Energy Holdings, LLC

Having agreed to discontinue its bio-pharmaceutical operations and dispose of the related assets, the Company considered entering into a number of other businesses that would enable it to be able to provide the shareholders with future value. The Company’s Board of Directors decided to develop a business to produce and sell seed oils, including seed oils harvested from the planting and cultivation of the Jatropha curcas plant, for the purpose of providing feedstock oil intended for the generation of methyl ester, otherwise known as bio-diesel (the “Jatropha Business”). The Company’s Board concluded that there was a significant opportunity to participate in the rapidly growing biofuels industry, which previously was mainly driven by high priced, edible oil-based feedstock. In order to commence its new Jatropha Business, effective September 1, 2007, the Company (i) hired Richard Palmer, an energy consultant, and a member of Global Clean Energy Holdings LLC (“Global”) to act as its new President, Chief Operating Officer and future Chief Executive Officer, (ii) engaged Mobius Risk Group, LLC, a Texas company engaged in providing energy risk advisory services, to provide it with consulting services related to the development of the Jatropha Business, and (iii) acquired certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the cultivation and production of seed oil from the Jatropha plant for the production of bio-diesel from Global.

Share Exchange Agreement

The Company entered into a share exchange agreement (the Global Agreement) pursuant to which the Company acquired all of the outstanding ownership interests in Global Clean Energy Holdings, LLC, a Delaware limited liability company (Global) on September 7, 2007 from Mobius Risk Group, LLC (Mobius) and from Richard Palmer (Mr. Palmer). Global is an entity that has certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the start-up of a business related to the cultivation and production of seed oil from the seed of the Jatropha plant, for the purpose of providing feedstock oil intended for the production of bio-diesel. Under the Global Agreement, the Company issued 63,945,257 shares of its common stock for all of the issued and outstanding membership interests of Global. Of the 63,945,257 shares issued under the Global Agreement, 36,540,146 shares were issued and delivered at the closing of the Global Agreement without any restrictions. The remaining 27,405,111 shares of common stock were, however, held in escrow by the Company, subject to forfeiture in the event that certain specified performance and market-related milestones are not achieved. Upon the satisfaction, from time to time, of the operational and market capitalization condition milestones, the restricted shares will be released by the Company from escrow and delivered to the buyers in accordance with the terms and conditions of the Global Agreement. In the event that all of the milestone conditions are not achieved, the restricted shares that have not been released from escrow will be cancelled by the Company and thereafter cease to be outstanding.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

Prior to the exchange of common stock, Global had no tangible assets or operations, but rather had certain trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the start-up of a business related to the cultivation and production of seed oil from the seed of the Jatropha plant. Accordingly, Global was not considered a business in accordance with FASB Emerging Issues Task Force Issue 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. With the exchange of the 36,540,146 shares of common stock, the Company acquired the trade secrets, know-how, business plans, term sheets, business relationships, and other information relating to the start-up of this new business. Accordingly, the Company has recorded research and development expense of $986,584, or $0.027 per share, for the value of the shares issued. The closing price of the Company’s common stock on September 7, 2007 was $0.027 per share.

Of the restricted shares issued under the Global Agreement, 13,702,556 shares will be released from escrow if and when certain land lease agreements suitable for the planting and cultivation of Jatropha curcas are executed and certain operation management agreements with a third-party land and operations management company with respect to the management, planting and cultivation of Jatropha curcas are executed. These restricted shares will be held in escrow subject to the satisfaction of these milestones, at which time such shares will be released from escrow and delivered to the sellers. The Company has accounted for these potentially issuable shares as share-based compensation under SFAS No. 123R, Share-Based Compensation, for shares of common stock that contain a performance or service condition. The Company has determined the value of these shares to be $369,969, or $0.027 per share, and is amortizing this compensation over four months, the period of time in which the satisfaction of the operational milestones is expected to be fulfilled that will result in the release of the 13,702,556 shares from escrow. For accounting purposes, shares held in escrow are not considered outstanding, but are deemed to be potential dilutive shares for loss per share calculations. During the three and nine months ended September 30, 2007, the Company recognized $70,911 of share-based compensation related to these shares.

The remaining 13,702,555 restricted shares issued under the Global Agreement will be released from escrow upon satisfaction of certain market capitalization levels (based on the number of outstanding shares at the average closing price of the previous sixty trading days) and average daily trading volume (for the previous sixty trading days). These potentially issuable shares will be released as follows:

a.	4,567,518 shares will be released upon the achievement of $6 million market capitalization and 75,000 shares of average daily trading volume,

b.	4,567,518 shares will be released upon the achievement of $12 million market capitalization and 100,000 shares of average daily trading volume, and

c.	4,567,519 shares will be released upon the achievement of $20 million market capitalization and 125,000 shares of average daily trading volume.

These restricted shares will be held in escrow subject to the satisfaction of these milestones, at which time such shares will be released from escrow and delivered to the sellers. As of November 30, 2007, a total of 4,567,518 shares had been released from escrow and delivered to the sellers. The Company has accounted for these potentially issuable shares as share-based compensation under SFAS No. 123R, for shares of common stock that contain a market condition. The Company has determined the value of these shares to be $369,969, or $0.027 per share, and is amortizing this compensation over the periods of time in which the satisfaction of each of the three market capitalization and trading volume milestones is expected to be fulfilled that will result in the release of the 13,702,555 shares from escrow. The Company currently estimates these time periods to be approximately three months for the first tranche of stock and two years for the second and third tranches. For accounting purposes, shares held in escrow are not considered outstanding, but are deemed to be potential dilutive shares for loss per share calculations. During the three and nine months ended September 30, 2007, the Company recognized $41,474 of share-based compensation related to these shares.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

Mobius Consulting Agreement

Concurrent with the execution of the Global Agreement, the Company entered into a consulting agreement with Mobius pursuant to which Mobius has agreed to provide consulting services to the Company in connection with the Company’s new Jatropha bio-diesel feedstock business. The Company engaged Mobius as a consultant to obtain Mobius’ experience and expertise in the feedstock/bio-diesel market to assist the Company and Mr. Palmer in developing this new line of operations for the Company. Mobius has agreed to provide the following services to the Company: (i) manage and supervise a contemplated research and development program contracted by the Company and conducted by the University of Texas Pan American regarding the location, characterization, and optimal economic propagation of the Jatropha plant; and (ii) assist with the management and supervision of the planning, construction, and start-up of plant nurseries and seed production plantations in Mexico, the Caribbean or Central America.

The term of the agreement is twelve (12) months, or until the scope of work under the agreement has been completed. Mobius will supervise the hiring of certain staff to serve in management and operations roles of the Company, or hire such persons to provide similar services as independent contractors. Mobius’ compensation for the services provided under the agreement is a monthly retainer of $45,000. The Company will also reimburse Mobius for reasonable business expenses incurred in connection with the services provided. The agreement contains customary confidentiality provisions with respect to any confidential information disclosed to Mobius or which Mobius receives while providing services under the agreement. The Company has paid $45,000 during the three and nine months ended September 30, 2007, of which $15,750 was expensed as compensation to Mobius and $29,250 was capitalized as plantation development costs pursuant to AICPA Statement of Position 85-3, Accounting by Agricultural Producers and Agricultural Cooperatives.

Palmer Employment Agreement

Effective September 1, 2007, the Company entered into an employment agreement with Richard Palmer pursuant to which the Company hired Mr. Palmer to serve as its President and Chief Operating Officer. Mr. Palmer was also appointed to serve as director on the Company’s Board of Directors to serve until the next election of directors by the Company’s shareholders. Upon the resignation of the current Chief Executive Officer, Mr. Palmer also will become the Company’s Chief Executive Officer. The Company hired Mr. Palmer to take advantage of his experience and expertise in the feedstock/bio-diesel space, and in particular, in the Jatropha bio-diesel and feedstock business. The term of employment commenced September 1, 2007 and ends on September 30, 2010, unless terminated in accordance with the provisions of the agreement.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

Mr. Palmer’s compensation package includes a base salary of $250,000, subject to annual increases based on changes in the Consumer Price Index, and a bonus payment based on Mr. Palmer’s satisfaction of certain performance criteria established by the compensation committee of the Company’s Board of Directors. The bonus amount in any fiscal year will not exceed 100% of Mr. Palmer’s base salary. Mr. Palmer is eligible to participate in the Company’s employee stock option plan and other welfare plans. The Company granted Mr. Palmer an incentive option to purchase up to 12,000,000 shares of its common stock at an exercise price of $0.03 (the trading price on the date the agreement was signed). The options vest upon the Company’s achievement of certain market capitalization goals. When the Company’s market capitalization reaches $75 million, the incentive option will vest with respect to 6,000,000 shares. When the Company’s market capitalization reaches $120 million, the incentive option will vest with respect to the remaining 6,000,000 shares. The option expires five years after grant.

If Mr. Palmer’s employment is terminated by the Company without “cause” or by Mr. Palmer for “good reason”, he will be entitled to severance payments including 100% of his then-current annual base salary, plus 50% of the target bonus for the fiscal year in which his employment is terminated, and the incentive option to purchase 12,000,000 shares of common stock shall vest following termination of Mr. Palmer’s employment.

The Company has accounted for the options under Mr. Palmer’s employment agreement as share-based compensation under SFAS No. 123R, for options to purchase common stock that contain a market condition. The Company valued these options at $264,000 using the Black-Scholes pricing model. The weighted average fair value of the stock options was $0.022 per share. The weighted-average assumptions used for the calculation of fair value were risk-free rate of 4.21%, volatility of 116%, expected life of five years, and dividend yield of zero. The Company is amortizing this compensation over the period of time in which the satisfaction of each of the two market capitalization milestones is expected to be fulfilled that will result in the vesting of these stock options. The Company currently estimates these time periods to be approximately three years. During the three and nine months ended September 30, 2007, the Company recognized $7,652 of share-based compensation related to these options.

Note 5 - Loan Agreement

In order to fund ongoing operations pending closing of the sale to Eucodis, the Company entered into the Loan Agreement with, and issued a promissory note in favor of, with Mercator Momentum Fund III, L.P. (Mercator). Pursuant to the loan agreement, Mercator made available to the Company a secured term credit facility in principal amount of $1,000,000. The promissory note initially was due and payable on December 14, 2007. As of December 13, 2007, the Company owed Mercator $250,000 under the loan. Mercator has agreed to extend the maturity date of the $250,000 to February 21, 2008. The foregoing loan is secured by a lien on all of our assets. The lender and its affiliates currently own all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company.

Under the loan agreement, interest is payable on the loan at a rate of 12% per annum, payable monthly. In connection with the closing of the loan, the Company agreed to (i) the cancellation of certain warrants to purchase 27,452,973 shares of common stock at $0.1967 per share previously issued to the lender and certain of its affiliates and (ii) the issuance of new warrants to purchase 27,452,973 shares of common stock at $0.01 per share. The new warrants permit the cash-less exercise of the warrants and expire on September 30, 2013.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

The warrants that were cancelled were being accounted for as a liability in the accompanying financial statements because the Company was unable to guarantee that there would be enough shares of common stock to settle other “freestanding instruments.” The carrying value of the liability related to these warrants on the date of cancellation was $62,205. For the same reasons as described above, the new warrants that were issued in connection with this loan agreement are also characterized as a liability in these financial statements. The fair value of the new warrants was determined to be $691,815, or $0.252 per share, using the Black-Scholes pricing model. The weighted-average assumptions used for the calculation of fair value were risk-free rate of 4.10%, volatility of 123%, expected life of approximately six years, and dividend yield of zero. On the date of issuance, the fair value of the new warrants has been recorded as (i) a discount to the note of $250,000 and (ii) a charge of $441,815 to “unrealized gain (loss) on financial instrument” in the accompanying Condensed Consolidated Statement of Operations. As of September 30, 2007, these and certain other warrants being accounted for as a liability were revalued and are carried at $2,065,470 in the accompanying balance sheet. The fair value of these warrants at September 30, 2007 was determined using the Black-Scholes pricing model. The weighted-average assumptions used for the calculation of fair value at September 30, 2007 were risk-free rate of 4.18%, volatility of 143%, expected life of approximately 4.7 years, and dividend yield of zero. For the three and nine months ended September 30, 2007, the Company has recorded an unrealized loss on financial instrument of $1,735,102 and $1,520,482, respectively. For the comparative three and nine months ended September 30, 2006, the Company recorded an unrealized gain on financial instrument of $840,271 and $1,720,351, respectively. The discount to the note is being amortized over the term of the loan agreement from September 7, 2007 to December 14, 2007, and recorded as “interest expense from amortization of discount on secured promissory note.” For the three and nine months ended September 30, 2007, the Company amortized $58,673 of the discount.

At September 30, 2007, this loan is carried in the accompanying balance sheet as follows:

Secured promissory note	$250,000
Less unamortized discount	(191,327)
Balance at September 30, 2007	$58,673

Note 6 - Conversion of Series A Preferred Stock

On September 17, 2007, the preferred stockholders gave notice to the Company and converted 5,492 shares of Series A Preferred Stock into 10,983,521 shares of common stock. For reasons further discussed under the caption “Release and Settlement Agreement” in Note 10 to the Condensed Consolidated Unaudited Financial Statements, the conversion price was $0.05 per share.

Note 7 - Consulting Agreements

In February 2007, the Company engaged the Emmes Group, a consulting firm, to assist it in resolving its financial issues, to obtain advice regarding any strategic alternatives that may be available to it, and to prevent the Company from losing all of its assets in bankruptcy. During the past several months, the Company has explored a number of transactions that would (i) prevent the Company’s shareholders from losing their entire investment in the Company and (ii) enable the Company to repay some of its currently outstanding debts and liabilities. The consulting agreement has a term of one year. As compensation for its services, the consultant is to receive $15,000 per month plus a warrant to purchase 5,000,000 shares of the Company’s common stock. The warrant has an exercise price of $0.03 per share, contains a cash-less exercise provision, and expires ten years from date of issue. The Company valued this warrant at $146,000 using the Black-Scholes pricing model. The weighted average fair value of the stock options was $0.0292 per share. The weighted-average assumptions used for the calculation of fair value were risk-free rate of 4.84%, volatility of 134%, expected life of ten years, and dividend yield of zero. The fair value of the warrant was expensed as share-based compensation on the date of issue.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

In February 2007, the Company entered into another consulting agreement with an individual to assist it in the preparation of financial statements and reporting to the SEC. The consulting agreement had a term of one year. As compensation for its services, the consultant was to receive $10,000 per month plus a warrant to purchase 5,000,000 shares of the Company’s common stock. The warrant has an exercise price of $0.03 per share, contains a cash-less exercise provision, and expires ten years from date of issue. The Company valued this warrant at $146,000 using the Black-Scholes pricing model. The weighted average fair value of the stock options was $0.0292 per share. The weighted-average assumptions used for the calculation of fair value were risk-free rate of 4.84%, volatility of 134%, expected life of ten years, and dividend yield of zero. The fair value of the warrant was expensed as share-based compensation on the date of issue. This consulting agreement was terminated in May 2007. Since the consulting agreement was terminated prior to its expiration date, the Company’s obligations under the consulting agreement, if any, for the period after the termination date are unclear. No demand for any additional compensation has been made against the Company under the consulting agreement.

On September 14, 2007, the Company entered into a one-year agreement with a consultant for investor relations services. Under the agreement, the Company agreed to pay total compensation of $105,000 over the one-year term. As additional compensation, the Company issued 4,357,298 shares of restricted common stock to the consultant and granted piggyback registration rights for the stock to be registered in connection with the Company’s next registration of securities. The issuance of the common stock was expensed as share-based compensation in the amount of $117,647, or $0.027 per share on the date of the agreement.

Note 8 - Stock Options and Warrants

Compensation-Based Stock Warrants and Options

The Company has two incentive stock option plans wherein 24,000,000 shares of the Company’s common stock are reserved for issuance thereunder.

As described in Notes 4 and 7 to the condensed consolidated financial statements, the Company issued compensation-based warrants to purchase 10,000,000 shares of common stock on February 1, 2007 to two consultants and options to purchase 12,000,000 shares of common stock on September 7, 2007 under an employment agreement. The warrants and option have an exercise price of $0.03 per share, and expire ten and five years, respectively, from date of issue. During the nine months ended September 30, 2006, the Company granted a stock option to a former officer and director. The option is for 500,000 shares exercisable at $0.25 per share through December 31, 2010. The option was fully vested on January 1, 2006. No income tax benefit has been recognized for share-based compensation arrangements and no compensation cost has been capitalized in the balance sheet.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

A summary of the status of the compensation-based warrants and options outstanding at September 30, 2007, and changes during the nine months then ended is presented in the following table:

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value

Outstanding at January 1, 2007	19,883,000	$0.05
Granted	22,000,000	0.03
Expired	-	-

Outstanding at September 30, 2007	41,883,000	$0.04	6.3 years	$1,927,500

Exercisable at September 30, 2007	29,883,000	$0.04	6.9 years	$1,387,500

At September 30, 2007, 80,000 of the options outstanding have no stated contractual life. The fair value of each stock option granted or compensation-based warrant issued to an employee or consultant is estimated on the date of grant or issue using the Black-Scholes pricing model. The weighted average fair value of compensation-based stock warrants issued and stock options granted during the nine months ended September 30, 2007 was $0.0253 per share. The weighted-average assumptions used for compensation-based warrants issued and stock options granted during the nine months ended September 30, 2007 were risk-free rate of 4.50%, volatility of 124%, expected life of 7.3 years, and dividend yield of zero. The weighted average fair value of stock options granted to the employee during the nine months ended September 30, 2006 was $0.13 per share. The weighted-average assumptions used for options granted during the nine months ended September 30, 2006 were risk-free rate of 4.3%, volatility of 152%, expected life of five years, and dividend yield of zero.

The assumptions employed in the Black-Scholes option pricing model include the following. The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of our common stock. The risk-free interest rate represents the U.S. Treasury constant maturities rate for the expected life of the related stock warrants. The dividend yield represents our anticipated cash dividend over the expected life of the stock warrants.

The Company recognized $151,473 and $417,152 of share-based compensation for compensation-based warrants issued, stock options granted, and common stock held in escrow during the three and nine months ended September 30, 2007, respectively. The Company recognized $0 and $67,350 of share-based compensation for options granted during the three and nine months ended September 30, 2006. As of September 30, 2007, there was $883,900 of unrecognized compensation cost related to stock options and common stock held in escrow that will be recognized over a weighted average period of approximately 0.75 years.

Other Stock Warrants

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

A summary of the status of the other warrants outstanding at September 30, 2007, and changes during the nine months then ended is presented in the following table:

		Weighted
	Shares	Average
	Under	Exercise
	Warrant	Price
Outstanding at January 1, 2007	38,973,861	$0.19
Issued	27,452,973	0.01
Cancelled	(27,452,973)	0.20
Expired	(3,694,367)	0.12
Outstanding at September 30, 2007	35,279,494	$0.05

Note 9 - Release and Settlement Agreement with Chief Executive Officer

On August 31, 2007, the Company entered into a Settlement and Release Agreement with Judy Robinett, the Company’s current Chief Executive Officer, pursuant to which Ms. Robinett agreed to continue to act as the Company’s transitional Chief Executive Officer. Under the agreement, Ms. Robinett agreed to, among other things, assist the Company in the sale of its legacy assets, complete the preparation and filing of the delinquent reports to the Securities and Exchange Commission (the SEC) that related to the periods prior to the appointment of Mr. Palmer, and provide certain shareholder and creditor related services. Upon the completion of the foregoing matters, in particular the filing of the delinquent reports to the SEC, Ms. Robinett will resign, and Mr. Palmer will thereafter assume the office of Chief Executive Officer.  Under the agreement, Ms. Robinett agreed to (i) forgive her potential right to receive $1,851,805 in accrued and unpaid compensation, un-accrued and pro-rata bonuses, and severance pay and (ii) the cancellation of stock options to purchase 14,000,000 shares of common stock at an exercise price of $0.02 per share. In consideration for her services, the forgiveness of the foregoing cash payments, the cancellation of the foregoing stock options, and settlement of other issues, the Company agreed to (a) pay Ms. Robinett $500,000 upon the receipt of the Eucodis cash payment under the agreement to sell the SaveCream Assets, (b) pay Ms. Robinett a commission of fifteen percent of the gross proceeds received by the Company from the sale of the MDI-P asset, (c) pay Ms. Robinett $20,833 in monthly salary for serving as transitional Chief Executive Officer of the Company during the period from April 1, 2007, until the completion of the transitional period and the issuance of the Company’s delinquent SEC reports, and (d) permit Ms. Robinett to retain some of her previously granted incentive stock options in such an amount allowing her to purchase up to two million shares of common stock, which options shall continue to have the same terms and conditions as currently in existence, including an option price of $0.01 per share and expiration date of December 31, 2112. Upon the fulfillment of all obligations under this agreement, currently anticipated to occur with the closing of the sale of the SaveCream assets to Eucodis, the Company will record the settlement of amounts owing to Ms. Robinett and record a gain on the settlement in the approximate amount of $400,000. At that date, the Company will also record the cancellation of the options currently held by Ms. Robinett to purchase 14,000,000 shares of common stock.

Note 10 - Subsequent Events

LODEMO Agreement

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

On October 15, 2007, the Company entered into a service agreement with Corporativo LODEMO S.A DE CV, a Mexican corporation (the LODEMO Group).

The Company has decided to initiate its Jatropha Business in Mexico, and has already identified parcels of land in Mexico to plant and cultivate Jatropha. In order to obtain all of the logistical and other services needed to operate a large-scale farming and transportation business in Mexico, the Company entered into the service agreement with the LODEMO Group, a privately held Mexican company with substantial land holdings, significant experience in diesel distribution and sales, liquids transportation, logistics, land development and agriculture.

Under the supervision of the Company’s management and Mobius, the LODEMO Group will be responsible for the establishment, development, and day-to-day operations of the Jatropha Business in Mexico, including the extraction of the oil from the Jatropha seeds, the delivery of the Jatropha oil to buyers, the purchase or lease of land in Mexico, the establishment and operation of one or more Jatropha nurseries, the clearing, planting and cultivation of the Jatropha fields, the harvesting of the Jatropha seeds, the operation of the Company’s oil extraction facilities, and the logistics associated with the foregoing. Although the LODEMO Group will be responsible for identifying and acquiring the farmland, ownership of the farmland or any lease thereto will be held directly by the Company or by a Mexican subsidiary of the Company. The LODEMO Group will be responsible for hiring and managing all necessary employees. All direct and budgeted costs of the Jatropha Business in Mexico will be borne by the Company.

The LODEMO Group will provide the foregoing and other necessary services for a fee primarily based on the number of hectares of Jatropha under cultivation. The Company has agreed to pay the LODEMO Group a fixed fee per year of $60 per hectare of land planted and maintained with minimum payments based on 10,000 hectares of developed land, to follow a planned planting schedule. The Agreement has a 20-year term but may be terminated earlier by the Company under certain circumstances. The LODEMO Group also will potentially receive incentive compensation for controlling costs below the annual budget established by the parties, production incentives for increase yield and a sales commission for biomass sales.

Release and Settlement Agreement

Mercator Momentum Fund, LP; Monarch Pointe Fund, Ltd.; and Mercator Momentum Fund III, LP, each a private investment entity (collectively, the MAG Funds) purchased shares of the Company’s Series A Preferred Convertible Stock in 2004 and in 2005. In connection with the 2005 investment, the Company agreed to eliminate the conversion price floor of the Series A Stock. The Company failed to file an amendment to the Series A Stock Certificate of Designations of Preferences and Rights for the Series A Stock that would have eliminated the conversion price floor. Accordingly, in connection with an intended conversion of some of their Series A Stock in September 2007, the MAG Funds were required to convert Series A Stock at a conversion price higher than the price that would have applied if the Amendment had been filed as agreed.

On October 22, 2007, the Company executed and entered into a Release and Settlement Agreement (the Release Agreement), with the MAG Funds to settle all losses and damages that MAG may have suffered, and may hereafter suffer, as result of the Company’s failure to file the amendment to the Series A Stock Certificate of Designations of Preferences and Rights for the Series A Stock. Pursuant to the Release Agreement, the Company issued to the MAG Funds a ten-year warrant to acquire up to 17,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share expiring October 17, 2017. The warrant contains a cash-less exercise provision, and the initial warrant price is subject to adjustments in connection with (i) the Company’s issuance of dividends in shares of Common Stock, or shares of Common Stock or other securities convertible into shares of Common Stock without consideration, (ii) any cash paid or payable to the holders of Common Stock other than as a regular cash dividend, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stockholders.

MEDICAL DISCOVERIES, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to Unaudited Condensed Consolidated Financial Statements

The warrant issued to the MAG Funds contain beneficial ownership limitations, which preclude the MAG Funds from exercising its warrant if, as a result of such conversion or exercise, the MAG Funds would own beneficially more than 9.99% of the Company’s outstanding common stock then outstanding.

Pursuant to the Release Agreement, the MAG Funds released the Company from any and all claims, past, present or future, relating to the losses or the Company’s failure to file the amendment. In addition, MAG has agreed not to sue the Company in connection with the losses or the Company’s failure to file the Amendment.

The Company is currently evaluating the accounting significance of this release and settlement agreement.

Issuance of Series B Preferred Stock

In order to obtain additional working capital, on November 6, 2007, the Company entered into a Securities Purchase Agreement with two accredited investors, pursuant to which the Company sold a total of 13,000 shares of our newly authorized Series B Convertible Preferred Stock (“Series B Shares”) for an aggregate purchase price of $1,300,000. Each share of the Series B Shares has a stated value of $100.

The Series B Shares may, at the option of each holder, be converted at any time or from time to time into shares of our common stock at the conversion price then in effect. The number of shares into which one Series B Share shall be convertible is determined by dividing $100 per share by the conversion price then in effect. The initial conversion price per share for the Series B Shares is $0.11, which is subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, or other recapitalizations affecting the Series B Shares.

Each holder of Series B Shares is entitled to the number of votes equal to the number of shares of our common stock into which the Series B Shares could be converted on the record date for such vote, and shall have voting rights and powers equal to the voting rights and powers of the holders of the Company’s common stock. In the event of our dissolution or winding up, each share of the Series B Shares is entitled to be paid an amount equal to $100 (plus any declared and unpaid dividends) out of the assets of the Company then available for distribution to shareholders; subject, however, to the senior rights of the holders of Series A Stock.

No dividends are required to be paid to holders of the Series B Shares. However, the Company may not declare, pay or set aside any dividends on shares of any class or series of our capital stock (other than dividends on shares of our common stock payable in shares of common stock) unless the holders of the Series B Shares shall first receive, or simultaneously receive, an equal dividend.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported assets, liabilities, sales and expenses in the accompanying financial statements. Critical accounting policies are those that require the most subjective and complex judgments, often employing the use of estimates about the effect of matters that are inherently uncertain. We are a development stage company as defined by the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” Accordingly, all losses accumulated since inception have been considered as part of our development stage activities. Certain other critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Note A to the Consolidated Financial Statements included in this proxy statement. However, we do not believe that there are any alternative methods of accounting for our operations that would have a material affect on our financial statements.

Results Of Operations

Twelve Months Ended December 31, 2006 Compared to Twelve Months Ended December 31, 2005

Revenues and Gross Profit. We are a development stage company that does not sell any products. Accordingly, other than an $800,000 up-front licensing fee we received during the year ended December 31, 2006 under our co-licensing and development agreement with Eucodis, we did not realize any revenues during 2006. We entered into the co-licensing and development agreement with Eucodis in July 2006. We did not recognize any revenue for the comparable period in 2005.

Operating Expenses and Operating Loss. We incurred $2,026,907 in research and development expenses for the year ended December 31, 2006, of which $1,712,745 is related to our acquisition of the patents and patent rights relating to SaveCream. We incurred $2,172,461 in research and development expenses for the same period of 2005, of which $665,700 relates to our acquisition of the patents and patent rights relating to SaveCream. Our general and administrative expenses were $1,986,052 during the year ended December 31, 2006, as compared to $1,878,027 during the year ended December 31, 2005. The increase in general and administrative expenses in 2006 was the result of the additional activities related to our SaveCream product that we acquired during the 2005 fiscal year. While our total expenses for both 2005 and 2006 were substantially similar, because of the $800,000 licensing fee payment we received in 2006, our operating loss decreased to $3,212,959 for the year ended December 31, 2006 as compared to the operating loss of $4,050,488 for the same period of 2005.

Other Income/ Expense and Net Loss. We recorded $2,564,608 as unrealized gain on financial instrument to record the accounting of warrants resulting from the issuance of the Series A Convertible Preferred Stock entered into in October 2004 and March 2005, as compared with an unrealized gain of $2,300,191 for the comparable period in 2005. This non-cash income recognition is the result of the periodic revaluation of certain warrants classified as a liability in the financial statements.

Certain of our liabilities are denominated in euros. As a result of the decrease in the value of the U.S. dollar compared to the euro, during the year ended December 31, 2006 we realized a foreign currency loss of $117,501; in 2005, we realized a foreign currency exchange gain of $56,480.

Because of our limited financial resources and our large unpaid balance of current liabilities, we periodically have attempted to compromise certain outstanding liabilities through negotiated settlements with our creditors. In addition, certain of our liabilities have been extinguished following expiration of the applicable statute of limitations collection periods. As a result of the extinguishment of certain of our liabilities at less than the recorded amount of those liabilities, as well as our write-off of certain liabilities and commitments due to expiration of the statute of limitations, we recorded $607,761 in gain on forgiveness of indebtedness in 2006 and $196,353 of such gain in 2005.

Despite our $3,212,959 operating loss, as a result of non-cash income recognized on the change in value of financial instruments and the financial statement gain recognized from the extinguishment of debts, our net loss applicable to common shareholders for the year ended 2006 was only $183,771 compared to a net loss applicable to common shareholders of $1,486,781 in fiscal 2005.

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

As discussed previously, during March 2007, the Board of Directors determined to discontinue our prior bio-pharmaceutical operations. Pursuant to accounting rules for discontinued operations, we have classified all revenue and expense for 2007 and prior periods related to the operations of our bio-pharmaceutical business as discontinued operations. Since all of our prior operations related to the bio-pharmaceutical business, all of our revenue and expense, with the exception of estimated general corporate overhead, has been reclassified into “Loss from Discontinued Operations” in the accompanying Condensed Consolidated Statements of Operations for all periods presented.

Revenues and Gross Profit. We are a development stage company and have not had significant revenues from our operations or reached the level of our planned operations. We have discontinued our prior bio-pharmaceutical operations during March 2007. In September 2007, we commenced operations in our new Jatropha business, but we are still in the pre-development agricultural stage of our operations and, therefore, do not anticipate generating significant revenues from the sale of bio-fuel products until 2009. We are, however, attempting to generate operating cash in 2008 from the forward sale of carbon credits and possibly from future oil delivery contracts. During the nine months ended September 31, 2007 and 2006, we recognized revenue of $200,000 and $800,000, respectively, related to our discontinued bio-pharmaceutical business, which revenue has been netted against expenses of discontinued operations and is included in Loss from Discontinued Operations in the accompanying Condensed Consolidated Statement of Operations.

Operating Expenses. Our general and administrative expenses related to continuing operations for the three and nine months ended September 30, 2007 were $564,268 and $919,273 compared to $160,773 and $350,954 for the three and nine months ended September 30, 2006. In 2007, general and administrative expense includes general corporate overhead of $326,584 and $506,389 for the three and nine months ended September 30, 2007, respectively, and includes share-based compensation of $237,684 and $412,884 for the three and nine months ended September 30, 2007. In 2006, general and administrative expense principally consisted of estimated general corporate overhead. We have included expenses such as director fees, accounting costs, certain legal costs, certain consulting expenses, and an allocation of our employees’ compensation as general corporate overhead. Other general and administrative expenses more directly related to the operation and disposal of our bio-pharmaceutical business have been included in Loss from Discontinued Operations.

For the three and nine months ended September 30, 2007, we have recorded research and development costs of $986,584 related to the value of common stock issued in exchange for certain trade secrets, know-how, business plans, term sheets, business relationships, and other information in connection with the share exchange with Global Clean Energy Holdings, LLC. Otherwise, we did not incur any research and development expenses for the three months and nine months ended September 30, 2007 due to our Board of Directors’ decision to discontinue funding development of the SaveCream and MDI-P drug candidate assets. We incurred $1,667,080 and $1,994,322 of research and development expenses for the three and nine month periods ended September 30, 2006, respectively, which principally related to our acquisition of the patents and patent rights relating to SaveCream, which are included in Loss from Discontinued Operations.

Other Income/ Expense and Net Loss. Our interest income decreased to $124 and $394 for the three and nine months ended September 30, 2007, respectively, from $519 and $2,295 for the corresponding periods of 2006 because of our decreased cash balances that we maintained in 2007.

During the three and nine months ended September 30, 2007, we recorded $1,735,102 and $1,520,482 as unrealized loss on financial instrument to record the accounting for warrants resulting from the issuance of the Series A Convertible Preferred Stock entered into in October 2004 and March 2005, and the cancellation and reissuance in September 2007 of certain related warrants to purchase 27,452,973 shares of common stock. During the same periods of 2006, we recorded unrealized gains as a result of the accounting for these warrants of $840,271 and $1,720,351, respectively. This non-cash gain recognition is the result of the periodic revaluation of certain warrants classified as a liability in the financial statements.

In connection with the accounting for the cancellation and reissuance of warrants mentioned in the previous paragraph, we recorded a discount to the associated secured promissory note of $250,000. The discount to the note is being amortized over the term of the loan agreement from September 7, 2007 to December 14, 2007, and being recorded as “interest expense from amortization of discount on secured promissory note.” For the three and nine months ended September 30, 2007, the Company amortized $58,673 of the discount.

In conjunction with our sale of MDI-P, a liability in the amount of $90,000 was extinguished due to the sale and recorded as “Gain on debt restructuring”. This liability was only payable if and when we received $1 million in cumulative license revenue from the MDI-P compound in any human indication. Due to the sale of MDI-P for less than $1 million, this liability was no longer owed and was written off. For the nine months ended September 30, 2006, we recorded “Gain on debt restructuring” of $607,761 principally related to recognizing certain previously recorded liabilities as having passed the statute of limitations for collection.

Our Loss from Discontinued Operations was $60,501 and $355,305 for the three months and nine months ended September 30, 2007, respectively, compared to $1,322,366 and $2,214,318 for the corresponding periods of 2006.

Liquidity And Capital Resources

As of September 30, 2007, we had $296,121 in cash and had a working capital deficit of $7,846,720. Since our inception, we have financed our operations primarily through private sales of equity and debt financing. Accordingly, early in 2007 we re-evaluated our future operations thereafter elected to terminate our bio-pharmaceutical operations.

In July 2007, we executed the Asset Sale Agreement with Eucodis pursuant to which we agreed to sell our SaveCream asset for an aggregate of €4,007,534 (approximately $5,906,000 based on the currency conversion rate in effect as of November 30, 2007), a portion of which comprised (i) a cash payment of €1,538,462 (approximately $2,267,000 based on the currency conversion rate in effect as of November 30, 2007), which is due and payable to us at the closing, less $200,000 already received from Eucodis in March 2007 upon the signing of the Letter of Intent, and (b) Eucodis’ assumption of an aggregate of €2,469,072 (approximately $3,639,000 based on the currency conversion rate in effect as of November 30, 2007), constituting specific indebtedness currently owed to certain of our creditors. The sale is scheduled to close on or before January 31, 2008.

In August 2007, we sold our second drug candidate, the MDI-P compound, for $310,000 in cash.

In order to fund ongoing operations pending closing of the sale to Eucodis, we entered into the Loan Agreement with, and issued a promissory note in favor of, Mercator Momentum Fund III, L.P. (“Mercator”). Pursuant to the loan agreement, Mercator made available to us a secured term credit facility in principal amount of $1,000,000. Initially, all loans under the credit facility became due and payable on December 14, 2007. As of December 13, 2007, $250,000 was outstanding under the credit facility. Mercator has agreed to extend the maturity date of this $250,000 loan to February 21, 2008. The foregoing loan is secured by a lien on all of our assets.

In November 2007, we issued 13,000 shares of our newly created Series B Convertible Preferred Stock to two accredited investors for an aggregate of $1,300,000.

We are currently funding our operations from the Mercator loan and from the proceeds of the sale of the Series B Convertible Preferred Stock. Assuming that the sale of SaveCream to Eucodis is completed in early 2008, we intend to use the net proceeds from that sale to fund our operating expenses, and to pay the $500,000 payment due to our former Chief Executive Officer under a certain release and settlement agreement. However, our business plan calls for significant infusion of additional capital to establish our Jatropha plantations in Mexico and other locations. We currently do not have the funds necessary to acquire and cultivate those plantations, nor will the projected proceeds from the Eucodis sale be sufficient for those purposes. Accordingly, in addition to the proceeds we expect to receive upon the sale of SaveCream to Eucodis, we will have to obtain significant additional capital through the sale of additional equity and/or debt securities, the forward sale of Jatropha oil and carbon offset credits, and from other financing activities, such as strategic partnerships. While we have commenced negotiations with third parties to obtain additional funding from strategic partnerships and for the sale of carbon credits, no assurance can be given that we will have sufficient capital available to continue to operate our business in 2008 or that we will be able to effect our new business plan in the Jatropha Business.

We have no off-balance sheet arrangements.

Changes in and disagreements with accountants on accounting and financial disclosure.

There were no changes or disagreements with our accountants on accounting and financial disclosure for the fiscal year ended December 31, 2006, and the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS.

The following table sets forth information regarding persons known by us to beneficially own, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, more than 5% of Common Stock as of December 30, 2007, based solely on information regarding such ownership available in filings by such beneficial owners with the SEC on Schedules 13D and 13G. The following table also sets forth information regarding beneficial ownership of Common Stock as of December 30, 2007, by our Directors and Judy Robinett, our Chief Executive Officer until December 26, 2007 (our sole named executive officer), and by the Directors and the named executive officer as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percent of Class
Certain Beneficial Owners:

Mercator Momentum Fund, LP 555 S. Flower St., Suite 4500 Los Angeles, CA 90071	47,572,974 (3)(13)	20.4%
Mercator Momentum Fund III, LP 555 S. Flower St., Suite 4500 Los Angeles, CA 90071	39,910,011 (4)(13)	17.1%
Monarch Pointe Fund, Ltd. 555 S. Flower St., Suite 4500 Los Angeles, CA 90071	34,002,509 (5)(13)	14.9%
David Firestone 555 S. Flower St., Suite 4500 Los Angeles, CA 90071	121,485,494 (6)(13)	40.5%
Mobius Risk Group, LLC Three Riverway, Suite 1700 Houston, Texas 77056	54,810,220 (7)	27.7%

Directors/Named Executive Officers:

Judy M. Robinett	2,030,000 (8)	1.0%
Richard Palmer	9,135,037 (9)	4.6%
David R. Walker	1,153,539 (10)	*
Eric J. Melvin Three Riverway, Suite 1700 Houston, Texas 77056	54,810,220 (11)	27.7%
Martin Schroeder 92 Natoma Street, Suite 200 San Francisco, California 94105	5,000,000 (12)	2.5%

All Named Executive Officers and Directors as a group (5 persons)	72,128,796	35.1%

* Less than 1%
(1) Unless otherwise indicated, the business address of each person listed is c/o Medical Discoveries, Inc., 6033 W. Century Blvd, Suite 1090, Los Angeles, California.
(2) For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of September 30, 2007.
(3) Includes 18,638,877 shares that may be acquired upon the exercise of currently exercisable warrants, and 17,430,000 shares of common stock issuable upon conversion of 8,715 shares of Series A convertible preferred stock based on an assumed conversion price of $0.05, which is the minimum price at which such shares of Series A convertible preferred stock can be converted.
(4) Includes 15,411,001 shares that may be acquired upon the exercise of currently exercisable warrants, and 20,590,000 shares of common stock issuable upon conversion of 10,295 shares of Series A convertible preferred stock based on an assumed conversion price of $0.05, which is the minimum price at which such shares of Series A convertible preferred stock can be converted.
(5) Includes 10,403,095 shares that may be acquired upon the exercise of currently exercisable warrants, and 19,834,000 shares of common stock issuable upon conversion of 9,917 shares of Series A convertible preferred stock based on an assumed conversion price of $0.05, which is the minimum price at which such shares of Series A convertible preferred stock can be converted.
(6) David Firestone is the managing member of MAG Capital, LLC, a California limited liability company (“MAG”). Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP, are private investment limited partnerships organized under California law. The general partner of each fund is MAG. Monarch Pointe Fund, Ltd. is a corporation organized under the laws of the British Virgin Islands. MAG controls the investment of Monarch Pointe Fund, Ltd.
(7) Includes 23,490,095 shares subject to forfeiture in the event the company has not satisfied certain conditions by September 7, 2009.
(8) Includes 2,000,000 shares that may be acquired upon the exercise of currently exercisable options.
(9) Includes 3,262,514 shares subject to forfeiture in the event the company has not satisfied certain conditions by September 7, 2009. Mr. Palmer owns 13.33% of the outstanding membership interests of Mobius. Mr. Palmer has options to acquire 12,000,000 shares of common stock, which options are not currently exercisable and will not become exercisable unless certain conditions are met. Neither the shares held by Mobius, nor the foregoing options to purchase 12,000,000 shares have not been included in the table.
(10) Includes 750,000 shares that may be acquired upon the exercise of currently exercisable options.
(11) Includes 54,810,220 shares held in the name of Mobius Risk Group, LLC, a Texas limited liability company (“Mobius”). Mr. Melvin is the Chief Executive Officer and a director of Mobius.
(12) Includes 5,000,000 shares that may be acquired upon the exercise of currently exercisable warrants held by Emmes Consulting Group, LLC, a California limited liability company. Mr. Schroeder is the Executive Vice President and Managing Director of Emmes Consulting Group, LLC.
(13) Notwithstanding the foregoing percentages, each person identified herein, individually or in the aggregate is limited by the terms of our Series A convertible preferred stock and by applicable warrants to owning no more than 9.99% of our outstanding common stock at any given time.

OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the special meeting. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the special meeting.

WHERE YOU CAN FIND MORE INFORMATION

Medical Discoveries, Inc. files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO COMPANY’S CORPORATE SECRETARY PRIOR TO THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,

Richard Palmer
President and Chief Executive Officer
January 7, 2008

MEDICAL DISCOVERIES, INC.

6033 W. Century Blvd, Suite 1090,
Los Angeles, California 90045

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 29, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received notice of the Special Meeting of Shareholders of Medical Discoveries, Inc. (the “Company”) to be held at 10:00 A.M. local time on Tuesday, January 29, 2008, hereby designates and appoints Richard Palmer and Dave Walker, and each of them, as attorney and proxy for the undersigned, with full power of substitution, to vote all shares of common stock of Medical Discoveries, Inc. that the undersigned is entitled to vote at such meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

PROPOSAL I. To approve the sale of our SaveCream assets to Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL II. To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 250,000,000 to 500,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL III. To approve an amendment to our Amended and Restated Articles of Incorporation to change our company’s name to “Global Clean Energy Holdings, Inc.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to Medical Discoveries, Inc. at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

Signature

Date:

Signature

Date:

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

APPENDIX A

SALE AND PURCHASE AGREEMENT

A-1

SALE AND PURCHASE AGREEMENT

AMONG

MEDICAL DISCOVERIES INC.

AND

MDI ONCOLOGY, INC.

AND

EUCODIS PHARMACEUTICALS FORSCHUNGS-und ENTWICKLUNGS GmbH

Dated

July 6, 2007

SALE AND ASSET PURCHASE AGREEMENT

This Sale and Asset Purchase Agreement (this “Agreement”, which term is intended to include all exhibits, schedules and other documents attached hereto or referred to herein) is made and entered into on July 6, 2007 (the “Effective Date”) by and among Medical Discoveries, Inc., a Utah corporation, whose principal place of business is 1338 South Foothill Drive, #266, Salt Lake City, Utah 84108 (“MDI”), MDI Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of MDI, whose principal place of business is 1338 South Foothill Drive, #266, Salt Lake City, Utah 84108 (“MDI Oncology” and, together with MDI, the “MDI Parties”) and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH, an Austrian company whose principal place of business is Brunnerstrasse 59, 1230, Vienna, Austria (“EUCODIS”; collectively, the MDI Parties and EUCODIS are referred to as the “Parties”).

RECITALS

MDI purchased substantially all of the intellectual property assets of Savetherapeutics AG a German company in liquidation pursuant to an agreement with its liquidator dated March 11, 2005 (the “Savetherapeutics Contract”), as a result of which the MDI Parties own, among other things, patents, patent applications, pre-clinical study data and anecdotal clinical trial data concerning “SaveCream”, a developmental topical aromatase inhibitor cream (the “Product”).

MDI Oncology and EUCODIS entered into an agreement for the co-development and license of the Product as of July 29, 2006 (the “Co-Development Contract”).

On March 8, 2007, the Parties entered into a letter of intent for the acquisition by EUCODIS of all of the MDI Parties’ rights under the Savetherapeutics Contract, and all intellectual property and other rights belonging to the MDI Parties, whether subsequently acquired or developed by or though the efforts of the MDI Parties or otherwise which are related to the Product.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

For purposes of this Agreement, the following definitions shall apply unless specifically stated otherwise

1.1    “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation (or other entity) if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise

1.2    “Agreement” shall have the meaning set forth in the heading of this document.

1.3    “Assigned Contracts” shall have the meaning set forth in Section 3.2(a) of this Agreement.

1.4    “Closing” shall have the meaning set forth in Section 4.1(b).

1.5   “Co-Development Contract” shall have the meaning set forth in the Recitals to this Agreement.

1.6    “Commitment” shall have the meaning set forth in Section 4.1 of this Agreement.

1.7    “Confidential Information” shall have the meaning set forth in Section 8.1 of this Agreement.

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1.8    “Creditor Indebtedness” shall have the meaning set forth in Section 3.1(a) of this Agreement.

1.9    “Effective Date” shall have the meaning set forth in the heading of this Agreement.

1.10          “Encumbrance” shall mean any title defect, mortgage, assignment, pledge, hypothecation, security interest, lien, charge, option, claim of others or encumbrance of any kind.

1.11          “Escrow Agent” shall mean the New York City law firm of Otterbourg, Steindler, Houston & Rosen, P.C.

1.12          “EUCODIS” shall have the meaning set forth in the heading of this Agreement.

1.13          “Excess Portion” shall have the meaning set forth in Section 3.1(b) of this Agreement.

1.14          “MDI” shall have the meaning set forth in the heading of this Agreement.

1.15          “MDI Creditor” shall have the meaning set forth in Section 3.1(a) of this Agreement.

1.16          “MDI Oncology” shall have the meaning set forth in the heading of this Agreement.

1.17          “MDI Parties” shall have the meaning set forth in the heading of this Agreement.

1.18          “MDI Retained Creditors” shall have the meaning set forth in Section 6.1(s) of this Agreement.

1.19          “Parties” shall have the meaning set forth in the heading of this Agreement.

1.20          “Patent Rights” shall mean all of the MDI Parties' right, title and interest in the patents and patent applications acquired under the Savetherapeutics Contract or in connection therewith, and any other patent and/or patent application pertaining to the Product, owned or in possession or control of or under contract for the MDI Parties, and any division, continuation, continuation-in-part, renewal, extension, reexamination or reissue of each such patent and any and all corresponding US and foreign counterpart patent applications or patents.

1.21          “Product” shall have the meaning set forth in the Recitals to this Agreement.

1.22          “Purchased Assets” shall have the meaning set forth in Section 2.1 of this Agreement.

1.23          “Purchase Price” shall have the meaning set forth in Section 3.1 of this Agreement.

1.24          “Person” shall mean any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

1.25          “Savetherapeutics Contract” shall have the meaning set forth in the Recitals to this Agreement.

1.26          “Schmidt Litigation” shall have the meaning set forth in Section 3.2(b) of this Agreement.

1.27          “Transfer Documents” shall have the meaning set forth in Section 2.5 of this Agreement.

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ARTICLE 2
SALE, ASSIGNMENT AND TRANSFER OF PURCHASED ASSETS

2.1    Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Parties herein set forth, promptly following satisfaction of the conditions to the Closing set forth in Article 4 of this Agreement, the MDI Parties are selling, assigning, transferring, conveying and delivering, as the case may be, to EUCODIS, and EUCODIS shall purchase and, as set forth in Article 3 of this Agreement, pay for, all of the MDI Parties’ rights, title and interests in and relating to the Product and the following related assets of the MDI Parties (collectively, the “Purchased Assets”):

(a)  All of the intellectual property and all contractual and other rights, if any, acquired by the MDI Parties pursuant to the Savetherapeutics Contract;

(b)  All of the rights of the MDI Parties under the Co-Development Contract, including without limitation the intellectual property and all contractual and other rights acquired by the MDI Parties pursuant to the Co-Development Contract;

(c)  Any and all Patent Rights, inventions, discoveries, rights in confidential data (including know-how and trade secrets), manufacturing methods and processes, trademarks, trade names, brand names, logos, trade dress, copyrights and other intellectual property and goodwill associated with the Product, owned or in possession or control of or under contract to acquire by the MDI Parties, in each case whether registered or unregistered, and including without limitation all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection;

(d)  Any and all United States and foreign regulatory files and data relating to the Product in the possession or control of the MDI Parties, including without limitation marketing authorization procedures and preclinical and clinical studies; and,

(e)  All rights of the MDI Parties under the Assigned Contracts.

2.2    The Purchased Assets are being sold, assigned, transferred, conveyed and delivered to EUCODIS free of any and all liabilities, obligations and Encumbrances except only for those as may be described in reasonable detail in Exhibit 2.2 (to the extent that Exhibit 2.2 has been attached to this Agreement prior to the Effective Date).

2.3    Upon the Closing, all of the Purchased Assets and all non-publicly available information relating thereto shall be considered to be Confidential Information belonging to EUCODIS, and the MDI Parties shall no longer have any rights thereto or therein.

2.4    The MDI Parties shall be solely responsible for all sales, use, transfer, value added and other related taxes, if any, arising out of the sale by MDI Parties of the Purchased Assets to EUCODIS pursuant to this Agreement.

2.5    Simultaneously with the execution and delivery of this Agreement by the Parties, the MDI Parties shall deliver to the Escrow Agent (in original, fully executed form) all assignments, bills of sale and other documents which are necessary, sufficient or reasonably desirable to effect the transfer of the Purchased Assets to EUCODIS, along with all other documents referred to in this Agreement as being delivered to EUCODIS on or prior to the Closing (collectively, the “Transfer Documents”). The Transfer Documents shall be held by the Escrow Agent for delivery as set forth in Article 4 of this Agreement.

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ARTICLE 3
PURCHASE PRICE; TIMING OF PAYMENTS; DISCHARGE OF CERTAIN DEBTS

3.1    The purchase price for the Purchased Assets (the “Purchase Price”) shall consist of the following:

(a) Relief of the MDI Parties from an aggregate of two million four hundred sixty-nine thousand seventy-two Euros (2,469,072€) of indebtedness, which is comprised of the following amounts (each a “Creditor Indebtedness”) owed to the following creditors of the MDI Parties (each an “MDI Creditor”):

(i) 1,850,000 € owed to the Liquidator of Savetherapeutics AG;
(ii)  205,000 € owed to Professor Wieland;
(iii)  188,197€ owed to Mayer, Brown, Rowe and Maw, LLP;
(iv)  127,875 € owed to Epstein, Becker and Green, LLP;
 (v)  46,000 € owed to H3 Pharma;
(vi)  31,000 € owed to Millbank Tweed (Bob Koch); and
(vii)  21,000 € owed to Marc Kessemeier

(b) An aggregate of one million five hundred thirty-eight thousand four hundred and sixty-two Euros (1,538,462€) (herein, the “Excess Portion”).

(c) On or before September 30, 2007, EUCODIS shall pay the Excess Portion to the MDI Parties or to another party as the MDI Parties may so direct.

(d) MDI Parties shall be responsible to cause the transfer of the Purchased Assets to EUCODIS by the Closing.

(e)  On Closing, EUCODIS shall deliver to the MDI Parties, in form and substance reasonably satisfactory to the MDI Parties, releases from each of the MDI Creditors forever discharging and releasing the MDI Parties from any liability for any of their respective Creditor Indebtedness.

3.2    In addition, on the Closing, EUCODIS shall assume and shall be financially responsible for:

(a) The financial obligations of the MDI Parties arising under the assigned contracts described in reasonable detail in Exhibit 3.2(a) (to the extent that Exhibit 3.2(a) has been attached to this Agreement prior to the Effective Date); provided, however, that the benefits of each of such assigned contracts (the “Assigned Contracts”) has been validly assigned to EUCODIS in accordance with the terms thereof.

(b) All costs accruing after February 28, 2007 which were necessarily incurred by or on behalf of the MDI Parties to maintain any of the Purchased Assets, including but not limited to: (i) the costs to file and maintain, throughout the world, any of the Patent Rights, and (ii) the legal fees and related legal costs incurred in connection with the legal proceedings in Hamburg, Germany to obtain certain rights belonging to the MDI Parties by co-inventor Dr. Alfred Schmidt (the “Schmidt Litigation”); provided, however, that a reasonably detailed description of such costs are set forth in Exhibit 3.2(b) (to the extent that Exhibit 3.2(b) has been attached to this Agreement prior to the Effective Date) and that such costs are backed up by duly rendered invoices (or receipts) and the amounts set forth thereon for any costs do no exceed the amounts listed on Exhibit 3.2(b) by more than ten percent (10%). After the Effective Date, the MDI Parties shall continue to vigorously prosecute the Schmidt action (which shall be conducted at the direction, and under the control, of EUCODIS) at the sole expense of EUCODIS until such time, if any, as EUCODIS can be substituted for the MDI Parties in such action. For purposes of clarification, the reasonably incurred out-of-pocket expenses of the MDI Parties and their representatives (including legal fees and costs), in furnishing such assistance as may be reasonably requested by EUCODIS, shall be at the sole expense of EUCODIS.

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ARTICLE 4
CONDITIONS TO THE CLOSING

4.1.    The Closing shall occur if the following conditions are met:

(a) The MDI Parties shall have delivered to the Escrow Agent all of the Transfer Documents,

(b) The Escrow Agent shall not deliver the Transfer Documents to EUCODIS until such time as EUCODIS has delivered to the MDI Parties (i) the Excess Portion of the Purchase Price without any off set or deduction, and (ii) releases from each of the MDI Creditors in which such MDI Creditors forever discharges and releases the MDI Parties from any liability for any of their respective Creditor Indebtedness, or paid in full the amounts set forth in Section 3.1(a) to the MDI Parties for the account of such MDI Creditor.

4.2    In the event that the Closing does not occur by September 30, 2007, and unless the parties have otherwise agreed in writing, the Escrow Agent shall deliver the Transfer Documents to the MDI Parties or to whomever as the MDI Parties may so direct.

4.3    Irrespective of any provision of this Agreement to the contrary, the obligation of EUCODIS to purchase the Purchased Assets is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by EUCODIS in its sole discretion):

(a) Each of the representations and warranties made by the MDI Parties in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representation or warranty was made on and as of the Closing.

(b) The MDI Parties shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the MDI Parties at or before the Closing.

(c) The MDI Parties shall have delivered to the Escrow Agent all of the Transfer Documents.

(d) Since the Effective Date, MDI shall have obtained additional capital or a credit facility aggregating in the amount of at least $250,000.00.

(e) The MDI Parties shall have delivered or caused to be delivered to the Escrow Agent or to EUCODIS any and all originals and copies of documents pertaining to Purchased Assets and the Product, which are within the possession or control of the MDI Parties, along with any additional documents reasonably requested by EUCODIS.

4.4    In the event that, before the Creditor Indebtedness of any MDI Creditor has been fully satisfied, actions are taken pursuant to which either of the MDI Parties voluntarily declares bankruptcy (however evidenced), or involuntary is caused to become bankrupt, then the unpaid amount(s) of any still outstanding Creditor Indebtedness shall be paid into the court having jurisdiction over the bankrupt’s estate.

4.5    If valid transfer of title to any Purchased Assets or portion thereof is not made on the Closing and can not be made by the MDI Parties promptly thereafter, or if the circumstances that make such assignment or transfer or any claim to any of the Purchased Assets to EUCODIS questionable or impracticable for any reason, it shall be the obligation of the MDI Parties to determine another way by which EUCODIS shall be able to utilize the Purchased Assets with equal or at least substantially similar economical effect, including (if agreeable to EUCODIS) under an exclusive, royalty-free, perpetual license with the right to sublicense.

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ARTICLE 5
DELIVERIES BY THE MDI PARTIES; RESIDUAL RIGHTS

5.1    As soon as possible, but no later than within fifteen (15) business days after the Effective Date, the MDI Parties shall deliver or cause to be delivered to the Escrow Agent any and all originals and copies of documents pertaining to Purchased Assets and the Product, which are within the possession or control of the MDI Parties. All of such documents after the Closing are considered to be Confidential Information of EUCODIS in accordance with Article 8 of this Agreement.

5.2    Promptly after the Effective Date, the MDI Parties shall deliver to the Escrow Agent (or if the Closing has occurred, to EUCODIS) such additional assignments and bills of sale transferring title to the Purchased Assets and the Product as EUCODIS reasonably shall request, and promptly following the Closing shall cause the change of title to such assets to be recorded by applicable patent offices as appropriate

5.3    The MDI Parties shall be entitled to retain one copy of any documents being delivered, but only in its legal files for evidential purposes in respect of its confidentiality obligations in relation to this Agreement or other matters related hereto.

5.4    It is expressly understood and agreed that EUCODIS is not the successor to either of the MDI Parties in their business affairs, and EUCODIS undertakes no responsibility, obligation or liability, expressed or implied, under any contract of the MDI Parties that are not Assigned Contracts, and that such other contracts shall remain the sole responsibility of the MDI Parties.

5.5    For the period of five (5) years from the Closing, neither of the MDI Parties, nor any of its or their Affiliates shall be a party to, or assist with or undertake, either on its own, with third parties or on behalf of third parties, any research and development with respect to the Product or any product which could be used in reasonable substitution thereof, nor commercialize any products based on the Product, save as requested by EUCODIS.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1    The MDI Parties represent, warrant and covenant to EUCODIS as of the Effective Date and at the Closing as follows:

(a)  MDI is a corporation duly and validly existing and in good standing under the laws of the State of Utah. MDI Oncology is a corporation wholly-owned by MDI which is duly and validly existing and in good standing under the laws of the State of Delaware, and does not conduct business in any other jurisdiction. Each of the MDI Parties has all requisite power and authority to own its assets, including the Purchased Assets, and to carry on its business as presently conducted.

(b)  Each of the MDI Parties has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

(c)  All acts (corporate or otherwise) required to be taken by or on the part of, and all approvals required to be obtained by, each of the MDI Parties necessary to enter into this Agreement, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement have been duly and properly taken by such MDI Party.

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(d)  This Agreement has been duly and validly executed and delivered by the MDI Parties, and constitutes the legal, valid and binding obligation of the MDI Parties enforceable against the MDI Parties in accordance with its terms, subject to applicable bankruptcy, moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether a proceesings is brought in equity or at law).

(e)  The Purchased Assets do not constitute all or substantially all of the assets of MDI.

(f)  The execution and delivery of this Agreement by each of the MDI Parties, the consummation by it of the transactions contemplated by this Agreement, and the performance by it of its obligations under this Agreement does not, and will not at all relevant times (i) violate or conflict with any provision of its respective Certificate of Incorporation or By-Laws, or (ii) result in a violation by such MDI Party of any law to which it or any of its properties or assets are subject.

(g)  The execution and delivery of this Agreement by each of the MDI Parties, the consummation by it of the transactions contemplated by this Agreement, and the performance by it of its obligations under this Agreement does not, and will not at all relevant times violate, or conflict with, or result in a breach of any provision of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement lease, instrument, obligation, understanding or arrangement to which such MDI Party is a party or by which any of its properties or assets is subject.

(h)  Except as set forth in Exhibit 6.1(h) (to the extent that Exhibit 6.1(h) has been attached to this Agreement prior to the Effective Date), there is no litigation, proceeding, investigation, arbitration or claim pending, or, to the best of the knowledge of the MDI Parties, threatened against the MDI Parties, and there is, to the best of the MDI Parties’ knowledge, no reasonable basis for any such action, which affects in whole or in part either MDI Party’s ability to consummate the transactions contemplated by this Agreement, the performance of the MDI Parties obligations hereunder or the ability of EUCODIS to fully enjoy the Purchased Assets.

(i)  To the best of the MDI Parties’ knowledge, the use of the Purchased Assets does not infringe intellectual property rights of third parties, except to the extent as may have been alleged in the Schmidt Litigation, (ii) the Purchased Assets are free from any liens, charges and Encumbrances or other rights of third parties, (iii) the full enjoyment of the Purchased Assets are not dependant on any rights of third parties, (iv) no fraudulent or other improper document has been filed with any third governmental agency which may invalidate any of the rights enjoyed by the Purchased Assets, and (v) the Purchased Assets are, to the best knowledge of the MDI Parties, valid and enforceable against third parties, and there are no grounds for revocation, invalidation or re-examination of any of the Purchased Assets

(j)  Except as set forth in Exhibit 6.1(j) (to the extent that Exhibit 6.1(j) has been attached to this Agreement prior to the Effective Date), no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority or other third party is or will be necessary to be made or obtained by the MDI Parties in connection with (i) the execution and delivery by MDI of this Agreement, (ii) the consummation by them of the transactions contemplated under this Agreement, or (iii) the performance by the MDI Parties of their obligations under this Agreement.

(k)  One or both of the MDI Parties are a party to each of the Assigned Contracts, all of which (i) are in full force and effect, (ii) constitute binding and enforceable obligations, (iii) subject to the terms and conditions thereof, are assignable to EUCODIS, and (iv) are being duly assigned to EUCODIS at the Closing.

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(l)  Except as set forth in Exhibit 6.1(l) (to the extent that Exhibit 6.1(l) has been attached to this Agreement prior to the Effective Date), all of the Purchased Assets are legally, beneficially, and solely owned by the MDI Parties, and there are no pending or threatened claims or any other undisclosed liabilities that could impair any right or claim of the MDI Parties is assigning and transferring that may be deemed to be part of, or arise under or are related to, the Purchased Assets to EUCODIS under this Agreement or that may cause any liability to be incurred by EUCODIS as the result of its use of the Purchased Assets after the Closing.

(m)  The MDI Parties have not granted any third parties any rights relating to the Product or relating in any way to any of the rights obtained pursuant to the Savetherapeutics Contract.

(n)  Schedule 6.1(n) contains a complete and correct list of (i) all documents relating to the Savetherapeutics Contract, including without limitation the Savetherapeutics Contract, all exhibits and schedules thereto, all amendments thereof and all correspondence pertaining thereto with, or on behalf of, the liquidator of Savetherapeutics AG, dated subsequent to March 11, 2005, (ii) all invoices and other debit memoranda from each of the MDI Creditors which support the Creditor Indebtedness, and (iii) all contracts, findings and correspondence with any other third parties, including consultants, which relate to the Purchased Assets and which were obtained on or after March 11, 2005. Prior to or on the Effective Date, the MDI Parties have delivered or are delivering to EUCODIS or as it may direct a true and complete copy of each item listed on Schedule 6.1(n).

(o)  As specifically set forth in this Agreement, the MDI Parties shall timely fulfill obligations which relate to or otherwise affect, in any respect, the Purchased Assets. The MDI Parties shall indemnify and reimburse EUCODIS and its officers, directors, employees, consultants and agents from and against all liabilities, claims, damages, costs and expenses incurred by EUCODIS and its officers, directors, employees, consultants and agents arising from any claims by the contractual parties of the Assigned Contracts in relation to the non-fulfillment of any obligations of the MDI Parties prior to the Effective Date.

(p)  The MDI Parties shall be responsible for obtaining any consents and approvals by the contractual parties to the Assigned Contracts necessary to effectuate the assignment of the Assigned Contracts to EUCODIS, and to obtain the consent and approval of the MDI Creditors for the assumption and transfer of their debt to EUCODIS; provided, however, that EUCODIS shall render the MDI Parties reasonable help in obtaining such consents and approvals.

(q)  If valid transfer of title to any Purchased Assets or portion thereof is not made on the Closing and can not be made by the MDI Parties promptly thereafter, or if the circumstances that make such assignment or transfer or any claim to any of the Purchased Assets to EUCODIS questionable or impracticable for any reason, it shall be the obligation of the MDI Parties to determine another way by which EUCODIS shall be able to utilize the Purchased Assets with equal or at least substantially similar economical effect, including (if agreeable to EUCODIS) under an exclusive, royalty-free, perpetual license with the right to sublicense.

(r)  Prior to or on the Effective Date, the MDI Parties have delivered or are delivering to the Escrow Agent an opinion of recognized counsel, addressed to EUCODIS, relating to the representations contained in clauses (a) through (f) above reasonably satisfactory to counsel for EUCODIS, which may contain such reasonable qualifications and exceptions as are customary.

(s)  Schedule 6.1(s) contains a complete and correct list of creditors of the MDI Parties (including the MDI Creditors) and the amounts owed by the MDI Parties as of June 30, 2007, except for not more than in aggregate of $5, 000 of unlisted indebtedness. After subtracting from such list any Creditor Indebtedness of a MDI Creditor included on such list, the remaining balance is less than $1,850,000.

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6.2    EUCODIS represents, warrants and covenants to the MDI Parties as follows:

(a)  EUCODIS is a company duly organized, validly existing and in good standing under the laws of Austria and has all requisite power and authority to own its assets and to carry on its business as presently conducted.

(b)  EUCODIS has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)  All acts (corporate or otherwise) required to be taken by or on the part of, and all approvals required to be obtained by, EUCODIS necessary to enter into this Agreement, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement have been duly and properly taken by EUCODIS.

(d)  This Agreement has been duly and validly executed and delivered by EUCODIS and constitutes the legal, valid and binding obligation of EUCODIS enforceable against EUCODIS in accordance with its terms, subject to applicable bankruptcy, moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether a proceedings is brought in equity or at law).

(e)  The execution and delivery of this Agreement by EUCODIS, the consummation by it of the transactions contemplated by this Agreement, and the performance by it of its obligations under this Agreement does not, and will not at all relevant times (i) violate or conflict with any provision of its operative governing documents, or (ii) result in a violation by EUCODIS of any law to which it or any of its properties or assets are subject.

(f)  The execution and delivery of this Agreement by EUCODIS, the consummation by it of the transactions contemplated by this Agreement, and the performance by it of its obligations under this Agreement does not, and will not at all relevant times violate, or conflict with, or result in a breach of any provision of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement lease, instrument, obligation, understanding or arrangement to which EUCODIS is a party or by which any of its properties or assets is subject.

(g)  EUCODIS shall timely fulfill after the Closing all obligations incurred to the MDI Parties under or pursuant to this Agreement. EUCODIS shall indemnify and reimburse the MDI Parties and their officers, directors, employees and agents from and against all liabilities, claims, damages, costs and expenses incurred by the MDI Parties and their officers, directors, employees and agents arising from any claims by the contractual parties of the Assigned Contracts in relation to the non-fulfillment of any obligations of EUCODIS arising on or after the Closing..

(h)  If any MDI Creditor does not agree to have its debt obligation assumed by, and transferred to, EUCODIS, then EUCODIS shall pay the amount set forth in Section 3.1(a) to MDI for the account of such MDI Creditor, and MDI shall immediately make payment to such MDI Creditor and will be solely responsible for such payment. MDI shall provide written notification to EUCODIS that said payment to such MDI Creditor has been made by MDI.

6.3    In addition to any obligations of indemnification by the MDI Parties set forth under this Agreement, the MDI Parties shall indemnify, defend and hold harmless EUCODIS and its officers, directors, employees, consultants and agents from and against all liabilities, claims, damages, costs and expenses (including reasonable attorney's fees) incurred by EUCODIS and its officers, directors, employees and agents arising from the breach of any of the representations, warranties or covenants made by the MDI Parties under this Agreement.

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6.4    In addition to any obligations of indemnification by EUCODIS set forth under this Agreement, EUCODIS shall indemnify, defend and hold harmless the MDI Parties and their officers, directors, employees, consultants and agents from and against all liabilities, claims, damages, costs and expenses (including reasonable attorney's fees) incurred by the MDI Parties and its officers, directors, employees and agents arising from the breach of any of the representations, warranties or covenants made by EUCODIS under this Agreement.

ARTICLE 7
INDEMNIFICATION

7.1    From and after the Closing, the MDI Parties shall defend, indemnify and hold harmless EUCODIS and its officers, directors, employees, consultants and agents from and against all liabilities, claims, damages, costs and expenses (including reasonable attorney's fees) incurred by EUCODIS and its officers, directors, employees, consultants and agents arising from or out of (a) any breach of any representation, warranty, covenant or agreement made by the MDI Parties in this Agreement, (b) any act or omission by the MDI Parties (or their agents and employees) in connection with (i) the Purchased Assets, (ii) the Assigned Contracts, to the extent that the cause for such claim was existing prior to or on the Effective Date, or (iii) the transactions contemplated by this Agreement; provided, however, that with respect to the Creditor Indebtedness owing to the MDI Creditors, the MDI Parties shall have no liability.

7.2    From and after the Closing, EUCODIS shall defend, indemnify and hold harmless the MDI Parties and their officers, directors, employees, consultants and agents from and against all liabilities, claims, damages, costs and expenses (including reasonable attorney's fees) incurred by the MDI Parties and their officers, directors, employees, consultants and agents arising from or out of (a) any breach of any representation, warranty, covenant or agreement made by EUCODIS in this Agreement, (b) non-payment of the Creditor Indebtedness to the MDI Parties, or (c) any act or omission by EUCODIS (or its agents and employees) in connection with (i) the Purchased Assets, (ii) the Assigned Contracts, to the extent that the cause for such claim was created after the Effective Date, or (iii) the transactions contemplated by this Agreement.

7.3    No obligation of indemnification shall arise relating to a third party claim or cause of action unless the indemnified Party making such claim shall: (a) notify the indemnifying Party of such claim promptly upon becoming aware of the existence or threatened existence of any such claim giving rise to or that may give rise to a claim of indemnification hereunder, and (b) allow the indemnifying Party full control over the defense of such claim and (c) cooperate in the defense of such claim at the indemnifying Party’s expense. Notwithstanding any contrary provision in this Article, the failure to so notify, provide information and assistance shall not relieve the indemnifying Party of its obligations to the indemnified Party hereunder if and to the extent that the indemnifying Party is materially prejudiced thereby. If the indemnifying Party does not timely acknowledge its indemnification obligation hereunder with respect to such claim, or elects not to defend such claim, the indemnified Party shall have the right, but not the obligation, to defend and settle such claim until such time as the indemnifying Party acknowledges in writing its indemnification obligation hereunder with respect to such claim or elects in writing to defend and settle such claim in accordance with the indemnification provisions herein. The indemnified Party shall, at its own cost, have the right to participate in any legal proceeding, settlement negotiation or other like event, and to contest and defend a claim and to be represented by legal counsel of its choosing, but shall have no right to settle a claim without the prior written approval of the indemnifying Party.

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7.4    Each Party shall cooperate with and provide to the other all information and assistance which the latter may reasonably request in connection with any claim entitling any party to indemnification hereunder.

7.5    No party shall be responsible for or bound by any settlement that imposes any obligation on it that is made without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.6    For avoidance of any doubt, this Section applies to the situation when (a) both Parties are named defendants, as well as (b) a Party is named a defendant and deems that it may have any right to recourse or indemnification against the other Party under this Agreement.

ARTICLE 8
CONFIDENTIALITY

8.1    For purposes of this Agreement, “Confidential Information” shall mean information and data in any medium, including oral, written or electronic, disclosed in connection with this Agreement, relating to the Purchased Assets or the transactions contemplated by this Agreement, along with any trade secrets, business information, technical information, or marketing information that the party disclosing the information deems confidential and has appropriately marked as such prior to disclosing such information to the receiving party. The terms and conditions of this Agreement (but not its existence) are deemed to be Confidential Information that shall not be disclosed to third parties without the written consent of the Parties, with the exception of any regulatory filings, press releases as set forth in Section 9.11, or disclosures to investors that a Party may be required to make under either applicable laws and regulations. Irrespective of the foregoing, Confidential Information shall not include information that (a) was reported as nonconfidential by EUCODIS in writing prior to disclosure, (b) was lawfully in the public domain prior to Closing, or becomes publicly available other than through breach of this Agreement, (c) is publicly disclosed pursuant to legal, judicial or administrative proceedings or otherwise required by law (including, without limitation, regulations promulgated by the U.S. Securities and Exchange Commission), subject to the MDI Parties giving all reasonable prior notice and assistance to EUCODIS to allow it to seek protective or other court orders; and/or (d) is approved for release in writing by EUCODIS. From and after the Closing, all Confidential Information relating to the Purchased Assets shall be deemed to be Confidential Information belonging to EUCODIS.

8.2    Each Party shall:

(a) strictly protect and maintain the confidentiality of the Confidential Information belonging to any other Party with at least a reasonable standard of care that is no less than that which it uses to protect similar confidential information of its own;

(b) not disclose, nor allow to be disclosed, the Confidential Information belonging to any other Party to any person other than to employees, consultants and counsel, on a need to know basis; provided, however, that such recipients of the Confidential Information are bound by obligations of confidentiality no less strict than those contained herein;

(c) unless otherwise expressly provided for in this Agreement, not use the Confidential Information belonging to any other Party for any purpose other than in relation to the exercise of its rights and obligations under this Agreement; and,

(d) take all necessary precautions to restrict access of the Confidential Information belonging to any other Party to unauthorized personnel; and immediately notify the Party to which the Confidential Information belongs in the event of any unauthorized disclosure or loss of such Confidential Information.

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8.3    The MDI Parties shall not publish or otherwise disclose any Confidential Information about or in relation to the Purchased Assets generated or known to them before or after the Effective Date, without the explicit prior written approval of EUCODIS.

8.4    No Party shall assert that anything disclosed or discussed constitutes a waiver of attorney-client privilege or attorney work-product.

8.5    The Parties acknowledge and agree that monetary damages may not be adequate in the event of a default under this Article and that the non-defaulting Party shall be entitled, without the posting of a bond, to seek injunctive relief by a court or other body granting such relief, in which event such relief or receipt of monetary damages shall not constitute an election of remedies; and the non-defaulting Party is independently entitled to each and every remedy available by law for a default under this Article.

8.6    The provisions of this Article, from and after the Effective Date, shall supersede and fully replace any confidentiality obligations established between the Parties in relation to the Purchased Assets prior to the Effective Date.

ARTICLE 9
MISCELLANEOUS

9.1    Notice. All notices, requests, demands or other communications to or upon the respective Parties hereto shall be deemed to have been given or made the earlier of (a) actual receipt or refusal to accept receipt, (b) two (2) business days after deposit with a recognized overnight courier service, (c) receipt by facsimile or electronic means, when such delivery is confirmed by the recipient or his agent, or (d) five business days after mailing when deposited in the mails, registered mail or certified, return receipt requested, postage prepaid, addressed to the respective party at the following address (or to such other person or address as is specified elsewhere in this Agreement for specific purposes):

If to EUCODIS:	Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH Brunnerstrasser 59, 1235 1230, Vienna, Austria Attention: Wolfgang Schoenfeld, M.D.

If to MDI:	Medical Discoveries, Inc. 1338 South Foothill Drive # 266 Salt Lake City, Utah 84108 Attention: Judy M. Robinett

If to MDI Oncology:	MDI Oncology, Inc. 1338 South Foothill Drive # 266 Salt Lake City, Utah 84108 Attention: Judy M. Robinett

The above addresses for receipt of notice may be changed by any Party by notice, given as provided herein, which notice shall be effective only upon actual receipt.

9.2    Entire Agreement. This Agreement contains the entire understanding of the Parties with regard to the transactions contemplated by this Agreement, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof, other than the Co-Development Contract. This Agreement can be amended, modified or supplemented only by an agreement in writing which is signed by the Parties to be charged.

9.3    Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein and are hereby made a part of this Agreement.

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9.4            Severability. If and to the extent that any court of competent jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement before any other court or in any other jurisdiction.

9.5    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

9.6    Assignment The benefits of this Agreement (but not the obligations set forth hereunder) can be assigned or otherwise transferred in whole or in part by either party without the transferring party receiving prior written consent of the other party; provided, however, that the rights of the non-transferring party under this Agreement remain unaffected.

9.7    Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future.

9.8    Headings. Headings in this Agreement are included for ease of reference only and have no legal effect.

9.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.10          Applicable Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, regardless of any conflicts of laws provisions. Any disputes under this Agreement shall be first submitted to resolution by the chief executive of the MDI Parties and CEO of EUCODIS, and if the said persons (or their nominees) cannot reach agreement on the disputed issue within a period of thirty (30) days, the Parties shall refer the issue to arbitration under the Rules of Arbitration of the American Arbitration Association, to which the Parties hereby consent. The arbitration shall take place in New York City, New York with three arbitrators, two of whom shall have significant experience in the biotech/pharmaceutical licensing area. The arbitration proceedings shall be conducted in the English language. The arbitrators shall apportion the expenses of the arbitration (including the legal fees and expenses incurred by the parties) between the parties. Any judgment of the arbitrators shall be enforceable in any court of competent jurisdiction.

9.11          Further Assurances. The Parties shall provide, grant and/or execute any additional documents or declarations and shall provide any other assistance that may reasonably be requested to enable EUCODIS to acquire and manage the Purchased Assets properly and in full. Except (a) as otherwise provided herein to the contrary, and (b) for the costs of recording any assignments to EUCODIS for the Patent Rights in patent offices worldwide, which cost shall be at the expense of EUCODIS, each of the Parties shall bear its own expenses, including without limitation the expenses relating to the duplication and delivery of documents and the expenses relating to the preparation of this Agreement, the documents referred to herein and the actions being taken (whether before or after the Effective Date) to enable such Party to comply with its representations, warranties, covenants and agreements contained herein.

9.12          Press Release. The Parties shall have the right to issue press releases relating to its entry into this Agreement; provided, however, that prior to release, the releasing Party provides the other Parties with a draft of the press release in sufficient time for the non-releasing Party to comment on the release. At no time shall any Party issue a release which places the other Parties at risk with any governmental authority as such relates to its public company position.

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SIGNATURE PAGE

In Witness Whereof, the Parties have caused this Agreement to be duly executed in their respective names and on their behalf, on the date first above written.

EUCODIS PHARMACEUTICALS FORSCHUNGS-UND ENTWICKLUNGS GmbH By: __________________________ Wolfgang Schoenfeld, M.D. Title: Chief Executive Officer	MEDICAL DISCOVERIES, INC. By: ___________________________ Judy Robinett Title: President & CEO
MDI ONCOLOGY, INC. By: ___________________________ Judy Robinett Title: President & CEO

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FIRST AMENDMENT TO SALE AND ASSET PURCHASE AGREEMENT

This Amendment (the “Amendment”) is made as of this 30th day of September 2007 to that that certain Sale and Asset Purchase Agreement, dated as of July 6, 2007 (the “Asset Agreement”), by and among Medical Discoveries, Inc., a Utah corporation (“MDI”), MDI Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of MDI (“MDI Oncology”), and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH, an Austrian company (“Eucodis”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Asset Agreement.

WHEREAS, the Asset Agreement (including, but not limited to, Sections 3.1 and 4.2 thereof) contemplates that that the transactions thereunder (such transactions, the “Asset Sale”) shall close on or before September 30, 2007; and

WHEREAS, the Parties remain committed to closing the Asset Sale, however, desire to extend the period provided for closing the Asset Sale.

NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

1.    Amendment of Asset Agreement.

Section 1.11 of the Asset Agreement is hereby amended as of the Asset Agreement Effective Date and restated in its entirety to read as follows:

1.11 “Escrow Agent shall mean Emmes Group Consulting LLC.”

Section 3.1 (c) of the Asset Agreement is hereby amended and restated in its entirety to read as follows:

(c) “On or before October 31, 2007, EUCODIS shall pay the Excess Portion to the MDI Parties or to another party as the MDI Parties may so direct.”

Section 4.2 of the Asset Agreement is hereby amended and restated in its entirety to read as follows:

4.2 “In the event that the Closing does not occur by October 31, 2007, and unless the parties have otherwise agreed in writing, the Escrow Agent shall deliver the Transfer Documents to the MDI Parties or to whomever as the MDI Parties may so direct.”

2.    No Further Changes. All other provisions of the Asset Agreement shall remain in full force and effect after the execution of this Amendment.

3.    Delaware Law Governs. This Amendment shall be governed by and construed under the internal laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EUCODIS PHARMACEUTICALS FORSCHUNGS-UND ENTWICKLUNGS GmbH By:/s/ WOLFGANG SCHOENFELD Wolfgang Schoenfeld, M.D. Title: Chief Executive Officer	MEDICAL DISCOVERIES, INC. By:/s/ JUDY ROBINETT Judy Robinett Title: Chief Executive Officer
MDI ONCOLOGY, INC. By:/s/ JUDY ROBINETT Judy Robinett Title: Chief Executive Officer

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SECOND AMENDMENT TO SALE AND ASSET PURCHASE AGREEMENT

This Amendment (the “Second Amendment”) is made as of this 30th day of October 2007 to that that certain Sale and Asset Purchase Agreement, dated as of July 6, 2007 (the “Asset Agreement”, (as previously amended by the First Amendment dated September 29, 2007), by and among Medical Discoveries, Inc., a Utah corporation (“MDI”), MDI Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of MDI (“MDI Oncology”), and Eucodis Pharmaceuticals Forschungs - und Entwicklungs GmbH, an Austrian company (“Eucodis”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Asset Agreement.

WHEREAS, the Asset Agreement (including, but not limited to, Sections 3.1 and 4.2 thereof), as amended by the First Amendment dated September 29, 2007, contemplates that that the transactions thereunder (such transactions, the “Asset Sale”) shall close on or before October 31, 2007; and

WHEREAS, the Parties remain committed to closing the Asset Sale, however, desire to extend the period provided for closing the Asset Sale.

NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

1.    Second Amendment of the Asset Agreement.

Section 3.1 (c) of the Asset Agreement is hereby amended and restated in its entirety to read as follows:

(c) “On or before January 31, 2008, EUCODIS shall pay the Excess Portion to the MDI Parties or to another party as the MDI Parties may so direct.”

Section 4.2 of the Asset Agreement is hereby amended and restated in its entirety to read as follows
4.2 “In the event that the Closing does not occur by January 31, 2008, and unless the parties have otherwise agreed in writing, the Escrow Agent shall deliver the Transfer Documents to the MDI Parties or to whomever as the MDI Parties may so direct.”

2.    No Further Changes. All other provisions of the Asset Agreement shall remain in full force and effect after the execution of this Second Amendment.

3.    Delaware Law Governs. This Second Amendment shall be governed by and construed under the internal laws of the State of Delaware.

[signature page follows]
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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

EUCODIS PHARMACEUTICALS FORSCHUNGS-UND ENTWICKLUNGS GmbH By: __________________________ Wolfgang Schoenfeld, M.D. Title: Chief Executive Officer	MEDICAL DISCOVERIES, INC. By: ___________________________ Judy Robinett Title: Chief Executive Officer
MDI ONCOLOGY, INC. By: ___________________________ Judy Robinett Title: Chief Executive Officer

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